                                                                 Exhibit (17)(a)

                               USLICO SERIES FUND
                       STATEMENT OF ADDITIONAL INFORMATION

                                 APRIL 29, 2005

      USLICO Series Fund (the "Fund") is an open-end, diversified management investment company consisting of four series: the Asset Allocation Portfolio; the Bond Portfolio; the Money Market Portfolio; and the Stock Portfolio (each, a "Portfolio" and collectively, the "Portfolios"). ING Investments, LLC ("ING Investments" or the "Investment Adviser") serves as investment adviser to each of the four Portfolios.

      The Statement of Additional Information ("SAI") is intended to supplement the information provided to investors in the Prospectus dated April 29, 2005, of the Fund, and has been filed with the Securities and Exchange Commission ("SEC") as part of the Fund's Registration Statement. This SAI is not itself a prospectus and should be read carefully in conjunction with the Fund's Prospectus and retained for future reference. The contents of this SAI are incorporated by reference into the Prospectus in their entirety. In addition, the financial statements from the Annual Report dated December 31, 2004, are incorporated herein by reference. A copy of the Prospectus and most recent Annual or Semi-Annual Report may be obtained free of charge from the Fund at the address and telephone number listed below.

                               USLICO Series Fund
                                  c/o ING Funds
                         7337 East Doubletree Ranch Road
                            Scottsdale, AZ 85258-2034
                                 (800) 992-0180

                                TABLE OF CONTENTS


INTRODUCTION.................................................................1
GENERAL INFORMATION..........................................................1
INVESTMENT RESTRICTIONS......................................................1
ADDITIONAL INVESTMENT RESTRICTIONS APPLICABLE TO THE MONEY MARKET AND BOND
PORTFOLIOS ..................................................................2
ADDITIONAL INVESTMENT RESTRICTIONS APPLICABLE TO THE STOCK AND BOND
PORTFOLIOS ..................................................................3
DESCRIPTION OF SECURITIES AND INVESTMENT TECHNIQUES..........................6
   EQUITIES..................................................................6
   FOREIGN INVESTMENTS.......................................................8
   FIXED-INCOME INVESTMENTS.................................................13
   STRUCTURED PRODUCTS......................................................13
   BANKING INDUSTRY OBLIGATIONS.............................................15
   CORPORATE DEBT SECURITIES................................................16
   FLOATING OR VARIABLE RATE INSTRUMENTS....................................16
   GNMA CERTIFICATES........................................................16
   GUARANTEED INVESTMENT CONTRACTS..........................................17
   HIGH YIELD SECURITIES....................................................18
   ILLIQUID AND RESTRICTED SECURITIES.......................................20
   MORTGAGE-RELATED SECURITIES..............................................20
   MUNICIPAL SECURITIES.....................................................24
   REAL ESTATE SECURITIES...................................................26
   SHORT-TERM INVESTMENTS...................................................28
   U.S. GOVERNMENT SECURITIES...............................................29
   WHEN-ISSUED SECURITIES AND DELAYED-DELIVERY TRANSACTIONS.................29
   ZERO COUPON AND PAY-IN-KIND SECURITIES...................................30
   SECURITIES OF COMPANIES WITH LIMITED OPERATING HISTORIES.................30
   TO BE ANNOUNCED SALE COMMITMENTS.........................................31
   INDEX, CURRENCY, AND EQUITY-LINKED SECURITIES............................31
   SWAPS....................................................................31
   REPURCHASE AGREEMENTS....................................................32
   OPTIONS..................................................................33
MANAGEMENT OF THE FUND......................................................35
   TRUSTEES.................................................................35
   OFFICERS.................................................................39
TRUSTEE OWNERSHIP OF SECURITIES.............................................44
CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.........................49
THE INVESTMENT ADVISER......................................................49
SUB-ADVISORY AGREEMENT .....................................................53
   PORTFOLIO MANAGERS.......................................................54
DISCLOSURE OF THE PORTFOLIOS' PORTFOLIO SECURITIES .........................56
PROXY VOTING PROCEDURES.....................................................58
ADMINISTRATION AGREEMENT....................................................58
EXPENSE LIMITATION AGREEMENT................................................59
DISTRIBUTION OF FUND SHARES ................................................59
PARTICIPATION ARRANGEMENTS..................................................60
PORTFOLIO TRANSACTIONS AND BROKERAGE........................................60
   BROKERAGE AND RESEARCH SERVICES..........................................60
   PORTFOLIO TURNOVER.......................................................63

NET ASSET VALUE.............................................................64
CALCULATION OF PERFORMANCE DATA.............................................66
PERFORMANCE COMPARISONS.....................................................68
TAXATION....................................................................69
ADDITIONAL INFORMATION......................................................72
CUSTODIAN...................................................................73
FINANCIAL STATEMENTS........................................................74
   APPENDIX A..............................................................A-1
   APPENDIX B..............................................................B-1
   APPENDIX C..............................................................C-1

                                  INTRODUCTION

      This SAI is designed to elaborate upon the discussion of certain securities and investment strategies which are described in the Prospectus. The more detailed information contained herein is intended solely for investors who have read the Prospectus and are interested in a more detailed explanation of certain aspects of the Fund's securities and investment strategies.

      No person has been authorized to give any information or to make any representations other than those contained in this SAI or the Prospectus dated April 29, 2005, and, if given or made, such information or representations may not be relied upon as having been authorized by the Fund. This SAI does not constitute an offer to sell securities in any state or jurisdiction in which such offering may not lawfully be made. The delivery of this SAI at any time shall not imply that there has been no change in the affairs of the Fund since the date hereof.

                               GENERAL INFORMATION

      The Fund is a diversified, open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act") and consists of four separate Portfolios, each of which has its own investment objectives and policies. The Fund was organized as a business trust under the laws of Massachusetts on January 19, 1988. On January 17, 1995, ReliaStar United Services Life Insurance Company (hereinafter "RUSL" and formerly known as "United Services Life Insurance Company") and ReliaStar Life Insurance Company of New York (hereinafter "RLNY" and formerly known as "ReliaStar Bankers Security Life Insurance Company" and "Bankers Security Life Insurance Society") became wholly owned subsidiaries of ReliaStar Financial Corp. ("ReliaStar"), previously the NWNL Companies, Inc., an insurance holding company based in Minneapolis, Minnesota. On December 31, 1998, RUSL was merged into ReliaStar Life Insurance Company ("RL"). On September 1, 2000, ING Groep N.V. (NYSE: ING) acquired ReliaStar. ING Groep N.V. is a global financial institution active in the fields of insurance, banking, and asset management in more than 65 countries, with more than 100,000 employees. ING Groep N.V. seeks to provide a full range of integrated financial services to private, corporate, and institutional clients through a variety of distribution channels. The principal executive offices are located at Strawinskylaan 2631, 1077 22 Amsterdam P.O. Box 810,1000 AV Amsterdam, the Netherlands.

      Shares of the Portfolios are sold only to separate accounts of RL and RLNY to serve as the investment medium for variable life insurance policies issued by these companies. Each Portfolio share outstanding represents a beneficial interest in the respective Portfolio and carries a par value of $.001. The Fund has an unlimited number of shares authorized. All shares are non-assessable and fully transferable when issued and paid for in accordance thereof. The Fund sends its contract holders annual audited financial statements and six-month unaudited financial statements.

                             INVESTMENT RESTRICTIONS

      Each Portfolio's investment objective, together with the investment restrictions set forth below, are fundamental policies of each Portfolio and may not be changed with respect to any Portfolio without the approval of a majority of the outstanding voting shares of that Portfolio. The vote of a majority of the outstanding voting securities of a Portfolio means the vote at an annual or special meeting of (i) 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding securities of such portfolio are present or represented by proxy; or (ii) more than 50% of the outstanding voting securities of such Portfolio, whichever is less.

      Unless otherwise stated, each of the following policies applies to each of the Portfolios. A Portfolio may not:

      1. Purchase securities on margin or make short sales;

      2. Invest more than 25% of its total assets in securities of any one particular industry nor invest more than 5% of its assets in any one issuer, except that these restrictions do not apply to investments in U.S. Government securities and the 25% limit do not apply to the Money Market or Bond Portfolios for securities or obligations issued by U.S. banks;

      3. Invest in more than 10% of any issuer's outstanding voting securities;

      4. Invest in securities of other investment companies;

      5. Participate in the underwriting of securities;

      6. Borrow, pledge, or hypothecate its assets, except that a Portfolio may borrow from banks for temporary purposes, but any such borrowing is limited to an amount equal to 25% of a Portfolio's net assets and a Portfolio will not purchase additional securities while borrowing funds in excess of 5% of that Portfolio's net assets;

      7. Invest for the purpose of exercising control over any company;

      8. Invest in commodities or commodity contracts;

      9. Purchase warrants, or write, purchase, or sell puts, calls, straddles, spreads, or combinations thereof, except the Stock and Asset Allocation Portfolios may write covered call options as described in their sections;

      10. Make investments in real estate or mortgages except that a Portfolio may purchase readily marketable securities of companies holding real estate or interest therein, or in oil, gas, or development programs;

      11. Purchase securities having legal or contractual restrictions on resale;

      12. Make any loans of securities or cash, except that a Portfolio may, consistent with its investment objective and policies, (i) invest in debt obligations including bonds, debentures, or other debt securities, bank and other depository institution obligations, and commercial paper, even though the purchase of such obligations may be deemed the making of loans, and (ii) enter into repurchase agreements;

      13. Issue senior securities; and

      14. Invest more than 10% of its total assets in repurchase agreements maturing in more than seven days or in portfolio securities that are not readily marketable.

                  ADDITIONAL INVESTMENT RESTRICTIONS APPLICABLE
                     TO THE MONEY MARKET AND BOND PORTFOLIOS

      The Fund has adopted the following investment restrictions applicable only to the Money Market and Bond Portfolios under which such Portfolios may not do the following:

      I. Invest in common stocks or other equity securities; and

      II. Invest in securities of companies, which, together with predecessor companies, have a record of less than five years continuous operations.

      If a percentage restriction is adhered to at the time of an investment for any Portfolio, a later increase or decrease in percentage resulting from a change in the value of portfolio securities or the amount of the Portfolio's net assets will not be considered a violation of any of the foregoing restrictions.

                  ADDITIONAL INVESTMENT RESTRICTIONS APPLICABLE
                        TO THE STOCK AND BOND PORTFOLIOS

      The Stock and Bond Portfolios have adopted the following non-fundamental policies, which may be changed without the approval of the majority of the outstanding shares of the Portfolio:

      The Stock Portfolio has adopted a non-fundamental policy as required by Rule 35d-1 under the 1940 Act to invest, under normal circumstances, at least 80% of the value of its net assets, plus the amount of any borrowings for investment purposes, in equity securities. The Portfolio has also adopted a policy to provide its shareholders with at least 60 days' prior written notice of any change in such investment policy. If, subsequent to an investment, the 80% requirement is no longer met, the Portfolio's future investments will be made in a manner that will bring the Portfolio into compliance with this policy.

      The Bond Portfolio has adopted a non-fundamental policy as required under the 1940 Act to invest, under normal circumstances, at least 80% of the value of its net assets, plus the amount of any borrowings for investment purposes, in investment-grade fixed-income securities. The Portfolio has also adopted a policy to provide its shareholders with at least 60 days' prior notice of any change in such investment policy. If, subsequent to an investment, the 80% requirement is no longer met, the Portfolio's future investments will be made in a manner that will bring the Portfolio into compliance with this policy.

INVESTMENTS, INVESTMENT STRATEGIES AND RISK

      The table on the following pages identifies various securities and investment techniques used by ING Investments, and the Sub-Adviser where applicable, in managing the Fund described in this SAI. The table has been marked to indicate those securities and investment techniques that ING Investments and the Sub-Adviser may use to manage a Portfolio. A Portfolio may use any or all of these techniques at any one time. The fact that a Portfolio may use a technique does not mean that the technique will be used. A Portfolio's transactions in a particular type of security or use of a particular technique is subject to limitations imposed by a Portfolio's investment objective(s), policies and restrictions described in the Fund's Prospectus and/or this SAI, as well as the federal securities laws. There can be no assurance that any of the Portfolios will achieve their investment objective(s). The Portfolios' investment objective(s), policies, strategies and practices are non-fundamental unless otherwise indicated. A more detailed description of the securities and investment techniques, as well as the risks associated with those securities and investment techniques that the Portfolios utilize, follows the table. The descriptions of the securities and investment techniques in this section supplement the discussion of principal investment strategies contained in the Fund's Prospectus. Where a particular type of security or investment technique is not discussed in the Fund's Prospectus, that security or investment technique is not a principal investment strategy.

                                                     STOCK    ASSET ALLOCATION    BOND   MONEY MARKET
EQUITY INVESTMENTS
   Common Stock                                        x             x
   IPO                                                 x             x
   Convertible Securities                              x             x              x
   Preferred Stock                                     x             x
   Synthetic Convertible Securities                    x             x
FOREIGN INVESTMENTS
   ADR/ EDR                                            x             x              x
   Eurodollar Convertible Securities                   x             x              x
   Eurodollar Instruments                              x             x              x         x
   Yankee Dollar Instruments                           x             x              x         x
   Foreign & Emerging Market Securities                x             x              x         x
   Foreign Mortgage Related Securities                 x             x              x         x
   International Debt Securities                       x             x              x         x
   Foreign Currency Exchange Transactions              x             x              x
   Foreign Bank Obligations                            x             x              x         x
   Sovereign Debt Securities                           x             x              x         x
   Supranational Agencies                              x             x              x         x
FIXED-INCOME
   Adjustable Rate Mortgage Securities                 x             x              x         x
   Asset Backed Securities                             x             x              x         x
   Banking Industry Obligations                        x             x              x         x
   Corporate Debt Securities                           x             x              x         x
   Credit-Linked Notes                                 x             x              x         x
   Floating or Variable Rate Instruments               x             x              x         x
   GNMA Certificates                                   x             x              x         x
   GICs                                                x             x              x         x
   Government Trust Certificates                       x             x              x         x
   High Yield Securities                               x             x              x
   Illiquid & Restricted Securities (144A, 4(2) &
   Private Funds)                                      x             x              x         x
   Mortgage Related Securities                         x             x              x         x
   Private Funds                                       x             x              x         x
   Subordinated Mortgage Securities                    x             x              x         x

                                                     STOCK    ASSET ALLOCATION    BOND   MONEY MARKET
   STRIPS                                              x             x              x         x
   Municipal Securities                                x             x              x         x
   Real Estate Securities                              x             x              x
Reverse Repurchase Agreements & Dollar Rolls           x             x              x         x
Short-Term Investments, which includes the
following:                                             x             x              x         x
Bank Certificates
Banker's Acceptances
Time Deposits
Savings Association Obligations
Commercial Paper (includes ABCP)
Short-Term Notes
Tax Exempted Industrial Development Bond &
Pollution Control Bonds                                x             x              x         x
Trust Preferred Securities                             x             x              x
US Government Securities                               x             x              x         x
When-issued Securities and Delayed-Delivery
Transactions                                           x             x              x         x
Zero Coupon and Pay-In-Kind Securities                 x             x              x         x
Securities of Companies with Limited Operating
Histories(1)                                           x             x
TBA Sale Commitments                                   x             x              x         x
Index, Currency, & Equity Linked Securities            x             x              x         x
Swaps                                                  x             x              x
Repurchase Agreements                                  x             x              x         x
Borrowing                                              x             x              x         x
Lending of Portfolio Securities (33 1/3 % max)         x             x              x         x
Temporary Defensive Policies                           x             x              x         x
Options (covered calls only)                           x             x

----------
(1) The Bond Portfolio and Money Market Portfolio will not invest in securities of companies, which, together with predecessor companies, have a record of less than five years continuous operations.

               DESCRIPTION OF SECURITIES AND INVESTMENT TECHNIQUES

EQUITIES

COMMON STOCK

      Common stock represent an equity (ownership) interest in a company. This ownership interest generally gives a Portfolio the right to vote on issues affecting the company's organization and operations. Such investments will be diversified over a cross-section of industries and individual companies.

      Some of the companies in which the Portfolios may invest will be organizations with market capitalizations of $500 million or less or companies that have limited product lines, markets and financial resources and are dependent upon a limited management group. Examples of possible investments include emerging growth companies employing new technology, cyclical companies, initial public offerings of companies offering high growth potential, or other corporations offering good potential for high growth in market value. The securities of such companies may be subject to more abrupt or erratic market movements than larger, more established companies both because the securities typically are traded in lower volume and because the issuers typically are subject to a greater degree to changes in earnings and prospects.

      Initial Public Offerings (IPOs) occur when a company first offers securities to the public. Although companies can be any age or size at the time of their IPO, they are often smaller and have a limited operating history, which involves a greater potential for the value of their securities to be impaired following the IPO.

      Investors in IPOs can be adversely affected by substantial dilution in the value of their shares, by sales of additional shares and by concentration of control in existing management and principal shareholders. In addition, all of the factors that affect stock market performance may have a greater impact on the shares of IPO companies.

      The price of a company's securities may be highly unstable at the time of its IPO and for a period thereafter due to market psychology prevailing at the time of the IPO, the absence of a prior public market, the small number of shares available and limited availability of investor information. As a result of this or other factors, the Investment Adviser or Sub-Adviser might decide to sell an IPO security more quickly than it would otherwise, which may result in a significant gain or loss and greater transaction costs to the Portfolios. Any gains from shares held for 12 months or less will be treated as short-term gains and taxable as ordinary income to the Portfolios' shareholders. In addition, IPO securities may be subject to varying patterns of trading volume and may, at times, be difficult to sell without an unfavorable impact on prevailing prices.

      The effect of an IPO investment can have a magnified impact on the Portfolios' performance when the Portfolios' asset bases are small. Consequently, IPOs may constitute a significant portion of the Portfolios' returns particularly when the Portfolios are small. Since the number of securities issued in an IPO is limited, it is likely that IPO securities will represent a smaller component of the Portfolios' assets as it increases in size and therefore have a more limited effect on the Portfolios' performance going forward.

      There can be no assurance that IPOs will continue to be available for the Portfolios to purchase. The number or quality of IPOs available for purchase by the Portfolios may vary, decrease or entirely disappear. In some cases, the Portfolios may not be able to purchase IPOs at the offering price, but may have to purchase the shares in the aftermarket at a price greatly exceeding the offering price, making it more difficult for the Portfolios to realize a profit.

CONVERTIBLE SECURITIES

      A convertible security is a security that may be converted either at a stated price or rate within a specified period of time into a specified number of shares of common stock. By investing in convertible securities, a Portfolio seeks the opportunity, through the conversion feature, to participate in the capital appreciation of the common stock into which the securities are convertible, while investing at a better price than may be available on the common stock or obtaining a higher fixed rate of return than is available on common stocks. The value of a convertible security is a function of its "investment value" (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its "conversion value" (the security's worth, at market value, if converted into the underlying common stock). The credit standing of the issuer and other factors may also affect the investment value of a convertible security. The conversion value of a convertible security is determined by the market price of the underlying common stock. If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value. To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value.

      The market value of convertible debt securities tends to vary inversely with the level of interest rates. The value of the security declines as interest rates increase and increases as interest rates decline. Although under normal market conditions longer-term debt securities have greater yields than do shorter-term debt securities of similar quality, they are subject to greater price fluctuations. A convertible security may be subject to redemption at the option of the issuer at a price established in the instrument governing the convertible security. If a convertible security held by a Portfolio is called for redemption, the Portfolio must permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party. Rating requirements do not apply to convertible debt securities purchased by the Portfolios, because the Portfolios purchase such securities for their equity characteristics.

PREFERRED STOCK

      Preferred stock, unlike common stock, offers a stated dividend rate payable from a corporation's earnings. Such preferred stock dividends may be cumulative or non-cumulative, participating, or auction rate. If interest rates rise, the fixed dividend on preferred stocks may be less attractive, causing the price of preferred stocks to decline. Preferred stock may have mandatory sinking Portfolio provisions, as well as call/redemption provisions prior to maturity, a negative feature when interest rates decline. Dividends on some preferred stock may be "cumulative," requiring all or a portion of prior unpaid dividends to be paid before dividends are paid on the issuer's common stock. Preferred stock also generally has a preference over common stock on the distribution of a corporation's assets in the event of liquidation of the corporation, and may be "participating," which means that it may be entitled to a dividend exceeding the stated dividend in certain cases. The rights of preferred stocks on the distribution of a corporation's assets in the event of a liquidation are generally subordinate to the rights associated with a corporation's debt securities.

SYNTHETIC CONVERTIBLE SECURITIES

      Synthetic convertible securities are derivative positions composed of two or more different securities whose investment characteristics, taken together, resemble those of convertible securities. For example, each Portfolio may purchase a non-convertible debt security and an option, which enables the Portfolio to have a convertible-like position with respect to a company, group of companies or stock index. Synthetic convertible securities are typically offered by financial institutions and investment banks in private placement transactions. Upon conversion, the Portfolio generally receives an amount in cash equal to the difference between the conversion price and the then-current value of the underlying security.

Unlike a true convertible security, a synthetic convertible comprises two or more separate securities, each with its own market value. Therefore, the market value of a synthetic convertible is the sum of the values of its fixed-income component and its convertible component. For this reason, the values of a synthetic convertible and a true convertible security may respond differently to market fluctuations. A Portfolio may only invest in synthetic convertibles with respect to companies whose corporate debt securities are rated "A" or higher by Moody's Investors Service, Inc. ("Moody's") or "A" or higher by Standard & Poor's Ratings Group ("S&P"), and will not invest more than 10% of its net assets in such synthetic securities and other illiquid securities.

FOREIGN INVESTMENTS

Each Portfolio may invest in the foreign investments described below.

AMERICAN DEPOSITARY RECEIPTS AND EUROPEAN DEPOSITARY RECEIPTS

      Securities of foreign issuers may take the form of American Depositary Receipts ("ADRs"), European Depositary Receipts ("EDRs") or other similar securities representing securities of foreign issuers. These securities may not necessarily be denominated in the same currency as the securities they represent. ADRs are receipts typically issued by a United States bank or trust company evidencing ownership of the underlying foreign securities. EDRs are receipts issued by a European financial institution evidencing a similar arrangement. Generally, ADRs, in registered form, are designed for use in the United States securities markets, and EDRs, in bearer form, are designed for use in European securities markets.

EURODOLLAR CONVERTIBLE SECURITIES

      Eurodollar convertible securities are convertible into foreign equity securities listed, or represented by ADRs listed, on the New York Stock Exchange or the American Stock Exchange or convertible into publicly traded common stock of U.S. companies. Interest and dividends on Eurodollar securities are payable in U.S. dollars outside of the United States.

EURODOLLAR INSTRUMENTS

      Eurodollar instruments are bonds that pay interest and principal in U.S. dollars held in banks outside the United States, primarily in Europe. Eurodollar instruments are usually issued on behalf of multinational companies and foreign governments by large underwriting groups composed of banks and issuing houses from many countries.

YANKEE DOLLAR INSTRUMENTS

      Yankee dollar instruments are U.S. dollar denominated bonds issued in the U.S. by foreign banks and corporations. These investments involve risks that are different from investments in securities issued by U.S. issuers.

FOREIGN AND EMERGING MARKET SECURITIES

      Foreign financial markets, while growing in volume, have, for the most part, substantially less volume than United States markets, and securities of many foreign companies are less liquid and their prices more volatile than securities of comparable domestic companies. The foreign markets also have different clearance and settlement procedures, and in certain markets there have been times when settlements have been unable to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. Delivery of securities may not occur at the same time as payment in some foreign markets. Delays in settlement could result in temporary periods when a portion of the assets of a

Portfolio is uninvested and no return is earned thereon. The inability of the Portfolios to make intended security purchases due to settlement problems could cause the Portfolios to miss attractive investment opportunities. Inability to dispose of portfolio securities due to settlement problems could result either in losses to the Portfolios due to subsequent declines in value of the portfolio security or, if the Portfolios have entered into a contract to sell the security, could result in possible liability to the purchaser.

      As foreign companies are not generally subject to uniform accounting, auditing and financial reporting standards and practices comparable to those applicable to domestic companies, there may be less publicly available information about certain foreign companies than about domestic companies. There is generally less government supervision and regulation of exchanges, financial institutions and issuers in foreign countries than there is in the United States. A foreign government may impose exchange control regulations that may have an impact on currency exchange rates, and there is the possibility of expropriation or confiscatory taxation, political or social instability, or diplomatic developments that could affect U.S. investments in those countries.

      Although the Portfolios will use reasonable efforts to obtain the best available price and the most favorable execution with respect to all transactions and the Investment Adviser or Sub-Adviser will consider the full range and quality of services offered by the executing broker or dealer when making these determinations, fixed commissions on many foreign stock exchanges are generally higher than negotiated commissions on U.S. exchanges. Certain foreign governments levy withholding taxes against dividend and interest income, or may impose other taxes. Although in some countries a portion of these taxes are recoverable, the non-recovered portion of foreign withholding taxes will reduce the income received by the Portfolios on these investments. The risks of investing in foreign securities may be intensified for investments in issuers domiciled or doing substantial business in emerging markets or countries with limited or developing capital markets. Security prices in emerging markets can be significantly more volatile than in the more-developed nations of the world, reflecting the greater uncertainties of investing in less-established markets and economies. In particular, countries with emerging markets may have relatively unstable governments, present the risk of sudden adverse government action and even nationalization of businesses, restrictions on foreign ownership, or prohibitions of repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be predominantly based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of substantial holdings difficult or impossible at times. Transaction settlement and dividend collection procedures may be less reliable in emerging markets than in developed markets. Securities of issuers located in countries with emerging markets may have limited marketability and may be subject to more abrupt or erratic price movements.

FOREIGN MORTGAGE RELATED SECURITIES

      Foreign mortgage-related securities are interests in pools of mortgage loans made to residential home buyers domiciled in a foreign country. These include mortgage loans made by trust and mortgage loan companies, credit unions, chartered banks, and others. Pools of mortgage loans are assembled as securities for sale to investors by various governmental, government-related and private organizations (e.g., Canada Mortgage and Housing Corporation and First Australian National Mortgage Acceptance Corporation Limited). The mechanics of these mortgage-related securities are generally the same as those issued in the United States. However, foreign mortgage markets may differ materially from the U.S. mortgage market with respect to matters such as the sizes of loan pools, pre-payment experience, and maturities of loans.

INTERNATIONAL DEBT SECURITIES

      International debt securities represent debt obligations (which may be denominated in U.S. dollar or in non-U.S. currencies) of any rating issued or guaranteed by foreign corporations, certain supranational entities (such as the World Bank) and foreign governments (including political subdivisions having taxing authority) or their agencies or instrumentalities, including American Depository Receipts. These debt obligations may be bonds (including sinking Portfolio and callable bonds), debentures and notes, together with preferred stocks, pay-in-kind securities or zero coupon securities.

      In determining whether to invest in debt obligations of foreign issuers, a Portfolio will consider the relative yields of foreign and domestic high yield securities, the economies of foreign countries, the condition of such countries' financial markets, the interest rate climate of such countries and the relationship of such countries' currency to the U.S. Dollar. These factors are judged on the basis of fundamental economic criteria (e.g., relative inflation levels and trends, growth rate forecasts, balance of payments status and economic policies) as well as technical and political data. Subsequent foreign currency losses may result in the Portfolio having previously distributed more income in a particular period than was available from investment income, which could result in a return of capital to shareholders. The Portfolio's portfolio of foreign securities may include those of a number of foreign countries, or, depending upon market conditions, those of a single country.

      Investments in securities of issuers in non-industrialized countries generally involve more risk and may be considered highly speculative. Although a portion of a Portfolio's investment income may be received or realized in foreign currencies, the Portfolio will be required to compute and distribute its income in U.S. dollars and absorb the cost of currency fluctuations and the cost of currency conversions. Investment in foreign securities involves considerations and risks not associated with investment in securities of U.S. issuers. For example, foreign issuers are not required to use generally accepted accounting principles. Foreign securities may not be subject to the same disclosure requirements as U.S. issuers. The values of foreign securities investments will be affected by incomplete or inaccurate information available to the Investment Adviser or Sub-Adviser as to foreign issuers, changes in currency rates, exchange control regulations or currency blockage, expropriation or nationalization of assets, application of foreign tax laws (including withholding taxes), changes in governmental administration or economic or monetary policy. In addition, it is generally more difficult to obtain court judgments outside the United States.

      Restrictions on Foreign Investments - Some developing countries prohibit or impose substantial restrictions on investments in their capital markets, particularly their equity markets, by foreign entities such as a Portfolio. As illustrations, certain countries may require governmental approval prior to investments by foreign persons, limit the amount of investment by foreign persons in a particular company or limit the investment by foreign persons to only a specific class of securities of a company that may have less advantageous terms (including price) than securities of the company available for purchase by nationals. Certain countries may restrict investment opportunities in issuers or industries deemed important to national interests.

      The manner in which foreign investors may invest in companies in certain developing countries, as well as limitations on such investments, also may have an adverse impact on the operations of a Portfolio that invests in such countries. For example, a Portfolio may be required in certain of such countries to invest initially through a local broker or other entity and then have the shares purchased re-registered in the name of the Portfolio. Re-registration may in some instances not be able to occur on timely basis, resulting in a delay during which a Portfolio may be denied certain of its rights as an investor, including rights as to dividends or to be made aware of certain corporate actions. There also may be instances where a Portfolio places a purchase order but is subsequently informed, at the time of re-registration, that the permissible allocation of the investment to foreign investors has been filled, depriving the Portfolio of the ability to make its desired investment at that time.

      Substantial limitations may exist in certain countries with respect to a Portfolio's ability to repatriate investment income, capital or the proceeds of sales of securities by foreign investors. A Portfolio could be adversely affected by delays in, or a refusal to grant, any required governmental approval for repatriation of capital, as well as by the application to the Portfolio of any restrictions on investments. Even where there is no outright restriction on repatriation of capital, the mechanics of repatriation may affect certain aspects of the operations of the Portfolio. For example, Portfolios may be withdrawn from the People's Republic of China only in U.S. or Hong Kong dollars and only at an exchange rate established by the government once each week.

      In certain countries, banks or other financial institutions may be among the leading companies or have actively traded securities. The 1940 Act restricts each Portfolio's investments in any equity securities of an issuer that, in its most recent fiscal year, derived more than 15% of its revenues from "securities related activities," as defined by the rules thereunder. The provisions may restrict the Portfolio's investments in certain foreign banks and other financial institutions.

FOREIGN CURRENCY EXCHANGE TRANSACTIONS

      Because the Portfolios that invest in foreign securities may buy and sell securities denominated in currencies other than the U.S. dollar, and receive interest, dividends and sale proceeds in currencies other than the U.S. dollar, the Portfolios may enter into foreign currency exchange transactions to convert to and from different foreign currencies and to convert foreign currencies to and from the U.S. dollar. The Portfolios either enter into these transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market, or use forward foreign currency contracts to purchase or sell foreign currencies. A forward foreign currency exchange contract is an agreement to exchange one currency for another -- for example, to exchange a certain amount of U.S. dollars for a certain amount of Korean Won -- at a future date. Forward foreign currency contracts are included in the group of instruments that can be characterized as derivatives. Neither spot transactions nor forward foreign currency exchange contracts eliminate fluctuations in the prices of the Portfolio's portfolio securities or in foreign exchange rates, or prevent loss if the prices of these securities should decline.

      Although these transactions tend to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time, they tend to limit any potential gain that might be realized should the value of the hedged currency increase. The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible because the future value of these securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date the forward contract is entered into and the date it matures. The projection of currency market movements is extremely difficult, and the successful execution of a hedging strategy is highly uncertain. Use of currency hedging techniques may also be limited by management's need to protect the status of the Portfolio as a regulated investment company under the Internal Revenue Code.

FOREIGN BANK OBLIGATIONS

      Obligations of foreign banks and foreign branches of U.S. banks involve somewhat different investment risks from those affecting obligations of U.S. banks, including the possibilities that liquidity could be impaired because of future political and economic developments; the obligations may be less marketable than comparable obligations of U.S. banks; a foreign jurisdiction might impose withholding taxes on interest income payable on those obligations; foreign deposits may be seized or nationalized; foreign governmental restrictions (such as foreign exchange controls) may be adopted which might adversely affect the payment of principal and interest on those obligations; and the selection of those obligations may be more difficult because there may be less publicly available information concerning foreign banks. In addition, the accounting, auditing and financial reporting standards, practices and requirements applicable to foreign banks may differ from those applicable to U.S. banks.

SOVEREIGN DEBT SECURITIES

      Sovereign debt securities are issued by governments of foreign countries. The sovereign debt in which the Portfolios may invest may be rated below investment grade. These securities usually offer higher yields than higher-rated securities but are also subject to greater risk than higher-rated securities.

      Brady Bonds - Brady bonds represent a type of sovereign debt. These obligations were created under a debt restructuring plan introduced by former U.S. Secretary of the Treasury, Nicholas F. Brady, in which foreign entities issued these obligations in exchange for their existing commercial bank loans. Brady Bonds have been issued by Argentina, Brazil, Costa Rica, the Dominican Republic, Mexico, the Philippines, Uruguay and Venezuela, and may be issued by other emerging countries.

SUPRANATIONAL AGENCIES

      Supranational agencies are not considered government securities and are not supported directly or indirectly by the U.S. Government. Examples of supranational agencies include, but are not limited to, the International Bank for Reconstruction and Development (commonly referred to as the World Bank), which was chartered to finance development projects in developing member countries; the European Community, which is a twelve-nation organization engaged in cooperative economic activities; the European Coal and Steel Community, which is an economic union of various European nations' steel and coal industries; and the Asian Development Bank, which is an international development bank established to lend funds, promote investment and provide technical assistance to member nations in the Asian and Pacific regions.

RISKS OF INVESTING IN FOREIGN SECURITIES

      Investments in foreign securities involve certain inherent risks, including the following:

      MARKET CHARACTERISTICS. Settlement practices for transactions in foreign markets may differ from those in United States markets, and may include delays beyond periods customary in the United States. Foreign security trading practices, including those involving securities settlement where Portfolio assets may be released prior to receipt of payment or securities, may expose the Portfolios to increased risk in the event of a failed trade or the insolvency of a foreign broker-dealer. Transactions in options on securities, futures contracts, futures options and currency contracts may not be regulated as effectively on foreign exchanges as similar transactions in the United States, and may not involve clearing mechanisms and related guarantees. The value of such positions also could be adversely affected by the imposition of different exercise terms and procedures and margin requirements than in the United States. The value of a Portfolio's positions may also be adversely impacted by delays in its ability to act upon economic events occurring in foreign markets during non-business hours in the United States.

      LEGAL AND REGULATORY MATTERS. In addition to nationalization, foreign governments may take other actions that could have a significant effect on market prices of securities and payment of interest, including restrictions on foreign investment, expropriation of goods and imposition of taxes, currency restrictions and exchange control regulations.

      TAXES. The interest payable on certain of the Portfolios' foreign portfolio securities may be subject to foreign withholding taxes, thus reducing the net amount of income available for distribution to a Portfolio's shareholders. A shareholder otherwise subject to United States federal income taxes may, subject to certain limitations, be entitled to claim a credit or deduction of U.S. federal income tax purposes for his proportionate share of such foreign taxes paid by a Portfolio.

      COSTS. The expense ratios of a Portfolio that invests in foreign securities is likely to be higher than those of investment companies investing in domestic securities, since the cost of maintaining the custody of foreign securities is higher. In considering whether to invest in the securities of a foreign company, the Investment Adviser or Sub-Adviser considers such factors as the characteristics of the particular company, differences between economic trends and the performance of securities markets within the U.S. and those within other countries, and also factors relating to the general economic, governmental and social conditions of the country or countries where the company is located. The extent to which a Portfolio will be invested in foreign companies and countries and depository receipts will fluctuate from time to time within the limitations described in the Prospectus, depending on the Investment Adviser's or Sub-Adviser's assessment of prevailing market, economic and other conditions.

FIXED-INCOME INVESTMENTS

ADJUSTABLE RATE MORTGAGE SECURITIES

      Adjustable rate mortgage securities (ARMS) are pass-through mortgage securities collateralized by mortgages with adjustable rather than fixed rates. Generally, ARMS have a specified maturity date and amortize principal over their life. In periods of declining interest rates, there is a reasonable likelihood that ARMS will experience increased rates of prepayment of principal. However, the major difference between ARMS and fixed-rate mortgage securities is that the interest rate and the rate of amortization of principal of ARMS can and do change in accordance with movements in a particular, pre-specified, published interest rate index.

      The amount of interest on an ARM is calculated by adding a specified amount, the "margin," to the index, subject to limitations on the maximum and minimum interest that can be charged to the mortgagor during the life of the mortgage or to maximum and minimum changes to that interest rate during a given period. Because the interest rate on ARMS generally moves in the same direction as market interest rates, the market value of ARMS tends to be more stable than that of long-term fixed rate securities.

      Two main categories of indices serve as benchmarks for periodic adjustments to coupon rates on ARMS: those based on U.S. Treasury securities and those derived from a calculated measure such as a cost of funds index or a moving average of mortgage rates. Commonly utilized indices include the one-year and five-year constant maturity Treasury Note rates, the three-month Treasury Bill rate, the 180-day Treasury Bill rate, rates on longer-term Treasury securities, the 11th District Federal Home Loan Bank Cost of Funds, the National Median Cost of Funds, the one-month or three-month London Interbank Offered Rate (LIBOR), the prime rate of a specific bank, or commercial paper rates. Some indices, such as the one-year constant maturity Treasury Note rate, closely mirror changes in market interest rate levels. Others, such as the 11th District Home Loan Bank Cost of Funds index (often related to ARMS issued by FNMA), tend to lag changes in market rate levels and tend to be somewhat less volatile.

STRUCTURED PRODUCTS

ASSET BACKED SECURITIES

      Structured products can include asset-backed securities, which represent individual interests in pools of consumer loans, home equity loans, trade receivables, credit card receivables, and other debt and are similar in structure to mortgage-backed securities. The assets are securitized either in a pass-through structure (similar to a mortgage pass-through structure) or in a pay-through structure (similar to a CMO structure). Asset-backed securities may be subject to more rapid repayment than their stated maturity date would indicate as a result of the pass-through of prepayments of principal on the underlying loans. During periods of declining interest rates, prepayment of certain types of loans underlying asset-backed securities can be expected to accelerate. Accordingly, a Portfolio's ability to maintain positions in these securities will be affected by reductions in the principal amount of the securities resulting from prepayments, and the Portfolio must reinvest the returned principal at prevailing interest rates, which may be lower. Asset-backed securities may also be subject to extension risk during periods of rising interest rates.

      Structured products can also include collateralized putable notes ("CPNs"). CPNs represent interests in the most senior tranche of collateralized debt obligations and benefit from a put option provided by a highly rated counterparty. CPNs are similar to asset-backed securities in that they are backed by interests in various assets, including other asset-backed securities, residential mortgage-backed securities, collateralized mortgage-backed securities, and other instruments.

      Structured products entail certain risks not presented by mortgage-backed securities. The collateral underlying asset-backed securities may be less effective as security for payments than real estate collateral. Debtors may have the right to set off certain amounts owed on the credit cards or other obligations underlying the asset-backed security, or the debt holder may not have a first (or proper) security interest in all of the obligations backing the receivable because of the nature of the receivable or state or federal laws protecting the debtor. Certain collateral may be difficult to locate in the event of default, and recoveries on depreciated or damaged collateral may not fully cover payments due on these securities.

      A Portfolio may invest in any type of structured product if the portfolio manager determines that the security is consistent with the Portfolio's investment objective and policies. It is expected that governmental, government-related, or private entities may create asset and mortgage loan pools and other asset-backed and mortgage-backed securities offering collateralized investments in addition to those described above. As new types of structured products are developed and offered to investors, investments in such securities may be considered for the Portfolio.

      AIRCRAFT LEASE RECEIVABLES

      An aircraft lease receivable ("ALR") is an asset-backed security. ALRs are generally structured as a pass-through trust, a special purpose vehicle. The aircrafts are sold to the trust and the trust will issue several tranches, or classes, of equipment trust certificates to investors. The offering can be made publicly or privately. The trust owns the aircrafts and leases them to the airline companies. Unlike the receivables backed by loans or securities, the aircraft lease receivables are not as sensitive to changes in interest rates. However, the aircrafts lease receivables may entail a higher risk because of the underlying assets. Aircrafts are expensive to maintain, operate, and difficult to sell. In addition, the aircrafts are subject to many laws in different jurisdictions and the repossession of the aircraft from the lessee may be difficult and costly.

      CREDIT-LINKED NOTES

      A credit-linked note ("CLN") is generally issued by one party with a credit option, or risk, linked to a second party. The embedded credit option allows the first party to shift a specific credit risk to the CLN holder, or the Portfolio in this case. The CLN is issued by a trust, a special purpose vehicle, collateralized by AAA-rated securities. The CLN's price or coupon is linked to the performance of the reference asset of the second party. Generally, the CLN holder receives either fixed or floating coupon rate during the life of the CLN and par at maturity. The cash flows are dependent on specified credit-related events. Should the second party default or declare bankruptcy, the CLN holder will receive an amount equivalent to the recovery rate. The CLN holder bears the risk of default by the second party and any unforeseen movements in the reference asset, which could lead to loss of principal and receipt of interest payments. In return for these risks, the CLN holder receives a higher yield. As with most derivative investments, valuation of a CLN is difficult due to the complexity of the security (i.e., the embedded option is not easily priced). The Portfolio cannot assure that it can implement a successful strategy regarding this type of investment.

TRUST-PREFERRED SECURITIES

      Trust-preferred securities, also known as trust-issued securities, are securities that have the characteristics of both debt and equity instruments and are treated by a Portfolio as a debt instrument. Generally, trust preferred securities are cumulative preferred stock issued by a trust that is wholly owned by a financial institution, usually, a bank holding company. The financial institution creates the trust and will subsequently own the trust's common securities, which represent three percent of the trust's assets. The remaining 97% of the trust's assets consists of trust-preferred securities, which are then sold to investors. The trust will use the sales proceeds to purchase subordinated debt issued by the financial institution. The financial institution will use the proceeds from the subordinated debt sale to increase its capital while the trust will receive periodic interest payments from the financial institution for holding the subordinated debt. The trust will use the interest received to make dividend payments to the holders of the trust-preferred securities. These dividends are generally paid on a quarterly basis and are generally higher than the dividends offered by the financial institution's common stock. Additionally, the holders of the trust-preferred securities are senior to the common stockholders in the event the financial institution becomes insolvent or is liquidated. The primary benefit for the financial institution in using this structure is that the trust preferred securities are treated by the financial institution as debt securities for tax purposes (i.e., interest expense is tax deductible) and as equity securities for calculation of capital requirements.

      In certain instances, the structure involves more than one financial institution and thus, more than one trust. In this pooled offering, a separate trust is created. This trust will issue securities to investors and use the proceeds to purchase the trust-preferred securities issued by the trust subsidiaries of the participating financial institutions. Accordingly, the trust preferred securities held by the investors are backed by the trust-preferred securities issued by the trust subsidiaries.

      In identifying the risks associated with trust-preferred securities, the Investment Adviser or Sub-Adviser will evaluate the financial condition of the financial institution, as the trust typically has no business operations other than to issue the trust-preferred securities. If the financial institution is financially unsound and defaults on the interest payments to the trust, the trust will not be able to make dividend payments to a Portfolio.

BANKING INDUSTRY OBLIGATIONS

      Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and earning a specified return. Bankers' acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are "accepted" by a bank, meaning in effect that the bank unconditionally agrees to pay the face value of the instrument on maturity. Certificates of deposit and bankers' acceptances acquired by the Funds will be dollar-denominated obligations of domestic or foreign banks or financial institutions which at the time of purchase have capital, surplus and undivided profits in excess of $100 million (including assets of both domestic and foreign branches), based on latest published reports, or less than $100 million if the principal amount of such bank obligations are fully insured by the U.S. Government.

      A Portfolio holding instruments of foreign banks or financial institutions may be subject to additional investment risks that are different in some respects from those incurred by a fund which invests only in debt obligations of U.S. domestic issuers. Domestic banks and foreign banks are subject to different governmental regulations with respect to the amount and types of loans which may be made and interest rates which may be charged. In addition, the profitability of the banking industry depends largely upon the availability and cost of funds for the purpose of financing lending operations under prevailing money market conditions. General economic conditions as well as exposure to credit losses arising from possible financial difficulties of borrowers plays an important part in the operations of the banking industry. Federal and state laws and regulations require domestic banks to maintain specified levels of reserves, limited in the amount which they can loan to a single borrower, and subject to other regulations designed to promote financial soundness. However, such laws and regulations do not necessarily apply to foreign bank obligations that a Portfolio may acquire.

      In addition to purchasing certificates of deposit and bankers' acceptances, to the extent permitted under their respective investment objectives and policies stated above and in their Prospectuses, the Portfolios may make interest-bearing time or other interest-bearing deposits in commercial or savings banks. Time deposits are non-negotiable deposits maintained at a banking institution for a specified period of time at a specified interest rate.

CORPORATE DEBT SECURITIES

      Each Portfolio may invest in corporate debt securities, including corporate bonds, debentures, notes, and other similar corporate debt instruments. The investment return on a corporate debt security reflects interest earnings and changes in the market value of the security. The market value of a corporate debt security will generally increase when interest rates decline, and decrease when interest rates rise. There is also the risk that the issuer of a debt security will be unable to pay interest or principal at the time called for by the instrument.

FLOATING OR VARIABLE RATE INSTRUMENTS

      Each Portfolio may invest in floating or variable rate instruments. Credit rating agencies frequently do not rate such instruments; however, the Investment Adviser or Sub-Adviser will determine what unrated and variable and floating rate instruments are of comparable quality at the time of the purchase to rated instruments eligible for purchase by the Portfolio. An active secondary market may not exist with respect to particular variable or floating rate instruments purchased by a Portfolio. The absence of such an active secondary market could make it difficult for the Portfolio to dispose of the variable or floating rate instrument involved if the issuer of the instrument defaults on its payment obligation or during periods in which the Portfolio is not entitled to exercise its demand rights, and the Portfolio could, for these or other reasons, suffer a loss to the extent of the default. Variable and floating rate instruments may be secured by bank letters of credit.

GNMA CERTIFICATES

      Each Portfolio may invest in Government National Mortgage Association ("GNMA") Certificates. GNMA Certificates are mortgage-backed securities representing part ownership of a pool of mortgage loans. GNMA is a U.S. Government corporation within the Department of Housing and Urban Development. Such loans are initially made by lenders such as mortgage bankers, commercial banks and savings and loan associations and are either insured by the Federal Housing Administration (FHA) or Farmers' Home Administration (FMHA) or guaranteed by the Veterans Administration (VA). A GNMA Certificate represents an interest in a specific pool of such mortgages, which, after being approved by GNMA, is offered to investors through securities dealers. Once approved by GNMA, the timely payment of interest and principal on each certificate is guaranteed by the full faith and credit of the United States Government.

      GNMA Certificates differ from bonds in that principal is scheduled to be paid back by the borrower over the length of the loan rather than returned in a lump sum at maturity. "Modified pass through" type GNMA Certificates, entitle the holder to receive all interest and principal payments owed on the mortgages in the pool (net of issuers' and GNMA fees), whether or not the mortgagor has made such payment.

      GNMA Certificates are created by an "issuer," which is an FHA approved mortgage banker who also meets criteria imposed by GNMA. The issuer assembles a pool of FHA, FMHA, or VA insured or guaranteed mortgages with the same interest rate, maturity and type of dwelling. Upon application by the issuer, and after approval by GNMA of the pool, GNMA provides its commitment to guarantee timely payment of principal and interest on the GNMA Certificates backed by the mortgages included in the pool. The GNMA Certificates, endorsed by GNMA, are then sold by the issuer through securities dealers.

      GNMA is authorized under the Federal National Housing Act to guarantee timely payment of principal and interest on GNMA Certificates. This guarantee is backed by the full faith and credit of the United States. GNMA may borrow U.S. Treasury funds to the extent needed to make payments under its guarantee. When mortgages in the pool underlying GNMA Certificates are prepaid by mortgagors or by result of foreclosure, such principal payments are passed through to the certificate holders. Accordingly, the life of the GNMA Certificate is likely to be substantially shorter than the stated maturity of the mortgages in the underlying pool. Because of such variation in prepayment rates, it is not possible to predict the life of a particular GNMA certificate, but FHA statistics indicate that 25 to 30 year single family dwelling mortgages have an average life of approximately 12 years. The majority of GNMA certificates are backed by mortgages of this type, and accordingly the generally accepted practice has developed to treat GNMA certificates as 30-year securities, which prepay fully in the 12th year.

      GNMA certificates bear a nominal "coupon rate" which represents the effective FHA-VA mortgage rate at the time of issuance, less 0.5%, which constitutes the GNMA and issuer's fees. For providing its guarantees, GNMA receives an annual fee of 0.06% of the outstanding principal on certificates backed by single family dwelling mortgages, and the issuer receives an annual fee of 0.44% for assembling the pool and for passing through monthly payments of interest and principal.

      Payments to holders of GNMA certificates consist of the monthly distributions of interest and principal less the GNMA and issuer's fees. The actual yield to be earned by a holder of a GNMA certificate is calculated by dividing such payments by the purchase price paid for the GNMA certificate (which may be at a premium or a discount from the face value of the certificate). Monthly distributions of interest, as contrasted to semi-annual distributions, which are common for other fixed interest investments, have the effect of compounding and thereby raising the effective annual yield earned on GNMA certificates. Because of the variation in the life of the pools of mortgages which back various GNMA certificates, and because it is impossible to anticipate the rate of interest at which future principal payments may be reinvested, the actual yield earned from a portfolio of GNMA certificates, such as that in which the Portfolio is invested, will differ significantly from the yield estimated by using an assumption of a 12-year life for each GNMA certificate included in such a portfolio as described.

      The actual rate of prepayment for any GNMA certificate does not lend itself to advance determination, although regional and other characteristics of a given mortgage pool may provide some guidance for investment analysis. Also, secondary-market trading of outstanding GNMA certificates tends to be concentrated in issues bearing the current coupon rate.

      Construction loan securities are issued to finance building costs. The funds are disbursed as needed or in accordance with a prearranged plan. The securities provide for the timely payment to the registered holder of interest at the specified rate plus scheduled installments of principal. Upon completion of the construction phase, the construction loan securities are terminated, and project loan securities are issued. The Portfolio will record these GNMA certificates on trade date, and to segregate assets to cover its commitments on trade date as well.

GUARANTEED INVESTMENT CONTRACTS

      Each Portfolio may invest in guaranteed investment contracts ("GICs"), which are issued by insurance companies. Pursuant to such contracts, a Portfolio makes cash contributions to a deposit Portfolio of the insurance company's general account. The insurance company then credits to the Portfolio on a monthly basis guaranteed interest, which is based on an index. The GICs provide that this guaranteed interest will not be less than a certain minimum rate. The insurance company may assess periodic charges against a GIC for expense and service costs allocable to it, and the charges will be deducted from the value of the deposit Portfolio. In addition, because a Portfolio may not receive the principal amount of a GIC from the insurance company on seven days' notice or less, the GIC is considered an illiquid investment, and, together with other instruments invested in by a Portfolio which are not readily marketable, will not exceed 10% of a Portfolio's net assets. The term of a GIC will be one year or less. In determining average weighted portfolio maturity, a GIC will be deemed to have a maturity equal to the period of time remaining until the next readjustment of the guaranteed interest rate.

GOVERNMENT TRUST CERTIFICATES

      The Portfolios may invest in Government Trust Certificates, which represent an interest in a government trust, the property of which consists of (i) a promissory note of a foreign government no less than 90% of which is backed by the full faith and credit guaranty issued by the U.S. Federal Government. (issued pursuant to Title III of the Foreign Operations, Export, Financing and Related Borrowers Programs Appropriations Act of 1998) and (ii) a security interest in obligations of the U.S. Treasury backed by the full faith and credit of the U.S. sufficient to support the remaining balance (no more than 10%) of all payments of principal and interest on such promissory note; provided that such obligations shall not be rated less than AAA by S&P or less than Aaa by Moody's.


HIGH YIELD SECURITIES

      High yield securities often are referred to as "junk bonds" and include certain corporate debt obligations, higher yielding preferred stock and mortgage-related securities, and securities convertible into the foregoing. Investments in high yield securities generally provide greater income and increased opportunity for capital appreciation than investments in higher-quality debt securities, but they also typically entail greater potential price volatility and principal and income risk.

      High yield securities are not considered to be investment grade. They are regarded as predominantly speculative with respect to the issuing company's continuing ability to meet principal and interest payments. Also, their yields and market values tend to fluctuate more than higher-rated securities. Fluctuations in value do not affect the cash income from the securities, but are reflected in a Portfolio's net asset value. The greater risks and fluctuations in yield and value occur, in part, because investors generally perceive issuers of lower-rated and unrated securities to be less creditworthy.

      The yields earned on high yield securities generally are related to the quality ratings assigned by recognized rating agencies. The following are excerpts from Moody's description of its bond ratings: Ba -- judged to have speculative elements; their future cannot be considered as well assured. B -- generally lack characteristics of a desirable investment. Caa -- are of poor standing; such issues may be in default or there may be present elements of danger with respect to principal or interest. Ca -- speculative in a high degree; often in default. C -- lowest rate class of bonds; regarded as having extremely poor prospects. Moody's also applies numerical indicators 1, 2 and 3 to rating categories. The modifier 1 indicates that the security is in the higher end of its rating category; 2 indicates a mid-range ranking; and 3 indicates a ranking towards the lower end of the category. The following are excerpts from S&P's description of its bond ratings: BB, B, CCC, CC, C -- predominantly speculative with respect to capacity to pay interest and repay principal in accordance with terms of the obligation; BB indicates the lowest degree of speculation and C the highest. D -- in payment default. S&P applies indicators "+," no character, and "-" to its rating categories. The indicators show relative standing within the major rating categories.

      Certain securities held by a Portfolio may permit the issuer at its option to call, or redeem, its securities. If an issuer were to redeem securities held by a Portfolio during a time of declining interest rates, the Portfolio may not be able to reinvest the proceeds in securities providing the same investment return as the securities redeemed.

      The medium- to lower-rated and unrated securities in which a Portfolio invests tend to offer higher yields than those of other securities with the same maturities because of the additional risks associated with them. These risks include.

      High Yield Bond Market - A severe economic downturn or increase in interest rates might increase defaults in high yield securities issued by highly leveraged companies. An increase in the number of defaults could adversely affect the value of all outstanding high yield securities, thus disrupting the market for such securities.

      Sensitivity to Interest Rate and Economic Changes - High yield securities are more sensitive to adverse economic changes or individual corporate developments but less sensitive to interest rate changes than are Treasury or investment grade bonds. As a result, when interest rates rise causing bond prices to fall, the value of high yield debt bonds tend not to fall as much as Treasury or investment grade bonds. Conversely, when interest rates fall high yield bonds tend to under perform Treasury and investment grade bonds because high yield bond prices tend not to rise as much as the prices of these bonds.

      The financial stress resulting from an economic downturn or adverse corporate developments could have a greater negative effect on the ability of issuers of high yield securities to service their principal and interest payments, to meet projected business goals and to obtain additional financing than on more creditworthy issuers. Holders of high yield securities could also be at greater risk because high yield securities are generally unsecured and subordinate to senior debt holders and secured creditors. If the issuer of a high yield security owned by the Portfolio defaults, the Portfolio may incur additional expenses to seek recovery. In addition, periods of economic uncertainty and changes can be expected to result in increased volatility of market prices of high yield securities and the Portfolio's net asset value. Furthermore, in the case of high yield securities structured as zero coupon or pay-in-kind securities, their market prices are affected to a greater extent by interest rate changes and thereby tend to be more speculative and volatile than securities that pay in cash.

      Payment Expectations - High yield securities present risks based on payment expectations. For example, high yield securities may contain redemption or call provisions. If an issuer exercises these provisions in a declining interest rate market, the Portfolios may have to replace the security with a lower yielding security, resulting in a decreased return for investors. Also, the value of high yield securities may decrease in a rising interest rate market. In addition, there is a higher risk of non-payment of interest and/or principal by issuers of high yield securities than in the case of investment grade bonds.

      Liquidity and Valuation Risks - Lower-rated bonds are typically traded among a smaller number of broker-dealers rather than in a broad secondary market. Purchasers of high yield securities tend to be institutions, rather than individuals, a factor that further limits the secondary market. To the extent that no established retail secondary market exists, many high yield securities may not be as liquid as Treasury and investment grade bonds. The ability of a Portfolio's Board to value or sell high yield securities will be adversely affected to the extent that such securities are thinly traded or illiquid. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high yield securities more than other securities, especially in a thinly traded market. To the extent a Portfolio owns illiquid or restricted high yield securities, these securities may involve special registration responsibilities, liabilities and costs, and liquidity and valuation difficulties. At times of less liquidity, it may be more difficult to value high yield securities because this valuation may require more research, and elements of judgment may play a greater role in the valuation since there is less reliable, objective data available.

      Taxation - Special tax considerations are associated with investing in high yield securities structured as zero coupon or pay-in-kind securities. The Portfolios report the interest on these securities as income even though they receives no cash interest until the security's maturity or payment date.

      Limitations of Credit Ratings - The credit ratings assigned to high yield securities may not accurately reflect the true risks of an investment. Credit ratings typically evaluate the safety of principal and interest payments, rather than the market value risk of high yield securities. In addition, credit agencies may fail to adjust credit ratings to reflect rapid changes in economic or company conditions that affect a security's market value. Although the ratings of recognized rating services such as Moody's and S&P are considered, the Investment Adviser or Sub-Adviser primarily relies on its own credit analysis, which includes a study of existing debt, capital structure, ability to service debt and to pay dividends, the issuer's sensitivity to economic conditions, its operating history and the current trend of earnings. Thus, the achievement of a Portfolio's investment objective may be more dependent on the Investment Adviser's or Sub-Adviser's own credit analysis than might be the case for a fund which invests in higher quality bonds. The Investment Adviser or Sub-Adviser continually monitors the investments in the Portfolios and carefully evaluates whether to dispose of or retain high yield securities whose credit ratings have changed. A Portfolio may retain a security whose rating has been changed.

      Congressional Proposals - New laws and proposed new laws may negatively affect the market for high yield securities. As examples, recent legislation requires federally insured savings and loan associations to divest themselves of their investments in high yield securities, and pending proposals are designed to limit the use of, or tax and eliminate other advantages of, high yield securities. Any such proposals, if enacted, could have negatively affected the Portfolio's net asset value.


ILLIQUID AND RESTRICTED SECURITIES

      Each Portfolio may invest in an illiquid security, provided its investment in illiquid securities do not exceed 10% of the Portfolio's assets, if the Investment Adviser or Sub-Adviser believes that it presents an attractive investment opportunity. Generally, a security is considered illiquid if it cannot be disposed of within seven days at approximately the value at which the Portfolio has valued the security. Its illiquidity might prevent the sale of such a security at a time when the Investment Adviser or Sub-Adviser might wish to sell, and these securities could have the effect of decreasing the overall level of a Portfolio's liquidity. Further, the lack of an established secondary market may make it more difficult to value illiquid securities, requiring a Portfolio to rely on judgments that may be somewhat subjective in determining value, which could vary from the amount that a Portfolio could realize upon disposition.

      Because of the nature of restricted securities, a considerable period of time may elapse between a Portfolio's decision to dispose of these securities and the time when a Portfolio is able to dispose of them, during which time the value of the securities could decline. The expenses of registering restricted securities (excluding securities that may be resold by pursuant to Rule 144A) may be negotiated at the time such securities are purchased by a Portfolio. When registration is required before the securities may be resold, a considerable period may elapse between the decision to sell the securities and the time when a Portfolio would be permitted to sell them. Thus, a Portfolio may not be able to obtain as favorable a price as that prevailing at the time of the decision to sell. Some securities are eligible for purchase or sale without SEC registration by certain institutional investors known as "qualified institutional buyers." Such restricted securities could be treated as liquid because a trading market exists. However, these securities could be less liquid than registered securities traded on established secondary markets.

      Some illiquid and restricted securities include private funds ("Private Funds"), which are discussed below under the caption "Private Funds."

MORTGAGE-RELATED SECURITIES

      The U.S. Government agency mortgage-backed securities in which the Portfolios may invest include issued or guaranteed by the U.S. Government or one of its agencies or instrumentalities, including the GNMA, Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage

Association ("FHLMC"). These instruments might be considered derivatives. The primary risk of these instruments is the risk that their value will change with changes in interest rates and prepayment risk. See, "U.S. Government Securities."

      One type of mortgage-related security includes certificates that represent pools of mortgage loans assembled for sale to investors by various governmental and private organizations. These securities provide a monthly payment, which consists of both an interest and a principal payment that is in effect a "pass-through" of the monthly payment made by each individual borrower on his or her residential mortgage loan, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by repayments of principal resulting from the sale of the underlying residential property, refinancing or foreclosure, net of fees or costs that may be incurred.

      "Pass-through" certificates, such as those issued by GNMA, entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, regardless of whether the mortgagor actually makes the payment. A major governmental guarantor of pass-through certificates is GNMA. GNMA guarantees, with the full faith and credit of the U.S. government, the timely payments of principal and interest on securities issues by institutions approved by GNMA (such as savings and loan institutions, commercial banks, and mortgage bankers backed by pools of FHA-insured or VA-guaranteed mortgages). Certificates issued by GNMA are backed by pools of FHA-insured or VA-guaranteed mortgages. Other government guarantors (but not backed by the full faith and credit of the United States Government) include FNMA and FHLMC. FNMA purchases residential mortgages from a list of approved seller/services that include state and federally chartered savings and loan associations, mutual saving banks, commercial banks, credit unions and mortgage bankers.

      The prices of high coupon U.S. Government agency mortgage-backed securities do not tend to rise as rapidly as those of traditional fixed-rate securities at times when interest rates are decreasing, and tend to decline more slowly at times when interest rates are increasing.

      The Portfolios may also purchase mortgage-backed securities issued by commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers that also create pass-through pools of conventional residential mortgage loans. Such issuers may in addition be the originators of the underlying mortgage loans as well as the guarantors of the pass-through certificates. Pools created by such non-governmental issuers generally offer a higher rate of return than governmental pools because there are no direct or indirect governmental guarantees of payments in the former pools. However, timely payment of interest and principal of these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance. The insurance and guarantees are issued by government entities, private insurers and the mortgage poolers.

      It is expected that governmental or private entities may create mortgage loan pools offering pass-through investments in addition to those described above. As new types of pass-through securities are developed and offered to investors, the Investment Adviser or Sub-Adviser may, consistent with the Portfolio's investment objectives, policies and restrictions, consider making investments in such new types of securities.

      Other types of mortgage-related securities in which the Portfolios may invest include debt securities that are secured, directly or indirectly, by mortgages on commercial real estate or residential rental properties, or by first liens on residential manufactured homes (as defined in section 603(6) of the National Manufactured Housing Construction and Safety Standards Act of
1974), whether such manufactured homes are considered real or personal property under the laws of the states in which they are located. Securities in this investment category include, among others, standard mortgage-backed bonds and newer collateralized mortgage obligations ("CMOs"). Mortgage-backed bonds are secured by pools of mortgages, but unlike pass-through securities, payments to bondholders are not determined by payments on the mortgages. The bonds consist of a single class, with interest payable periodically and principal payable on the stated date of maturity. CMOs have characteristics of both pass-through securities and mortgage-backed bonds. CMOs are secured by pools of mortgages, typically in the form of "guaranteed" pass-through certificates such as GNMA, FNMA, or FHLMC securities. The payments on the collateral securities determine the payments to bondholders, but there is not a direct "pass-through" of payments. CMOs are structured into multiple classes, each bearing a different date of maturity. Monthly payments of principal received from the pool of underlying mortgages, including prepayments, is first returned to investors holding the shortest maturity class. Investors holding the longest maturity class receive principal only after the shorter maturity classes have been retired.

      CMOs are issued by entities that operate under order from the SEC exempting such issuers from the provisions of the 1940 Act. Until recently, the staff of the SEC had taken the position that such issuers were investment companies and that, accordingly, an investment by an investment company (such as the Portfolios) in the securities of such issuers was subject to the limitations imposed by Section 12 of the 1940 Act. However, in reliance on SEC staff interpretations, the Portfolios may invest in securities issued by certain "exempted issuers" without regard to the limitations of Section 12 of the 1940 Act. In its interpretation, the SEC staff defined "exempted issuers" as unmanaged, fixed asset issuers that (a) invest primarily in mortgage-backed securities; (b) do not issue redeemable securities as defined in Section 2(a)(32) of the 1940 Act; (c) operate under the general exemptive orders exempting them from all provisions of the 1940 Act; and (d) are not registered or regulated under the 1940 Act as investment companies.

SUBORDINATED MORTGAGE SECURITIES

      The subordinated mortgage securities in which the Portfolios may invest consist of a series of certificates issued in multiple classes with a stated maturity or final distribution date. One or more classes of each series may be entitled to receive distributions allocable only to principal, principal prepayments, interest or any combination thereof prior to one or more other classes, or only after the occurrence of certain events, and may be subordinated in the right to receive such distributions on such certificates to one or more senior classes of certificates. The rights associated with each class of certificates are set forth in the applicable pooling and servicing agreement, form of certificate and offering documents for the certificates.

      The subordination terms are usually designed to decrease the likelihood that the holders of senior certificates will experience losses or delays in the receipt of their distributions and to increase the likelihood that the senior certificate holders will receive aggregate distributions of principal and interest in the amounts anticipated. Generally, pursuant to such subordination terms, distributions arising out of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would be payable to one or more other classes of certificates of such series (i.e., the subordinated certificates) are paid instead to holders of the senior certificates. Delays in receipt of scheduled payments on mortgage loans and losses on defaulted mortgage loans are typically borne first by the various classes of subordinated certificates and then by the holders of senior certificates.

      In some cases, the aggregate losses in respect of defaulted mortgage loans that must be borne by the subordinated certificates and the amount of the distributions otherwise distributable on the subordinated certificates that would, under certain circumstances, be distributable to senior certificate holders may be limited to a specified amount. All or any portion of distributions otherwise payable to holders of subordinated certificates may, in certain circumstances, be deposited into one or more reserve accounts for the benefit of the senior certificate holders. Since a greater risk of loss is borne by the subordinated certificate holders, such certificates generally have a higher stated yield than the senior certificates.

      A series of certificates may consist of one or more classes as to which distributions allocable to principal will be allocated. The method by which the amount of principal to be distributed on the certificates on each distribution date is calculated and the manner in which such amount could be allocated among classes varies and could be effected pursuant to a fixed schedule, in relation to the occurrence of certain events or otherwise. Special distributions are also possible if distributions are received with respect to the mortgage assets, such as is the case when underlying mortgage loans are prepaid.

      A mortgage-related security that is senior to a subordinated residential mortgage security will not bear a loss resulting from the occurrence of a default on an underlying mortgage until all credit enhancement protecting such senior holder is exhausted. For example, the senior holder will only suffer a credit loss after all subordinated interests have been exhausted pursuant to the terms of the subordinated residential mortgage security. The primary credit risk to the Portfolios by investing in subordinated residential mortgage securities is potential losses resulting from defaults by the borrowers under the underlying mortgages. The Portfolios would generally realize such a loss in connection with a subordinated residential mortgage security only if the subsequent foreclosure sale of the property securing a mortgage loan does not produce an amount at least equal to the sum of the unpaid principal balance of the loan as of the date the borrower went into default, the interest that was not paid during the foreclosure period and all foreclosure expenses.

      The Investment Adviser or Sub-Adviser will seek to limit the risks presented by subordinated residential mortgage securities by reviewing and analyzing the characteristics of the mortgage loans that underlie the pool of mortgages securing both the senior and subordinated residential mortgage securities. The Investment Adviser or Sub-Adviser has developed a set of guidelines to assist in the analysis of the mortgage loans underlying subordinated residential mortgage securities. Each pool purchase is reviewed against the guidelines. The Portfolios seek opportunities to acquire subordinated residential mortgage securities where, in the view of the Investment Adviser or Sub-Adviser, the potential for a higher yield on such instruments outweighs any additional risk presented by the instruments. The Investment Adviser or Sub-Adviser will seek to increase yield to shareholders by taking advantage of perceived inefficiencies in the market for subordinated residential mortgage securities.

INTEREST/PRINCIPAL ONLY STRIPPED MORTGAGE BACKED SECURITIES

      Interest/principal only stripped mortgage traded securities ("STRIPS") are created by the Federal Reserve Bank by separating the interest and principal components of an outstanding U.S. Treasury or agency bond and selling them as individual securities. The market prices of STRIPS are generally more volatile than the market prices of securities with similar maturities that pay interest periodically and are likely to respond to changes in interest rates to a greater degree than do non-zero coupon securities having similar maturities and credit quality.

PRIVATE FUNDS

      The Portfolios may invest in U.S. or foreign private limited partnerships or other investment funds, which are referred to as Private Funds ("Private Funds"). Investments in Private Funds may be highly speculative and volatile. In addition, Portfolio shareholders will remain subject to the Portfolio's expenses while also bearing their pro rata share of the operating expenses of the Private Funds. The ability of the Portfolio to dispose of interests in Private Funds is very limited and involves risks, including loss of the Portfolio's entire investment in the Private Fund. A Portfolio cannot assure that it can achieve better results by investing in a pooled investment versus investing directly in the individual underlying assets.

      Private Funds include a variety of pooled investments. Generally, these pooled investments are structured as a trust, a special purpose vehicle, and are exempted from registration under the 1940 Act. As an investor, the Portfolio owns a proportionate share of the trust. Typically, the trust does not employ a professional investment manager. Instead, the pooled investment tracks some index by investing in the issuers or securities that comprise the index. The Portfolio receives a stream of cash flows in the form of interest payments from the underlying assets or the proceeds from the sale of the underlying assets in the event those underlying assets are sold. However, some pooled investments may not dispose of the underlying securities regardless of the adverse events affecting the issuers depending on the investment strategy utilized. In this type of strategy, the pooled investment continues to hold the underlying securities as long as the issuers or securities remain members of the tracked index.

      The pooled investments allow the Portfolio to synchronize the receipt of interest and principal payments and also, diversify some of the risks involved with investing in fixed income securities. Because the trust holds securities of many issuers, the default of a few issuers would not impact the Portfolio significantly. However, the Portfolio bears any expenses incurred by the trust. In addition, the Portfolio assumes the liquidity risks generally associated the privately offered pooled investments.

      Pooled investments that are structured as a trust contain many similarities to Private Funds that are structured as limited partnerships. The primary difference between the trust and the limited partnership structure is the redemption of the ownership interests. Typically, the ownership interests in a typical Private Fund are redeemable only by the general partners and thus, are restricted from transferring from one party to another. Conversely, the ownership interests in the trust are generally not redeemable by the trust, except under certain circumstances, and are transferable among the general public for publicly offered securities and "qualified purchasers" or "qualified institutional buyers" for privately offered securities.

      Private Funds also include investments certain structured securities. Structured securities include notes, bonds or debentures that provide for the payment of principal of, and/or interest in, amounts determined by reference to changes in the value of specific currencies, interest rates, commodities, indices or other financial indicators (the "Reference") or the relative change in two or more References. The interest rate or the principal amount payable upon maturity or redemption may be increased or decreased depending upon changes in the applicable Reference. The terms of structured securities may provide that under certain circumstances no principal is due at maturity and, therefore, may result in the loss of the Portfolio's investment. Structured securities may be positively or negatively indexed, so that appreciation of the Reference may produce an increase or decrease in the interest rate or value of the security at maturity. In addition, the change in interest rate or the value of the security at maturity may be a multiple of the change in the value of the Reference. Consequently, leveraged structured securities entail a greater degree of market risk than other types of debt obligations. Structured securities may also be more volatile, less liquid, and more difficult to accurately price than less complex fixed income investments.

MUNICIPAL SECURITIES

      Municipal securities are debt obligations issued by state and local governments, territories and possessions of the U.S., regional government authorities, and their agencies and instrumentalities ("municipal securities"). Municipal securities include both notes (which have maturities of less than one year) and bonds (which have maturities of one year or more) that bear fixed or variable rates of interest.

      In general, "municipal securities" debt obligations are issued to obtain funds for a variety of public purposes, such as the construction, repair, or improvement of public facilities, including airports, bridges, housing, hospitals, mass transportation, schools, streets, water and sewer works. Municipal securities may be issued to refinance outstanding obligations and to raise funds for general operating expenses and lending to other public institutions and facilities.

      The two principal classifications of municipal securities are "general obligation" securities and "revenue" securities. General obligation securities are secured by the issuer's pledge of its full faith, credit, and taxing power for the payment of principal and interest. Characteristics and methods of enforcement of general obligation bonds vary according to the law applicable to a particular issuer, and the taxes that can be levied for the payment of debt service may be limited or unlimited as to rates or amounts of special assessments. Revenue securities are payable only from the revenues derived from a particular facility, a class of facilities or, in some cases, from the proceeds of a special excise tax. Revenue bonds are issued to finance a wide variety of capital projects, including electric, gas, water and sewer systems; highways, bridges, and tunnels; port and airport facilities; colleges and universities; and hospitals. Although the principal security behind these bonds may vary, many provide additional security in the form of a debt service reserve fund the assets of which may be used to make principal and interest payments on the issuer's obligations. Housing finance authorities have a wide range of security, including partially or fully insured mortgages, rent subsidized and collateralized mortgages, and the net revenues from housing or other public projects. Some authorities are provided further security in the form of a state's assistance (although without obligation) to make up deficiencies in the debt service reserve fund.

      Insured municipal debt involves scheduled payments of interest and principal guaranteed by a private, non-governmental or governmental insurance company. The insurance does not guarantee the market value of the municipal debt or the value of the shares of the Portfolio.

      Securities of issuers of municipal obligations are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the Bankruptcy Reform Act of 1978. In addition, the obligations of such issuers may become subject to laws enacted in the future by Congress, state legislatures or referenda extending the time for payment of principal or interest, or imposing other constraints upon enforcement of such obligations or upon the ability of municipalities to levy taxes. Furthermore, as a result of legislation or other conditions, the power or ability of any issuer to pay, when due, the principal of and interest on its municipal obligations may be materially affected.

      Moral Obligation Securities - Municipal securities may include "moral obligation" securities, which are usually issued by special purpose public authorities. If the issuer of moral obligation bonds cannot fulfill its financial responsibilities from current revenues, it may draw upon a reserve fund, the restoration of which is moral commitment but not a legal obligation of the state or municipality, which created the issuer.

      Industrial Development and Pollution Control Bonds - These are revenue bonds and generally are not payable from the unrestricted revenues of an issuer. They are issued by or on behalf of public authorities to raise money to finance privately operated facilities for business, manufacturing, housing, sport complexes, and pollution control. Consequently, the credit quality of these securities is dependent upon the ability of the user of the facilities financed by the bonds and any guarantor to meet its financial obligations.

      Municipal Lease Obligations - These are lease obligations or installment purchase contract obligations of municipal authorities or entities ("municipal lease obligations"). Although lease obligations do not constitute general obligations of the municipality for which its taxing power is pledged, a lease obligation is ordinarily backed by the municipality's covenant to budget for, appropriate and make the payment due under the lease obligation. A Portfolio may also purchase "certificates of participation," which are securities issued by a particular municipality or municipal authority to evidence a proportionate interest in base rental or lease payments relating to a specific project to be made by the municipality, agency or authority. However, certain lease obligations contain "non-appropriation" clauses, which provide that the municipality has no obligation to make lease or installment purchase payments in any year unless money is appropriated for such purpose for such year. Although "non-appropriation" lease obligations are secured by the leased property, disposition of the property in the event of default and foreclosure might prove difficult. In addition, these securities represent a relatively new type of financing, and certain lease obligations may therefore be considered to be illiquid securities.

      The Portfolios will attempt to minimize the special risks inherent in municipal lease obligations and Certificates of participation by purchasing only lease obligations which meet the following criteria: (1) rated A or better by at least one nationally recognized securities rating organization; (2) secured by payments from a governmental lessee which has actively traded debt obligations; (3) determined by the Investment Adviser or Sub-Adviser to be critical to the lessee's ability to deliver essential services; and (4) contain legal features which the Investment Adviser or Sub-Adviser deems appropriate, such as covenants to make lease payments without the right of offset or counterclaim, requirements for insurance policies, and adequate debt service reserve funds.

      Short-Term Municipal Obligations - These securities include the following:

      Tax Anticipation Notes are used to finance working capital needs of municipalities and are issued in anticipation of various seasonal tax revenues, to be payable from these specific future taxes. They are usually general obligations of the issuer, secured by the taxing power of the municipality for the payment of principal and interest when due.

      Revenue Anticipation Notes are issued in expectation of receipt of other kinds of revenue, such as federal revenues available under the Federal Revenue Sharing Program. They also are usually general obligations of the issuer.

      Bond Anticipation Notes normally are issued to provide interim financing until long-term financing can be arranged. The long-term bonds then provide the money for the repayment of the notes.

      Construction Loan Notes are sold to provide construction financing for specific projects. After successful completion and acceptance, many projects receive permanent financing through the Federal National Mortgage Association or the Government National Mortgage Association.

      Short-Term Discount Notes (tax-exempt commercial paper) are short-term (365 days or less) promissory notes issued by municipalities to supplement their cash flow.

REAL ESTATE SECURITIES

      Real Estate Securities include real estate investment trusts ("REITs") and other real estate industry operating companies ("REOCs"). For purposes of a Portfolio's investments, a REOC is a company that derives at least 50% of its gross revenues or net profits from either (1) the ownership, development, construction, financing, management or sale of commercial, industrial or residential real estate, or (2) products or services related to the real estate industry, such as building supplies or mortgage servicing. Investing in REITs involves certain unique risks in addition to those risks associated with investing in the real estate industry in general. Although the Portfolios will not invest directly in real estate, a Portfolio may invest in equity securities of issuers primarily engaged in or related to the real estate industry. Therefore, an investment in REITs is subject to certain risks associated with the direct ownership of real estate and with the real estate industry in general. These risks include, among others, possible declines in the value of real estate; risks related to general and local economic conditions; possible lack of availability of mortgage funds; overbuilding; extended vacancies of properties; increases in competition, property taxes and operating expenses; changes in zoning laws; costs resulting from the clean-up of, and liability to third parties for damages resulting from, environmental problems; casualty or condemnation losses; uninsured damages from floods, earthquakes or other natural disasters; limitations on and variations in rents; and changes in interest rates. To the extent that assets underlying the REITs' investments are concentrated geographically, by property type or in certain other respects, the REITs may be subject to certain of the foregoing risks to a greater extent. Equity REITs may be affected by changes in the value of the underlying property owned by the REITs, while mortgage REITs may be affected by the quality of any credit extended. REITs are dependent upon management skills, are not diversified, are subject to heavy cash flow dependency, default by borrowers and self-liquidation. REITs are also subject to the possibilities of failing to qualify for tax-free pass-through of income under the U.S. Internal Revenue Code and failing to maintain their exemptions from registration under the 1940 Act.

      REITs (especially mortgage REITs) are also subject to interest rate risks. When interest rates decline, the value of a REIT's investment in fixed rate obligations can be expected to rise. Conversely, when interest rates rise, the value of a REIT's investment in fixed rate obligations can be expected to decline. In contrast, as interest rates on adjustable rate mortgage loans are reset periodically, yields on a REIT's investment in such loans will gradually align themselves to reflect changes in market interest rates, causing the value of such investments to fluctuate less dramatically in response to interest rate fluctuations than would investments in fixed rate obligations. Investing in REITs involves risks similar to those associated with investing in small capitalization companies. REITs may have limited financial resources, may trade less frequently and in a limited volume and may be subject to more abrupt or erratic price movements than larger-company securities.

      Investments in mortgage-related securities involve certain risks. In periods of declining interest rates, prices of fixed income securities tend to rise. However, during such periods, the rate of prepayment of mortgages underlying mortgage-related securities tends to increase, with the result that such prepayments must be reinvested by the issuer at lower rates. In addition, the value of such securities may fluctuate in response to the market's perception of the creditworthiness of the issuers of mortgage-related securities owned by the Portfolio. Because investments in mortgage-related securities are interest sensitive, the ability of the issuer to reinvest or to reinvest favorably in underlying mortgages may be limited by government regulation or tax policy. For example, action by the Board of Governors of the Federal Reserve System to limit the growth of the nation's money supply may cause interest rates to rise and thereby reduce the volume of new residential mortgages. Additionally, although mortgages and mortgage-related securities are generally supported by some form of government or private guarantees and/or insurance, there is no assurance that private guarantors or insurers will be able to meet their obligations (See section entitled "Taxation" below).

REVERSE REPURCHASE AGREEMENTS AND DOLLAR ROLLS

      Reverse repurchase agreement transactions. Such transactions involve the sale of U.S. Government securities held by the Portfolio, with an agreement that the Portfolio will repurchase such securities at an agreed upon price and date. The Portfolios will employ reverse repurchase agreements when necessary to meet unanticipated net redemptions so as to avoid liquidating other portfolio investments during unfavorable market conditions. At the time it enters into a reverse repurchase agreement, a Portfolio will place in a segregated custodial account cash and/or liquid assets having a dollar value equal to the repurchase price. Reverse repurchase agreements are considered to be borrowings under the 1940 Act. Reverse repurchase agreements, together with other permitted borrowings, may constitute up to 33 1/3% of the Fund's total assets. Under the 1940 Act, the Portfolio is required to maintain continuous asset coverage of 300% with respect to borrowings and to sell (within three days) sufficient portfolio holdings to restore such coverage if it should decline to less than 300% due to market fluctuations or otherwise, even if such liquidations of the Portfolio's holdings may be disadvantageous from an investment standpoint. Leveraging by means of borrowing may exaggerate the effect of any increase or decrease in the value of portfolio securities or the Portfolio's net asset value ("NAV"), and money borrowed will be subject to interest and other costs (which may include commitment fees and/or the cost of maintaining minimum average balances) which may or may not exceed the income received from the securities purchased with borrowed funds.

      In order to enhance portfolio returns and manage prepayment risks the Portfolios may engage in dollar roll transactions with respect to mortgage securities issued by GNMA, FNMA and FHLMC. In a dollar roll transaction, the Portfolio sells a mortgage security held in the portfolio to a financial institutional such as a bank or broker-dealer, and simultaneously agrees to repurchase a substantially similar security (same type, coupon and maturity) from the institution at a later date at an agreed upon price. The mortgage securities that are repurchased will bear the same interest rate as those sold, but generally will be collateralized by different pools of mortgages with different prepayment histories.

During the period between the sale and repurchase, the Portfolio will not be entitled to receive interest and principal payments on the securities sold. Proceeds of the sale will be invested in short-term instruments, and the income from these investments, together with any additional fee income received on the sale, could generate income for the Portfolio exceeding the yield on the sold security. When the Portfolio enters into a dollar roll transaction, cash and/or liquid assets of the Portfolio, in a dollar amount sufficient to make payment for the obligations to be repurchased, are segregated with its custodian at the trade date. These securities are marked daily and are maintained until the transaction is settled.

      Whether a reverse repurchase agreement or dollar-roll transaction produces a gain for the Portfolio depends upon the "costs of the agreements" (e.g., a function of the difference between the amount received upon the sale of its securities and the amount to be spent upon the purchase of the same or "substantially the same" security) and the income and gains of the securities purchased with the proceeds received from the sale of the mortgage security. If the income and gains on the securities purchased with the proceeds of the agreements exceed the costs of the agreements, then the Portfolio's NAV will increase faster than otherwise would be the case; conversely, if the income and gains on such securities purchased fail to exceed the costs of the structure, NAV will decline faster than otherwise would be the case. Reverse repurchase agreements and dollar-roll transactions, as leveraging techniques, may increase the Portfolio's yield in the manner described above; however, such transactions also increase the Portfolio's risk to capital and may result in a shareholder's loss of principal.

SHORT-TERM INVESTMENTS

   BANK CERTIFICATES OF DEPOSIT, BANKERS' ACCEPTANCES AND TIME DEPOSITS - Each Portfolio may acquire certificates of deposit, bankers' acceptances and time deposits. Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and earning a specified return. Bankers' acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are "accepted" by a bank, meaning in effect that the bank unconditionally agrees to pay the face value of the instrument on maturity. Certificates of deposit and bankers' acceptances acquired by the Portfolios will be dollar-denominated obligations of domestic or foreign banks or financial institutions.

      A Portfolio will not invest in any security issued by a commercial bank unless the bank is federally chartered and has total assets of at least U.S. $1 billion, or the equivalent in other currencies. All Portfolios may invest in obligations of savings banks. A Portfolio will not invest in any security issued by a savings bank unless such institution is federally chartered and has total assets of at least $1 billion.

      A Portfolio holding instruments of foreign banks or financial institutions may be subject to additional investment risks that are different in some respects from those incurred by a fund that invests only in debt obligations of U.S. domestic issuers. Domestic banks and foreign banks are subject to different governmental regulations with respect to the amount and types of loans, which may be made, and interest rates, which may be charged. In addition, the profitability of the banking industry depends largely upon the availability and cost of funds for the purpose of financing lending operations under prevailing money market conditions. General economic conditions and exposure to credit losses arising from possible financial difficulties of borrowers play an important part in the operations of the banking industry.

      Federal and state laws and regulations require domestic banks to maintain specified levels of reserves, limited in the amount which they can loan to a single borrower, and subject to other regulations designed to promote financial soundness. However, such laws and regulations do not necessarily apply to foreign bank obligations that a Portfolio may acquire.

      In addition to purchasing certificates of deposit and bankers' acceptances, to the extent permitted under their respective investment objectives and policies stated above and in their Prospectuses, the Portfolios may make interest-bearing time or other interest-bearing deposits in commercial or savings banks. Time deposits are non-negotiable deposits maintained at a banking institution for a specified period of time at a specified interest rate.

      SAVINGS ASSOCIATION OBLIGATIONS - The Portfolios may invest in certificates of deposit (interest-bearing time deposits) issued by savings banks or savings and loan associations that have capital, surplus and undivided profits in excess of $100 million, based on latest published reports, or less than $100 million if the principal amount of such obligations is fully insured by the U.S. Government.

      COMMERCIAL PAPER, SHORT-TERM NOTES AND OTHER CORPORATE Obligations - The Portfolios may invest a portion of their assets in commercial paper, including asset-backed commercial paper, and short-term notes. Commercial paper consists of unsecured promissory notes issued by corporations. Issues of commercial paper and short-term notes will normally have maturities of less than nine months and fixed rates of return, although such instruments may have maturities of up to one year.

      Commercial paper and short-term notes will consist of issues rated at the time of purchase "A-2" or higher by S&P, "Prime-l" or "Prime-2" by Moody's, or similarly rated by another nationally recognized statistical rating organization or, if unrated, will be determined by the Investment Adviser or Sub-Adviser to be of comparable quality.

      Corporate obligations include bonds and notes issued by corporations to finance longer-term credit needs than supported by commercial paper. While such obligations generally have maturities of ten years or more, the Portfolios may purchase corporate obligations which have remaining maturities of 13 months or less from the date of purchase and which are rated "AA" or higher by S&P or "Aa" or higher by Moody's.


U.S. GOVERNMENT SECURITIES

      The Portfolios may invest in U.S. Government securities, including instruments issued by the U.S. Treasury, such as bills, notes and bonds. These instruments are direct obligations of the U.S. Government and, as such, are backed by the full faith and credit of the United States. They differ primarily in their interest rates, the lengths of their maturities and the dates of their issuances. In addition, U.S. Government securities include securities issued by instrumentalities of the U.S. Government, such as the GNMA, which are also backed by the full faith and credit of the United States. Also included in the category of U.S. Government securities are instruments issued by instrumentalities established or sponsored by the U.S. Government, such as the Student Loan Marketing Association, the FNMA and the FHLMC. While these securities are issued, in general, under the authority of an Act of Congress, the U.S. Government is not obligated to provide financial support to the issuing instrumentalities, although under certain conditions certain of these authorities may borrow from the U.S. Treasury. In the case of securities not backed by the full faith and credit of the U.S., the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, and may not be able to assert a claim against the U.S. itself if the agency or instrumentality does not meet its commitment. Each Portfolio will invest in securities of such agencies or instrumentalities only when the Adviser or Sub-Adviser is satisfied that the credit risk with respect to any instrumentality is comparable to the credit risk of U.S. government securities backed by the full faith and credit of the United States.

WHEN-ISSUED SECURITIES AND DELAYED-DELIVERY TRANSACTIONS

      In order to secure prices or yields deemed advantageous at the time a Portfolio may purchase or sell securities on a when-issued or a delayed-delivery basis generally 15 to 45 days after the commitment is made.
A Portfolio may also enter into forward commitments. The Portfolio will enter into a when-issued transaction for the purpose of acquiring portfolio securities and not for the purpose of leverage. In such transactions, delivery of the securities occurs beyond the normal settlement periods, but no payment or delivery is made by, and no interest accrues to, the Portfolio prior to the actual delivery or payment by the other party to the transaction. Due to fluctuations in the value of securities purchased on a when-issued or a delayed-delivery basis, the yields obtained on such securities may be higher or lower than the yields available in the market on the dates when the investments are actually delivered to the buyers. Similarly, the sale of securities for delayed-delivery can involve the risk that the prices available in the market when delivery is made may actually be higher than those obtained in the transaction itself. Each Portfolio will establish a segregated account with the custodian consisting of cash and/or liquid assets in an amount equal to the amount of its when-issued and delayed-delivery commitments which will be "marked to market" daily. Each Portfolio will only make commitments to purchase such securities with the intention of actually acquiring the securities, but the Portfolio may sell these securities before the settlement date if deemed an advisable investment strategy. In these cases, a Portfolio may realize a capital gain or loss. When a Portfolio engages in when-issued, forward commitment, and delayed delivery transactions, it relies on the other party to consummate the trade. Failure to do so may result in a Portfolio's incurring a loss or missing an opportunity to obtain a price credited to be advantageous.

      When the time comes to pay for the securities acquired on a delayed delivery basis, a Portfolio will meet its obligations from the available cash flow, sale of the securities held in the segregated account, sale of other securities or, although it would not normally expect to do so, from sale of the when-issued securities themselves (which may have a market value greater or less than the Portfolio's payment obligation). Depending on market conditions, the Portfolio could experience fluctuations in share price as a result of delayed-delivery or when-issued purchases.

ZERO COUPON AND PAY-IN-KIND SECURITIES

      Zero coupon, or deferred interest securities are debt obligations that do not entitle the holder to any periodic payment of interest prior to maturity or a specified date when the securities begin paying current interest (the "cash payment date") and therefore are issued and traded at a discount from their face amounts or par value. The discount varies, depending on the time remaining until maturity or cash payment date, prevailing interest rates, liquidity of the security and the perceived credit quality of the issuer. The discount, in the absence of financial difficulties of the issuer, decreases as the final maturity or cash payment date of the security approaches. The market prices of zero coupon and delayed interest securities generally are more volatile than the market prices of securities that pay interest periodically and are likely to respond to changes in interest rates to a greater degree than do non-zero coupon securities having similar maturities and credit quality. Current federal income tax law requires holders of zero coupon securities to report as interest income each year the portion of the original issue discount on such securities (other than tax-exempt original issue discount from a zero coupon security) that accrues that year, even though the holders receive no cash payments of interest during the year.

      Pay-in-kind securities are securities that pay interest or dividends through the issuance of additional securities. A Portfolio will be required to report as income annual inclusions of original issue discount over the life of such securities as if it were paid on a current basis, although no cash interest or dividend payments are received by the Portfolio until the cash payment date or the securities mature. Under certain circumstances, a Portfolio could also be required to include accrued market discount or capital gain with respect to its pay-in-kind securities.

      The risks associated with lower rated debt securities apply to these securities. Zero coupon and pay-in-kind securities are also subject to the risk that in the event of a default, the Portfolio may realize no return on its investment, because these securities do not pay cash interest.

SECURITIES OF COMPANIES WITH LIMITED OPERATING HISTORIES

      The Portfolios consider securities of companies with limited operating histories to be securities of companies with a record of less than three years' continuous operation, even including the operations of any predecessors and parents. (These are sometimes referred to as "unseasoned issuers.") These companies by their nature have only a limited operating history that can be used for evaluating the company's growth prospects. As a result, investment decisions for these securities may place a greater emphasis on current or planned product lines and the reputation and experience of the company's management and less emphasis on fundamental valuation factors than would be the case for more mature companies.

TO BE ANNOUNCED SALE COMMITMENTS

      To Be Announced ("TBA") sale commitments are transactions where the unit price and the estimated principal amount are established upon entering into the contract, with the actual principal amount being within a specified range of the estimate. A Portfolio will enter into TBA sale commitments to hedge its portfolio positions or to sell mortgage-backed securities it owns under delayed delivery arrangements. Proceeds of TBA sale commitments are not received until the contractual settlement date. During the time a TBA sale commitment is outstanding, the Portfolio will maintain, in a segregated account, cash or marketable securities in an amount sufficient to meet the purchase price. Unsettled TBA sale commitments are valued at current market value of the underlying securities. If the TBA sale commitment is closed through the acquisition of an offsetting purchase commitment, the Portfolio realizes a gain or loss on the commitment without regard to any unrealized gain or loss on the underlying security. If the Portfolio delivers securities under the commitment, the Portfolio realizes a gain or loss from the sale of the securities, based upon the unit price established at the date the commitment was entered into.

INDEX, CURRENCY, AND EQUITY-LINKED SECURITIES

      Index-linked or commodity linked notes are debt securities of companies that call for interest payments and/or payment at maturity in different terms than the typical note where the borrower agrees to make fixed interest payments and to pay a fixed sum at maturity. Principal and/or interest payments on an index-linked note depend on the performance of one or more market indices, such as the S&P 500 Index or a weighted index of commodity futures such as crude oil, gasoline and natural gas. At maturity, the principal amount of an equity-linked debt security is exchanged for common stock of the issuer or is payable in an amount based on the issuer's common stock price at the time of maturity. Currency-linked debt securities are short-term or intermediate-term instruments having a value at maturity, and/or an interest rate, determined by reference to one or more foreign currencies. Payment of principal or periodic interest may be calculated as a multiple of the movement of one currency against another currency, or against an index.

      Index and currency-linked securities are derivative instruments, which may entail substantial risks. Such instruments may be subject to significant price volatility. The company issuing the instrument may fail to pay the amount due on maturity. The underlying investment or security may not perform as expected by the Investment Adviser or Sub-Adviser. Markets, underlying securities and indexes may move in a direction that was not anticipated by the Investment Adviser or Sub-Adviser. Performance of the derivatives may be influenced by interest rate and other market changes in the United States and abroad. Certain derivative instruments may be illiquid.

SWAPS

      Swap transactions include but are not limited to, swap agreements on interest rates, security or commodity indexes, specific securities and commodities, and credit- and event-linked swaps. To the extent a Portfolio may invest in foreign currency-denominated securities, it may also invest in currency exchange rate swap agreements.

      A Portfolio may enter into swap transactions for any legal purpose consistent with its investment objectives and policies, such as for the purpose of attempting to obtain or preserve a particular return or spread at a lower cost than obtaining a return or spread through purchases and/or sales of instruments in other markets, to protect against currency fluctuations, as a duration management technique, to protect against any increase in the price of securities a Portfolio anticipates purchasing at a later date, or to gain exposure to certain markets in the most economical way possible.

      Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard "swap" transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or "swapped" between the parties are generally calculated with respect to a "notional amount," i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a "basket" of securities or commodities representing a particular index. Forms of swap agreements include interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates exceed a specified rate, or "cap"; interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates fall below a specified rate, or "floor"; and interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels. Consistent with a Portfolio's investment objective and general investment policies, it may invest in commodity swap agreements. For example, an investment in a commodity swap agreement may involve the exchange of floating-rate interest payments for the total return on a commodity index. In a total return commodity swap, a Portfolio will receive the price appreciation of a commodity index, a portion of the index, or a single commodity in exchange for paying an agreed-upon fee. If the commodity swap is for one period, a Portfolio may pay a fixed fee, established at the outset of the swap. However, if the term of the commodity swap is more than one period, with interim swap payments, a Portfolio may pay an adjustable or floating fee. With a "floating" rate, the fee may be pegged to a base rate, such as the London Interbank Offered Rate, and is adjusted each period. Therefore, if interest rates increase over the term of the swap contract, a Portfolio may be required to pay a higher fee at each swap reset date.

A Portfolio may enter into credit swap agreements. The "buyer" in a credit default contract is obligated to pay the "seller" a periodic stream of payments over the term of the contract provided that no event of default on an underlying reference obligation has occurred. If an event of default occurs, the seller must pay the buyer the full notional value, or "par value," of the reference obligation in exchange for the reference obligation. A Portfolio may be either the buyer or seller in a credit default swap transaction. If a Portfolio is a buyer and no event of default occurs, the Portfolio will lose its investment and recover nothing. However, if an event of default occurs, the Portfolio (if the buyer) will receive the full notional value of the reference obligation that may have little or no value. As a seller, a Portfolio receives a fixed rate of income throughout the term of the contract, which typically is between six months and three years, provided that there is no default event. If an event of default occurs, the seller must pay the buyer the full notional value of the reference obligation. Credit default swap transactions involve greater risks than if a Portfolio had invested in the reference obligation directly.


REPURCHASE AGREEMENTS

      Repurchase agreements may be considered to be loans by a Portfolio for purposes of the 1940 Act. Each repurchase agreement must be collateralized fully, in accordance with the provisions of Rule 5b-3 under the 1940 Act, at all times. Pursuant to such repurchase agreements, the Portfolio acquires securities from financial institutions such as brokers, dealers and banks, subject to the seller's agreement to repurchase and the Portfolio's agreement to resell such securities at a mutually agreed upon date and price. The term of such an agreement is generally quite short, possibly overnight or for a few days, although it may extend over a number of months (up to one year) from the date of delivery. The repurchase price generally equals the price paid by the Portfolio plus interest negotiated on the basis of current short-term rates (which may be more or less than the rate on the underlying portfolio security). The securities underlying a repurchase agreement will be marked to market every business day so that the value of the collateral is at least equal to the value of the loan, including the accrued interest thereon, and the

Investment Adviser or Sub-Adviser will monitor the value of the collateral. Securities subject to repurchase agreements will be held by the Custodian or in the Federal Reserve/Treasury Book-Entry System or an equivalent foreign system. If the seller defaults on its repurchase obligation, the Portfolio holding the repurchase agreement will suffer a loss to the extent that the proceeds from a sale of the underlying securities is less than the repurchase price under the agreement. Bankruptcy or insolvency of such a defaulting seller may cause the Portfolio's rights with respect to such securities to be delayed or limited. To mitigate this risk, each Portfolio may only enter into repurchase agreements that qualify for an exclusion from any automatic stay of creditors' rights against the counterparty under applicable insolvency law in the event of the counterparty's insolvency. A Portfolio may not enter into a repurchase agreement having more than seven days remaining to maturity if, as a result, such agreements together with any other securities which are not readily marketable, would exceed ten percent (10%) of the total assets of the Portfolio.

OPTIONS

      Writing Options on Securities: A Portfolio that engages in options transactions may write (sell) call options on debt or other securities in standardized contracts traded on national securities exchanges or boards of trade.

      A call option on a security is a contract that gives the holder of the call, in return for a premium, the right to buy the underlying security from the writer of the option at a specified exercise price at any time during the term of the option. The writer of a call option on a security has the obligation upon exercise of the option to deliver the underlying security upon payment of the exercise price.

      A Portfolio may write call options only if they are "covered" or "secured". In the case of a call option on a security, the option is "covered" if the Portfolio owns the security underlying the call or has an absolute and immediate right to acquire that security without additional cash consideration (or, if additional cash consideration is required, cash or cash equivalents in such amount are placed in a segregated account by its custodian) upon conversion or exchange of other securities held by the Portfolio.

      If an option written by a Portfolio expires unexercised, the Portfolio realizes a capital gain equal to the premium received at the time the option was written. If an option purchased by a Portfolio expires unexercised, the Portfolio realized a capital loss equal to the premium paid.

      A Portfolio may purchase a call only in a "closing purchase transaction" to terminate its obligation on a call that it has written. Prior to the earlier of exercise or expiration of the call, an option may be closed out by an offsetting purchase of a call option of the same series (type, exchange, underlying security, exercise price and expiration). There can be no assurance, however, that a closing purchase transaction can be effected when the Portfolio desires.

      A Portfolio will realize a capital gain from a closing purchase transaction if the cost of the closing option is less than the premium received from writing the option, or, if it is more, the Portfolio will realize a capital loss. The principal factors affecting the market value of a call option include supply and demand, interest rates, the current market price of the underlying security in relation to the exercise price of the option, the volatility of the underlying security, and the time remaining until the expiration date.

      The premium received for an option written by a Portfolio is recorded as a deferred credit. The value of the option is marked-to-market daily and is valued at the closing price on the exchange or board of trade on which it is traded, or, if no closing price is available, at the mean between the last bid and asked prices.

RISKS ASSOCIATED WITH CALL OPTIONS ON SECURITIES

       There are several risks associated with writing call options on securities. For example, there are significant differences between the securities and option markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objectives. A decision as to whether, when, and how to use a call option involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events.

       There can be no assurance that a liquid market will exist when a Portfolio seeks to close out an option position. If a Portfolio were unable to close out a covered call option it had written on a security, it would not be able to sell the underlying security unless the option expired without exercise. As a writer of a covered call option, a Portfolio foregoes, during the option's life, the opportunity to profit from increases in the market value of the security covering the call option above the sum of the premium and the exercise price of the call.

       If trading were suspended in an option written by a Portfolio, the Portfolio would not be able to close out the option. If restrictions on exercise were imposed, the Portfolio might be unable to exercise an option it has purchased.

INVESTMENT TECHNIQUES

BORROWING

       If a Portfolio borrows money, its share price may be subject to greater fluctuation until the borrowing is paid off. If the Portfolio makes additional investments while borrowings are outstanding, this may be considered a form of leverage. Under the 1940 Act, each Portfolio is required to maintain continuous asset coverage of 300% with respect to such borrowings and to sell (within three days) sufficient portfolio holdings to restore such coverage if it should decline to less than 300% due to market fluctuations or otherwise, even if such liquidations of the Portfolio's holdings may be disadvantageous from an investment standpoint.

       When a Portfolio borrows money, its share price may be subject to greater fluctuation until the borrowing is paid off. If a Portfolio makes additional investments while borrowings are outstanding, this may be construed as a form of leverage.

       Leveraging by means of borrowing may exaggerate the effect of any increase or decrease in the value of portfolio securities or the Portfolio's NAV, and money borrowed will be subject to interest and other costs (which may include commitment fees and/or the cost of maintaining minimum average balances) which may or may not exceed the income received from the securities purchased with borrowed funds.

LENDING OF PORTFOLIO SECURITIES

       In order to generate additional income, each Portfolio may lend portfolio securities to broker-dealers, major banks, or other recognized domestic institutional borrowers of securities pursuant to guidelines approved by the Board, provided, among other things, that the value of the loaned securities does not exceed 33 1/3% of the Portfolio's total assets. No lending may be made with any companies affiliated with the Investment Adviser. These loans earn income for the Portfolios and are collateralized by cash, securities or letters of credit. The Portfolios might experience a loss if the financial institution defaults on the loan. The Portfolios seek to mitigate this risk through contracted indemnification upon default.

       The borrower at all times during the loan must maintain with the Portfolios cash or cash equivalent collateral or provide to the Portfolios an irrevocable letter of credit equal in value to at least 100% of the value of the securities loaned. During the time portfolio securities are on loan, the borrower pays the Portfolios any interest paid on such securities, and the Portfolios may invest the cash collateral and earn additional income, or it may receive an agreed-upon amount of interest income from the borrower who has delivered equivalent collateral or a letter of credit. Loans are subject to termination at the option of the Portfolios or the borrower at any time. The Portfolios may pay reasonable administrative and custodial fees in connection with a loan and may pay a negotiated portion of the income earned on the cash to the borrower or placing broker. Although voting rights, or rights to consent, attendant to securities on loan pass to the borrower, such loans may be called at any time and will be called so that the securities may be voted by the Fund if a material event affecting the investment is to occur. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral should the borrower fail financially. There is the risk that when lending portfolio securities, the securities may not be available to the Portfolio on a timely basis and the Portfolio may, therefore, lose the opportunity to sell the securities at a desirable price. Engaging in securities lending could have a leveraging effect, which may intensify the market risk, credit risk and other risks associated with investments in the Portfolio. When the Portfolio lends its securities, it is responsible for investing the cash collateral it receives from the borrower of the securities. The Portfolio could incur losses in connection with the investment of such cash collateral.

TEMPORARY DEFENSIVE POLICY

       Each Portfolio will retain a flexible approach to the investment of funds and the Portfolio's composition may vary with the economic outlook. The Portfolios may invest in U.S. Government securities, commercial paper, and other money market instruments, including repurchase agreements maturing in seven days or less. When, in the judgment of the Investment Adviser or Sub-Adviser, current cash needs or market or economic conditions warrant a temporary defensive position, the Portfolio may invest to a greater degree in such short-term U.S. Government securities, commercial paper, and other money market instruments. Taking temporary defensive positions may reduce the chances of the Portfolio achieving its investment objectives.

                             MANAGEMENT OF THE FUND

       The business and affairs of the Fund are managed under the direction of its Board of Trustees according to applicable laws of the Commonwealth of Massachusetts and the Fund's Declaration and Agreement of Trust.

TRUSTEES

       The Trustees of the Fund are listed on the table below. Unless otherwise noted, the mailing address of the Trustees is 7337 East Doubletree Ranch Road, Scottsdale, AZ 85258-2034. The Board of Trustees (the "Board") governs the Fund and is responsible for protecting the interests of shareholders.

       Set forth on the following page is information regarding the Trustees of the Fund.



                                                                                           NUMBER OF
                                               TERM OF                                   PORTFOLIOS IN
                                              OFFICE AND                                  FUND COMPLEX
                                POSITION(S)   LENGTH OF       PRINCIPAL OCCUPATION(S) -   OVERSEEN BY        OTHER DIRECTORSHIPS
  NAME, ADDRESS AND AGE       HELD WITH FUND TIME SERVED(1)   DURING THE PAST 5 YEARS      TRUSTEE(2)         HELD BY TRUSTEE
---------------------------   -------------  -------------- -------------------------     -------------    ----------------------
INDEPENDENT TRUSTEES
--------------------

JOHN V. BOYER (3)               Trustee      January        Executive Director, The          153         None
7337 East Doubletree Ranch Rd.               2005  -        Mark Twain House &
Scottsdale, Arizona 85258                    Present        Museum (4) (September
Age:  51                                                    1989 - Present).


J. MICHAEL EARLEY               Trustee      February       President and Chief              153         None
7337 East Doubletree Ranch Rd.               2002 -         Executive Officer,
Scottsdale, Arizona 85258                    Present        Bankers Trust Company,
Age:  59                                                    N.A. (June 1992 -
                                                            Present).

R. BARBARA GITENSTEIN           Trustee      February       President, College of            153         New Jersey Resources
7337 East Doubletree Ranch Rd.               2002 -         New Jersey (January 1999                     (September 2003 -
Scottsdale, Arizona 85258                    Present        - Present).                                  Present).
Age:  57

PATRICK W. KENNY (3)            Trustee      January        President and Chief              153         Assured Guaranty Ltd.
7337 East Doubletree Ranch Rd.               2005 -         Executive Officer,                           (November 2003 -
Scottsdale, Arizona 85258                    Present        International Insurance                      Present).
Age:  62                                                    Society (June 2001 -
                                                            Present).

WALTER H. MAY                   Trustee      September      Retired.                         153         BestPrep (September
7337 East Doubletree Ranch Rd.               1999 -                                                      1991 - Present).
Scottsdale, Arizona 85258                    Present
Age:  67

JOCK PATTON                     Chairman     February       Private Investor (June           153         JDA Software Group,
7337 East Doubletree Ranch Rd.  and          2001 -         1997 - Present).                             Inc. (January 1999 -
Scottsdale, Arizona 85258       Trustee      Present        Formerly, Director and                       Present); Swift
Age: 58                                                     Chief Executive Officer,                     Transportation Company
                                                            Rainbow Multimedia                           (March 2004 - Present).
                                                            Group, Inc. (January
                                                            1999 - December 2001).

DAVID W.C. PUTNAM               Trustee      September      President and Director,          153         Progressive Capital
7337 East Doubletree Ranch Rd.               1999 -         F.L. Putnam Securities                       Accumulation Trust
Scottsdale, Arizona 85258                    Present        Company, Inc. (June 1978 -                   (August 1998 -
Age:  65                                                    Present)                                     Present); Principled
                                                                                                         Equity Market Fund
                                                                                                         (November 1996 -
                                                                                                         Present); Mercy
                                                                                                         Endowment Foundation
                                                                                                         (September 1995 -
                                                                                                         Present); Asian American
                                                                                                         Bank and Trust Company
                                                                                                         (June 1992 - Present); and
                                                                                                         Notre Dame Health
                                                                                                         Care Center (July 1991 -
                                                                                                         Present).

                                                                                           NUMBER OF
                                               TERM OF                                   PORTFOLIOS IN
                                              OFFICE AND                                  FUND COMPLEX
                                POSITION(S)   LENGTH OF       PRINCIPAL OCCUPATION(S) -   OVERSEEN BY        OTHER DIRECTORSHIPS
  NAME, ADDRESS AND AGE       HELD WITH FUND TIME SERVED(1)   DURING THE PAST 5 YEARS      TRUSTEE(2)         HELD BY TRUSTEE
---------------------------   -------------  -------------- -------------------------     -------------    ----------------------
ROGER B. VINCENT                Trustee      February       President, Springwell                        Director, AmeriGas
7337 East Doubletree Ranch Rd.               2002 -         Corporation (March 1989                      Propane, Inc. (January
Scottsdale, Arizona 85258                    Present        - Present).                                  1998 - Present).
Age:  59

RICHARD A. WEDEMEYER            Trustee      February       Retired.  Mr. Wedemeyer          153         None.
7337 East Doubletree Ranch Rd.               2001 -         was formerly Vice
Scottsdale, Arizona 85258                    Present        President - Finance and
Age:  69                                                    Administration, Channel
                                                            Corporation (June
                                                            1996 - April 2002).
                                                            Trustee, First
                                                            Choice Funds
                                                            (February 1997 -
                                                            April 2001).

TRUSTEES WHO ARE "INTERESTED PERSONS"
-------------------------------------

THOMAS J. MCINERNEY(5) (6)      Trustee      February       Chief Executive Officer,         200         Trustee, Equitable Life
7337 East Doubletree Ranch Rd.               2001 -         ING U.S. Financial                           Insurance Co., Golden
Scottsdale, Arizona 85258                    Present        Services (September 2001                     American Life Insurance
Age:  48                                                    - Present); Member, ING                      Co., Life Insurance
                                                            Americas Executive                           Company of Georgia,
                                                            Committee (2001 -                            Midwestern United Life
                                                            Present); President,                         Insurance Co.,
                                                            Chief Executive Officer                      ReliaStar Life
                                                            and Director of Northern                     Insurance Co., Security
                                                            Life Insurance Company                       Life of Denver,
                                                            (March 2001 - October                        Security Connecticut
                                                            2002),  ING Aeltus                           Life Insurance Co.,
                                                            Holding Company, Inc.                        Southland Life
                                                            (2000 - Present), ING                        Insurance Co., USG
                                                            Retail Holding Company                       Annuity and Life
                                                            (1998 - Present), and                        Company, and United
                                                            ING Retirement Holdings,                     Life and Annuity
                                                            Inc. (1997 - Present).                       Insurance Co. Inc;
                                                            Formerly, President ING                      Director, Ameribest
                                                            Life Insurance & Annuity                     Life Insurance Co.;
                                                            Company (September 1997                      Director, First
                                                            - November 2002),                            Columbine Life
                                                            General Manager and                          Insurance Co.; and
                                                            Chief Executive Officer,                     Metro Atlanta Chamber
                                                            ING Worksite Division                        of Commerce (January
                                                            (December 2000 - October                     2003 - Present).
                                                            2001).

JOHN G. TURNER(5)               Trustee      February       Retired.  Formerly, Vice         153         Director, Hormel Foods
7337 East Doubletree Ranch Rd.               2001 -         Chairman of ING Americas                     Corporation (March 2000
Scottsdale, Arizona 85258                    Present        (September 2000 -                            - Present); Director,
Age:  65                                                    January 2002); Chairman                      ShopKo Stores, Inc.
                                                            and Chief Executive                          (August 1999 -
                                                            Officer of ReliaStar                         Present); and Conseco,
                                                            Financial Corp. and                          Inc. (September 2003 -
                                                            ReliaStar Life Insurance                     Present).
                                                            Company (July 1993 -
                                                            September 2000);
                                                            Director of
                                                            ReliaStar Life
                                                            Insurance Company of
                                                            New York (April 1975
                                                            - December 2000);
                                                            Director of Northern
                                                            Life Insurance
                                                            Company (March 1995
                                                            - April 2000);
                                                            Chairman and Trustee
                                                            of the Northstar
                                                            affiliated
                                                            investment companies
                                                            (May 1993 - December
                                                            2001).


(1) Trustees serve until their successors are duly elected and qualified, subject to the Board's retirement policy which states that each duly elected or appointed Trustee who is not an "interested person" of the

       Fund, as defined in the 1940 Act ("Independent Trustees"), shall retire from service as a Trustee at the first regularly scheduled quarterly meeting of the Board that is held after the Trustee reaches the age of
       70. A unanimous vote of the Board may extend the retirement date of a Trustee for up to one year. An extension may be permitted if the retirement would trigger a requirement to hold a meeting of shareholders of the Fund under applicable law, whether for purposes of appointing a successor to the Trustee or if otherwise necessary under applicable law, in which the extension would apply until such time as the shareholder meeting can be held or is no longer needed.

(2) For the purposes of this table, "Fund Complex" means the following investment companies: ING Equity Trust; ING Global Equity Dividend and Premium Opportunity Fund; ING Funds Trust; ING Investment Funds, Inc.; ING Investors Trust; ING Mayflower Trust; ING Mutual Funds; ING Prime Rate Trust; ING Senior Income Fund; ING Variable Insurance Trust; ING Variable Products Trust; ING VP Emerging Markets Fund, Inc.; ING VP Natural Resources Trust; USLICO Series Fund and ING Partners, Inc.

(3) Commenced service as a Trustee on January 1, 2005. Prior to January 1, 2005, Messrs. Boyer and Kenny were members of the board of directors of ING Partners, Inc. On January 1, 2005, the ING Partners, Inc. board of directors was unified with the board of the other Portfolios in the ING Complex of Funds.

(4) Shaun Mathews, Senior Vice President of ING Life Insurance and Annuity Company has held a seat on the board of directors of the Mark Twain House & Museum since September 19, 2002. ING Groep N.V. makes non-material, charitable contributions to The Mark Twain House & Museum.

(5) Messrs. McInerney and Turner are deemed to be "interested persons" of the Trust as defined in the 1940 Act because of their relationship with ING Groep, N.V., the parent corporation of the Investment Adviser, ING Investments, LLC and the Distributor, ING Funds Distributor, LLC.

(6)    Mr. McInerney is also a director of the following investment companies:
       ING VP Balanced Portfolio, Inc.; ING Strategic Allocation Portfolio, Inc.; ING GET Fund; ING VP Intermediate Bond Portfolio; ING VP Money Market Portfolio; ING Variable Funds; ING Variable Portfolios, Inc.; and ING Series Fund, Inc.; therefore, for the purposes of this table with reference to Mr. McInerney, "Fund Complex" includes these investment companies.

OFFICERS

           Information about the Fund's officers are set forth in the table below:



                                 POSITIONS HELD     TERM OF OFFICE AND LENGTH     PRINCIPAL OCCUPATION(S) DURING THE LAST
NAME, ADDRESS AND AGE            WITH THE FUND      OF TIME SERVED (1)            FIVE YEARS
---------------------         -------------------   -------------------------     ---------------------------------------
JAMES M. HENNESSY              President and Chief   February 2001 - Present
7337 East Doubletree Ranch Rd. Executive Officer                                   President and Chief Executive Officer,
Scottsdale, Arizona 85258      Chief Operating       July 2000 - Present           ING Investments, LLC (2) (December 2000 -
Age:  56                       Officer                                             Present).  Formerly, Senior Executive
                                                                                   Vice President and Chief Operating
                                                                                   Officer, ING Investments, LLC(2)
                                                                                   (April 1995 - December 2000);
                                                                                   and Executive Vice President, ING
                                                                                   Investments, LLC(2) (May 1998 - June
                                                                                   2000).

STANLEY D. VYNER               Executive Vice        July 2000 - Present           Executive Vice President, ING
7337 East Doubletree Ranch Rd. President                                           Investments, LLC(2) (July 2000 - Present)
Scottsdale, Arizona 85258                                                          and Chief Investment Risk Officer
Age:  54                                                                           (January 2003 - Present).  Formerly,
                                                                                   Chief Investment Officer of the
                                                                                   International Portfolios, ING
                                                                                   Investments, LLC(2) (August 2000
                                                                                   - January 2003); and Chief Executive
                                                                                   Officer, ING Investments, LLC(2)
                                                                                   (August 1996 - August 2000).

MICHAEL J. ROLAND              Executive Vice        February 2002 - Present       Executive Vice President (December 2001
7337 East Doubletree Ranch     President                                           - Present) and Chief Financial Officer
Rd.                                                                                (October 2004 - Present), ING
Scottsdale, Arizona 85258                                                          Investments, LLC(2).  Formerly, Chief
Age:  46                                                                           Financial Officer and Treasurer, ING
                                                                                   Investments, LLC(2) (December 2001
                                                                                   - March 2005), Senior Vice President,
                                                                                   ING Investments, LLC(2) (June 1998
                                                                                   - December 2001).

JOSEPH M. O'DONNELL            Chief Compliance      November 2004 - Present       Chief Compliance Officer of the ING
7337 East Doubletree Ranch Rd. Officer                                             Funds (November 2004 - Present).
Scottsdale, Arizona 85258                                                          Formerly, Vice President, Chief Legal
Age:  50                                                                           Counsel, Chief Compliance Officer and
                                                                                   Secretary of Atlas Securities, Inc.,
                                                                                   Atlas Advisers, Inc. and Atlas Funds
                                                                                   (October 2001 - October 2004);
                                                                                   and Chief Operating Officer and General
                                                                                   Counsel of Matthews International
                                                                                   Capital Management LLC and Vice
                                                                                   President and Secretary of
                                                                                   Matthews International Funds
                                                                                   (August 1999 - May 2001).

TODD MODIC                     Senior Vice           March 2005 - Present          Senior Vice President, ING Funds
7337 East Doubletree Ranch Rd. President,                                          Services, LLC(3) (April 2005 - Present)
Scottsdale, Arizona 85258      Chief/Principal                                     Formerly, Assistant Vice President, ING
Age:  37                       Financial Officer &                                 Funds Services, LLC(3) (September 2002 -
                               Assistant Secretary                                 Present), Director of Financial
                                                                                   Reporting, ING Investments, LLC(2) (March
                                                                                   2001 - September 2002); and Director
                                                                                   of Financial Reporting, Axient Communications,
                                                                                   Inc. (May 2000 - January 2001).

ROBERT S. NAKA                 Senior Vice           January 2000 - Present        Senior Vice President and Assistant
7337 East Doubletree Ranch Rd. President and                                       Secretary, ING Funds Services, LLC(3)
Scottsdale, Arizona 85258      Assistant Secretary                                 (October 2001 - Present).  Formerly,
Age:  41                                                                           Senior Vice President, ING Funds
                                                                                   Services, LLC(3) (August 1999 - October
                                                                                   2001).



                                  POSITIONS HELD        TERM OF OFFICE AND LENGTH     PRINCIPAL OCCUPATION(S) DURING THE LAST
NAME, ADDRESS AND AGE             WITH THE FUND         OF TIME SERVED (1)            FIVE YEARS
---------------------             -------------------   -------------------------     ---------------------------------------
ROBYN L. ICHILOV                  Vice President and    July 2000 - Present           Vice President, ING Funds Services,
7337 East Doubletree Ranch Rd.    Treasurer                                           LLC(3) (October 2001 - Present) and ING
Scottsdale, Arizona 85258                                                             Investments, LLC(2) (August 1997 -
Age: 37                                                                               Present).


KIMBERLY A. ANDERSON              Senior Vice           November 2003 - Present       Senior Vice President, ING Investments,
7337 East Doubletree Ranch Rd.    President                                           LLC(2) (October 2003 - Present).
Scottsdale, Arizona 85258                                                             Formerly, Vice President and Assistant
Age:  40                                                                              Secretary, ING Investments, LLC(2)
                                                                                      (October 2001 - October 2003); and
                                                                                      Assistant Vice President, ING Funds
                                                                                      Services, LLC(3) (November 1999 -
                                                                                      January 2001).

LAUREN D. BENSINGER               Vice President        February 2003 - Present       Vice President and Chief Compliance
7337 East Doubletree Ranch Rd.                                                        Officer, ING Funds Distributor, LLC(4)
Scottsdale, Arizona 85258                                                             (July 1995 - Present); and Vice
Age:  51                                                                              President, ING Investments, LLC
                                                                                      (February 1996 - Present). Formerly,
                                                                                      Chief Compliance Officer, ING Investments,
                                                                                      LLC(2) (October 2001 - October 2004).

MARY GASTON                       Vice President        March 2005 - Present          Vice President, ING Funds Services, LLC(3)
7337 East Doubletree Ranch Rd.                                                        (April 2005 - Present).  Formerly,
Scottsdale, Arizona 85258                                                             Assistant Vice President, Financial
Age:  39                                                                              Reporting, ING Investments, LLC(2) (April
                                                                                      2004 - April 2005); Manager, Financial
                                                                                      Reporting, ING Investments, LLC(2)
                                                                                      (August 2002 - April 2004); and
                                                                                      Controller, Z Seven Fund, Inc. and
                                                                                      Ziskin Asset Management, Inc. (January
                                                                                      2000 - March 2002).

MARIA M. ANDERSON                 Vice President        September 2004 - Present      Vice President, ING Funds Services,
7337 East Doubletree Ranch Rd.                                                        LLC(3) (September 2004 - Present).
Scottsdale, Arizona 85258                                                             Formerly, Assistant Vice President, ING
Age:  46                                                                              Funds Services, LLC(3) (October 2001 -
                                                                                      September 2004); and Manager of Fund
                                                                                      Accounting and Fund Compliance, ING
                                                                                      Investments, LLC(2) (September 1999
                                                                                      - October 2001).

SUSAN P. KINENS                   Assistant Vice        February 2003 - Present       Assistant Vice President, ING Funds
7337 East Doubletree Ranch Rd.    President                                           Services, LLC(3) (December 2002 -
Scottsdale, Arizona 85258                                                             Present); and has held various other
Age:  28                                                                              positions with ING Funds Services, LLC(3)
                                                                                      for more than the last five years.


KIMBERLY K. PALMER                Assistant Vice        September 2004 - Present      Assistant Vice President, ING Funds
7337 East Doubletree Ranch Rd.    President                                           Services, LLC(3) (August 2004 -
Scottsdale, Arizona 85258                                                             Present).  Formerly, Manager,
Age:  47                                                                              Registration Statements, ING Funds
                                                                                      Services, LLC(3) (May 2003 - August
                                                                                      2004); Associate Partner, AMVESCAP
                                                                                      PLC (October 2000 - May 2003); and
                                                                                      Director of Federal Filings and
                                                                                      Blue Sky Filings, INVESCO Funds Group,
                                                                                      Inc. (March 1994 - May 2003).



                                  POSITIONS HELD        TERM OF OFFICE AND LENGTH     PRINCIPAL OCCUPATION(S) DURING THE LAST
NAME, ADDRESS AND AGE             WITH THE FUND         OF TIME SERVED (1)            FIVE YEARS
---------------------             -------------------   -------------------------     ---------------------------------------
HUEY P. FALGOUT, JR.              Secretary             August 2003 - Present         Chief Counsel, ING Americas, U.S. Legal
7337 East Doubletree Ranch Rd.                                                        Services (September 2003 - Present);
Scottsdale, Arizona 85258                                                             Formerly, Counsel, ING Americas, U.S.
Age:  41                                                                              Legal Services (November 2002 -
                                                                                      September 2003); and Associate General
                                                                                      Counsel, AIG American General (January
                                                                                      1999 - November 2002).

THERESA K. KELETY                 Assistant Secretary   August 2003 - Present         Counsel, ING Americas, U.S. Legal
7337 East Doubletree Ranch Rd.                                                        Services (April 2003 - Present); Senior
Scottsdale, Arizona 85258                                                             Associate with Shearman & Sterling
Age: 42                                                                               (February 2000 - April 2003); and
                                                                                      Associate with Sutherland Asbill &
                                                                                      Brennan (1996 - February 2000).

ROBIN R. NESBITT                  Assistant Secretary   September 2004 - Present      Supervisor, Board Operations, ING Funds
7337 East Doubletree Ranch Rd.                                                        Services, LLC(3) (August 2003 -
Scottsdale, Arizona 85258                                                             Present).  Formerly, Senior Legal
Age:  31                                                                              Analyst, ING Funds Services, LLC(3)
                                                                                      (August 2002 - August 2003); Associate,
                                                                                      PricewaterhouseCoopers (January 2001
                                                                                      - August 2001); and Paralegal, McManis,
                                                                                      Faulkner & Morgan (May 2000 - December 2000).


(1) The officers hold office until the next annual meeting of the Trustees and until their successors shall have been elected and qualified.
(2) ING Investments, LLC was previously named ING Pilgrim Investments, LLC. ING Pilgrim Investments, LLC is the sucessor in interest to ING Pilgirm Investments, Inc., which was previously known as Pilgrim Investments, Inc. and before that was known as Pilgrim America Investments, Inc.
(3) ING Funds Services, LLC was previously named ING Pilgrim Group, LLC. ING Pilgrim Group, LLC is the sucessor in interest to ING Pilgirm Group, Inc., which was previously known as Pilgrim Group, Inc. and before that was known as Pilgrim America Group, Inc.
(4) ING Funds Distributor, LLC is the sucessor in interest to ING Funds Distributor, Inc., which was previously known as ING Pilgrim Securities, Inc., and before that was known as Pilgrim Securities, Inc., and before that was known as Pilgrim America Securities, Inc.

STANDING COMMITTEES OF THE FUND

       The Board governs each Portfolio and is responsible for protecting the interests of shareholders. The Trustees are experienced executives who oversee the Portfolios' activities, review contractual arrangements with companies that provide services to each Portfolio, and review each Portfolio's performance.

FREQUENCY OF BOARD MEETINGS

       The Board currently conducts regular meetings seven (7) times a year. The Audit and Valuation and Proxy Voting Committees meet regularly four (4) times per year, the Investment Review Committee meets six (6) times a year, the Contract Committee meets seven (7) times per year and the remaining Committees meet as needed. In addition, the Board or the Committees may hold special meetings by telephone or in person to discuss specific matters that may require action prior to the next regular meeting. Each below listed Committee operates pursuant to a Charter approved by the Board.

       Committees

       An Executive Committee of the Board was formed in order to act on behalf of the full Board between meetings when necessary. The Executive Committee currently consists of two (2) Independent Trustees and two (2) Trustees who are "interested persons," as defined in the 1940 Act. The following Trustees serve as members of the Executive Committee: Messrs. Turner, McInerney, May and Patton. Mr. Patton serves as Chairman of the Committee. The Executive Committee held three (3) meetings during the fiscal year ended December 31, 2004.

       The Board has an Audit Committee whose functions include, among others, to meet with the independent registered public accounting firm of the Fund to review the scope of the Fund's audit, its financial statements and interim accounting controls, and to meet with management concerning these matters, among other things. The Audit Committee operates pursuant to a Charter approved by the Board. The Audit Committee currently consists of four (4) Independent Trustees:
Messrs. Earley, Kenny, Vincent and Putnam. Mr. Earley serves as Chairman of the Committee. The Audit Committee held five (5) meetings during the fiscal year ended December 31, 2004.

       The Board has a Valuation and Proxy Voting Committee (formerly, the Valuation Committee) whose functions include, among others, reviewing the determination of the value of securities held by the Portfolios for which market quotations are not available and overseeing management's administration of proxy voting. The Valuation and Proxy Voting Committee operates pursuant to a Charter approved by the Board. The Valuation and Proxy Voting Committee currently consists of five (5) Independent Trustees: Dr. Gitenstein and Messrs. May, Patton, Boyer and Wedemeyer. Mr. May serves as Chairman of the Committee. The Valuation and Proxy Voting Committee held four (4) meetings during the fiscal year ended December 31, 2004.

       The Board has established a Nominating and Governance Committee (formerly, the Nominating Committee) for the purpose of, among other things, (1) identifying and recommending to the Board candidates it proposes for nomination to fill Independent Director vacancies on the Board; (2) reviewing workload and capabilities of Independent Board members and recommending changes to size or composition, as necessary; (3) monitoring regulatory developments and recommending modifications to the committee's responsibilities; (4) considering and recommending the creation of additional committees or changes to Director policies and procedures based on rule changes and "best practices" in corporate governance; (5) reviewing compensation of Independent Board members and making recommendations for any changes; and (6) overseeing the Board's annual self evaluation process.

       In evaluating candidates, the Nominating and Governance Committee may consider a variety of factors, but it has not at this time set any specific minimum qualifications that must be met. Specific qualifications of candidates for Board membership will be based on the needs of the Board at the time of nomination. The Nominating and Governance Committee is willing to consider nominations received from shareholders and shall assess shareholder nominees in the same manner as it reviews its own nominees. A shareholder nominee for trustee should be submitted in writing to the Portfolios' Secretary. Any such shareholder nomination should include, at a minimum, the following information as to each individual proposed for nominations as trustee: such individual's written consent to be named in the proxy statement as a nominee (if nominated) and to serve as a trustee (if elected), and all information relating to such individual that is required to be disclosed in the solicitation of proxies for election of trustees, or is otherwise required, in each case under applicable federal securities laws, rules and regulations.

       The Secretary shall submit all nominations received in a timely manner to the Nominating and Governance Committee. To be timely in connection with a shareholder meeting to elect trustees, any such submission must be delivered to the Portfolios' Secretary not earlier than the 90th day prior to such meeting and not later than the close of business on the later of the 60th day prior to such meeting or the 10th day following the day on which public announcement of the date of the meeting is first made, by either the disclosure in a press release or in a document publicly filed by the Portfolios with the SEC.

       The Nominating and Governance Committee consists of four (4) Independent
Trustees: Dr. Gitenstein and Messrs. Kenny, May and Wedemeyer. Dr. Gitenstein serves as Chairperson of the Committee. During the fiscal year ended December 31, 2004, the Nominating Committee held two (2) meetings.


       The Board has established an Investment Review Committee to, among others, monitor the investment performance of the Portfolios and make recommendations to the Board with respect to the Portfolios. The Investment Review Committee for the domestic equity funds currently consists of four (4) Independent Trustees and one Trustee who is an "interested person," as defined in the 1940 Act: Messrs. Kenny, Putnam, Earley, Turner and Vincent. Mr. Vincent serves as Chairman of the Investment Review Committee for the domestic equity funds. The Investment Review Committee for the domestic equity funds held four
(4) meetings during the fiscal year ended December 31, 2004. The Investment Review Committee for the international and fixed income funds currently consists of five (5) Independent Trustees and one Trustee who is an "interested person" as defined in the 1940 Act: Dr. Gitenstein and Messrs. Patton, May, Boyer, McInerney and Wedemeyer. Mr. Wedemeyer serves as Chairman of the Investment Review Committee for the international and fixed income funds. The Investment Review Committee for the international and fixed income funds held four (4) meetings during the fiscal year ended December 31, 2004.



       The Board has established a Compliance Committee for the purpose of, among others, coordinating activities between the Board and the Chief Compliance Officer ("CCO") of the Portfolios. The Compliance Committee facilitates the information flow among Board members and the CCO between Board meetings; works with the CCO and management to identify the types of reports to be submitted by the CCO to the Compliance Committee and the Board; coordinates CCO oversight activities with other ING Fund boards; and makes recommendations regarding the role, performance and oversight of the CCO. The Compliance Committee currently consists of three (3) Independent Trustees: Messrs. Boyer, Earley and Patton. Mr. Boyer serves as Chairman of the Committee. The Compliance Committee held one (1) meeting during the fiscal year ended December 31, 2004.

       The Board has a Contracts Committee for the purpose of overseeing the annual renewal process relating to investment advisory and sub-advisory agreements and, at the discretion of the Board, other agreements or plans involving the ING Funds. The responsibilities of the Contracts Committee, among other things, include: (1) identifying the scope and format of information to be provided by services providers in connection with applicable renewals; (2) providing guidance to independent legal counsel regarding specific information requests to be made by such counsel on behalf of the Trustees; (3) evaluating regulatory and other developments that might have an impact on applicable review and renewal processes; (4) reporting to the Trustees its recommendations and decisions regarding the foregoing matters; (5) assisting in the preparation of a written record of the factors considered by Trustees relating to the approval and renewal of advisory and sub-advisory agreements; and (6) recommending to the Trustees specific steps to be taken by them regarding the renewal process, including, for example, proposed schedules of meetings by the Trustees. The Contracts Committee is not responsible for making substantive recommendations whether to approve, renew, reject or modify agreements or plans. The Contracts Committee currently consists of five Independent Trustees: Messrs. Boyer, May, Patton, Vincent and Wedemeyer. Mr. Vincent serves as Chairperson of the Committee. The Contracts Committee held two (2) meetings during the fiscal year ended December 31, 2004.

TRUSTEE OWNERSHIP OF SECURITIES

           In order to further align the interests of the Independent Trustees with shareholders, it is the policy of the Board for the Independent Trustees to own, beneficially, shares of one or more funds in the ING Family of Funds at all times ("Policy"). For this purpose, beneficial ownership of fund shares includes ownership of a variable annuity contract or a variable life insurance policy whose proceeds are invested in a fund.

       Under this Policy, the initial value of investments in the ING Family of Funds that are beneficially owned by a Trustee must equal at least $50,000. Existing Trustees shall have a reasonable amount of time from the date of adoption of this Policy in order to satisfy the foregoing requirements. A new Trustee shall satisfy the foregoing requirements within a reasonable amount of time of becoming a Trustee. A decline in the value of any Fund investments will not cause a Trustee to have to make any additional investments under this Policy.

       Set forth below is the dollar range of equity securities owned by each Trustee as of December 31, 2004:

                               DOLLAR RANGE OF EQUITY       AGGREGATE DOLLAR RANGE OF EQUITY
                                 SECURITIES IN EACH     SECURITIES IN ALL REGISTERED INVESTMENT
                                PORTFOLIO OF THE FUND   COMPANIES OVERSEEN BY TRUSTEE IN FAMILY
       NAME OF TRUSTEE         AS OF DECEMBER 31, 2004          OF INVESTMENT COMPANIES
       ---------------         -----------------------  ----------------------------------------
INDEPENDENT TRUSTEES
--------------------

John V. Boyer (1)                       None                              None
Paul S. Doherty (2)                     None                         Over $100,000
J. Michael Earley                       None                       $50,001 - 100,000
R. Barbara Gitenstein                   None                       $50,001 - 100,000
Patrick W. Kenny (1)                    None                              None

Walter H. May                           None                         Over $100,000
Jock Patton                             None                        $10,001 - 50,000
David W. C. Putnam                      None                         Over $100,000
Blaine E. Rieke (2)                     None                       $50,001 - 100,000
Roger B. Vincent                        None                         Over $100,000
Richard A. Wedemeyer                    None                       $50,001 - 100,000

TRUSTEES WHO ARE
"INTERESTED PERSONS"
--------------------
Thomas J. McInerney                     None                         Over $100,000
John G. Turner                          None                         Over $100,000

----------

(1) Commenced services as Trustee on January 1, 2005. Prior to January 1, 2005, Messrs. Boyer and Kenny were members of the board of directors of ING Partners, Inc. On January 1, 2005, the ING Partners, Inc. board of directors was unified with the board of the other Portfolios in the ING Complex of Funds.

(2)    Retired as Trustee on December 31, 2004.

INDEPENDENT TRUSTEE OWNERSHIP OF SECURITIES

       Set forth in the table below is information regarding each Independent Trustee's (and his or her immediate family members) share ownership in securities of the Fund's Investment Adviser or principal underwriter, and the ownership of securities in an entity controlling, controlled by or under common control with the Investment Adviser or principal underwriter of the Fund (not including registered investment companies) as of December 31, 2004.

                               NAME OF
                             OWNERS AND
                            RELATIONSHIP                   TITLE OF       VALUE OF      PERCENTAGE
     NAME OF TRUSTEE         TO TRUSTEE      COMPANY         CLASS       SECURITIES      OF CLASS
     ---------------        ------------     -------       --------      ----------     ----------
John V. Boyer (1)                N/A           N/A            N/A            $0             N/A
Paul S. Doherty (2)              N/A           N/A            N/A            $0             N/A
J. Michael Earley                N/A           N/A            N/A            $0             N/A
R. Barbara Gitenstein            N/A           N/A            N/A            $0             N/A
Patrick W. Kenny (1)             N/A           N/A            N/A            $0             N/A
Walter H. May                    N/A           N/A            N/A            $0             N/A
Jock Patton                      N/A           N/A            N/A            $0             N/A

David W. C. Putnam               N/A           N/A            N/A            $0             N/A
Blaine E. Rieke (2)              N/A           N/A            N/A            $0             N/A
Roger B. Vincent                 N/A           N/A            N/A            $0             N/A
Richard A. Wedemeyer             N/A           N/A            N/A            $0             N/A

(1) Commenced services as Trustee on January 1, 2005. Prior to January 1, 2005, Messrs. Boyer and Kenny were members of the board of directors of ING Partners, Inc. On January 1, 2005, the ING Partners, Inc. board of directors was unified with the board of the other Funds in the ING Complex of Funds.

(2) Retired as Trustee on December 31, 2004.

       COMPENSATION OF TRUSTEES

       Each Portfolio pays each Trustee who is not an interested person a pro rata share, as described below, of: (i) (Messrs. Patton, Earley, May, Boyer, Wedemeyer and Dr. Gitenstein, as Chairpersons of committees of the Board, each receives an additional annual retainer of $30,000, $20,000, $10,000, $10,000, $20,000 and $2,500(1), respectively) (additionally, as Chairperson of the Investment Review and Contract Committees, Mr. Vincent receives an additional retainer of $20,000 and $15,000, respectively); (ii) $7,000 for each in person meeting of the Board (Mr. Patton, as Chairperson of the Board, receives an additional $1,000 for each Board meeting); (iii) $3,000 per attendance of any committee meeting (Chairpersons of committees of the Board receive an additional $1,000 for each committee meeting); (iv) $2,000 per special telephonic meeting; and (v) out-of-pocket expenses. The pro rata share paid by each Portfolio is based on each Portfolio's average net assets as a percentage of the average net assets of all the funds managed by the Investment Adviser or its affiliates, Directed Services, Inc. and ING Life Insurance and Annuity Company, for which the Trustees serve in common as Directors/Trustees.

(1) The Chairperson for the Nominating and Governance Committee is paid on a quarterly basis and only if the Nominating and Governance Committee has been active. The compensation per quarter to the Chairperson is $625, which if the Nominating and Governance Committee has been active for all four quarters will result in the Chairperson receiving the full annual retainer of $2,500.

       The following table sets forth information provided by the Portfolios' investment adviser regarding compensation of Trustees by each Portfolio and other funds managed by ING Investments and its affiliates for the fiscal year ended December 31, 2004. Officers of the Portfolios and Trustees who are interested persons of the Fund do not receive any compensation from the Fund or any other funds managed by the Investment Adviser.

(1) The Chairperson for the Nominating and Governance Committee is paid on a quarterly basis and only if the Nominating and Governance Committee has been active. The compensation per quarter to the Chairperson is $625, Which if the Nominating and Governance Committee has been active for all four quarters will result in the Chairperson receiving the full annual retainer of $2,500.

                               COMPENSATION TABLE





                                   AGGREGATE COMPENSATION FROM FUND           PENSION OR
                              -------------------------------------------     RETIREMENT         ESTIMATED       TOTAL COMPENSATION
      NAME OF                              MONEY                 ASSET         BENEFITS           ANNUAL        FROM REGISTRANT AND
      PERSON,                   STOCK     MARKET        BOND   ALLOCATION   ACCRUED AS PART    BENEFITS UPON    FUND COMPLEX PAID TO
     POSITION                 PORTFOLIO  PORTFOLIO   PORTFOLIO  PORTFOLIO  OF FUND EXPENSES    RETIREMENT(1)       TRUSTEES(2)(3)
-----------------------       ---------  ---------   --------- ----------  ----------------    --------------   --------------------
John V. Boyer (4)
Trustee                         $   42    $   17      $    8      $   36         N/A              N/A               $ 92,625

Paul S. Doherty (5)             $   48    $   20      $   10      $   42         N/A              N/A               $106,000
Trustee

J. Michael Earley               $   42    $   17      $    8      $   36         N/A              N/A               $ 91,000
Trustee

R. Barbara Gitenstein           $   47    $   19      $    9      $   41         N/A              N/A               $104,000
Trustee

Patrick W. Kenny (4)            $   35    $   14      $    6      $   30         N/A              N/A               $ 75,625
Trustee

Walter H. May
Trustee                         $   59    $   24      $   12      $   51         N/A              N/A               $130,000

Thomas J. McInerney                N/A       N/A         N/A         N/A         N/A              N/A                    N/A
Trustee

Jock Patton
Trustee                         $   57    $   24      $   11      $   50         N/A              N/A               $126,000

David W.C. Putnam               $   45    $   19      $    9      $   39         N/A              N/A               $101,000
Trustee

Blaine E. Rieke (5)             $   46    $   19      $    9      $   40         N/A              N/A               $102,000
Trustee

John G. Turner (6)                 N/A       N/A         N/A         N/A         N/A              N/A                    N/A
Trustee

Roger B. Vincent                $   50    $   20      $   10      $   43         N/A              N/A               $110,000
Trustee

Richard A. Wedemeyer            $   50    $   20      $   10      $   43         N/A              N/A               $110,000
Trustee

(1) The Funds have adopted a retirement policy under which a Trustee who has served as an Independent Trustee for five years or more will be paid by the ING Funds at the time of his or her retirement an amount equal to twice the compensation normally paid to the Independent Trustee for one year of service. The amount reflected is compensation for all Funds in the Complex.

(2) Trustee compensation includes compensation paid by funds that are not discussed in the Prospectus or SAI.

(3) Represents compensation from 113 funds (total in complex as of December 31, 2004). Does not include Funds that are a series of ING Partners, Inc.

(4) Commenced services as Trustee on January 1, 2005. Prior to January 1, 2005, Messrs. Boyer and Kenny were members of the board of directors of ING Partners, Inc. On January 1, 2005, the ING Partners, Inc. board of directors was unified with the board of the other Funds in the ING Complex of Funds. The compensation listed as "Aggregate Compensation from Fund" is estimated for the fiscal year ended December 31, 2005. The compensation listed as "Total Compensation From Registrant and Fund Complex Paid to Trustees" reflects fees paid by ING Partners, Inc.


(5)    Retired as Trustee on December 31, 2004.

(6) Represents an "Interested person," as defined in the 1940 Act, of the Company because of the affiliation with ING Groep, N.V., the parent corporation of the Investment Adviser and the Distributor. Officers and Trustees who are interested persons do not receive any compensation from the Funds.

               CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

      On September 1, 2000, ING Groep N.V. acquired ReliaStar. ING Groep N.V. is a global financial institution active in the fields of insurance, banking, and asset management in more than 65 countries, with more than 100,000 employees. On January 17, 1995, ReliaStar acquired USLICO. USLICO was a holding company with two primary subsidiaries: United Services Life Insurance Company (now merged into ReliaStar Life Insurance Company "RL"), of Arlington, Virginia, and Bankers Security Life Insurance Society (now known as ReliaStar Life Insurance Company of New York or "RLNY"), of Woodbury, New York.

      The Fund, consisting of four distinct Portfolios, is an investment vehicle for certain separate accounts of RL and RLNY. At the present time, shares of the Portfolios are sold exclusively to RL and RLNY. The shares serve as the investment medium for variable life insurance policies issued by these companies.

      As of March 23, 2005, no person owned of record or was known by the Fund to own beneficially 5% or more of any Portfolio's outstanding equity Securities except that ReliaStar United Services Variable Life Separate Account I a separate account of RL, 4601 N. Fairfax Drive, Arlington, VA 22201, owned 58.03%(1) of the Asset Allocation Portfolio, 57.91%(1) of the Bond Portfolio, 14.86% of the Money Market Portfolio and 60.11%1 of the Stock Portfolio; and ReliaStar Life Insurance Company of New York Variable Life Separate Account I, a separate account of RLNY, 1000 Woodbury Road, Woodbury, NY 11797,owned 41.97%(1) of the Asset Allocation Portfolio, 42.09%(1) of the Bond Portfolio, 85.14%(1) of the Money Market Portfolio and 39.89%(1) of the Money Market Portfolio. For this purpose "control" means: (i) the beneficial ownership, either directly or through one or more controlled companies, of more than 25% of the voting securities of a company; (ii) the acknowledgment or assertion by either the controlled or controlling party of the existence of control; or (iii) an adjudication under the terms and conditions of the 1940 Act, which has become final, that control exists.



      As of March 23, 2005, the Trustees and officers as a group owned less than 1% of each class of each Portfolio's outstanding shares.

                             THE INVESTMENT ADVISER

      The Investment Adviser for the Portfolios is ING Investments, which is registered with the SEC as an investment adviser and serves as an investment adviser to registered investment companies (or series thereof), as well as structured finance vehicles. The Investment Adviser, subject to the authority of the Trustees of the Portfolios, has the overall responsibility for the management of each Portfolio's investment portfolio subject to delegation of certain responsibilities to ING Investment Management Co. ("INGIM" or the "Sub-Adviser").

      On March 1, 2002, the name of the Investment Adviser was changed from "ING Pilgrim Investments, LLC" to "ING Investments, LLC." On February 26, 2001, the name of the Investment Adviser was changed from "ING Pilgrim Investments, Inc." to "ING Pilgrim Investments, LLC." From April 1995 to May 10, 2001, ReliaStar Investment Research, Inc. ("RIRI"), formerly, Washington Square Advisers, Inc., served as investment adviser to the Fund. RIRI is a wholly owned subsidiary of ReliaStar Financial Corp. From April 1988 through April 1995, the adviser for the Fund was Bankers Centennial Management Corp.

      Prior to May 11, 2001, RIRI served as Investment Adviser to the Portfolios and ING Pilgrim Investments, LLC served as Sub-Adviser to the Stock Portfolio and the equity portion of the Asset Allocation Portfolio of the Fund. Prior to October 1, 1999, the Stock Portfolio and the equity portion of the Asset Allocation Portfolio were managed by another sub-adviser.


(1) May be deemed to be a control person

      ING Investments serves pursuant to an Investment Management Agreement ("Investment Management Agreement") between ING Investments and the Fund. The Investment Management Agreement requires the Investment Adviser to provide, subject to the supervision of the Board, investment advice and investment services to the Portfolios and to furnish advice and recommendations with respect to investment of the Portfolios' assets and the purchase or sale of their portfolio securities. The Investment Adviser also provides investment research and analysis. The Investment Management Agreement provides that the Investment Adviser is not subject to liability to the Fund for any act or omission in the course of, or connected with, rendering services under the Agreement, except by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties under the Agreement.

      After an initial two year term, the Investment Management Agreement continues in effect from year to year so long as such continuance is specifically approved at least annually by (a) the Board or (b) the vote of a "majority" (as defined in the 1940 Act) of the Fund's outstanding shares voting as a single class; provided, that in either event the continuance is also approved by at least a majority of the Board who are not "interested persons" (as defined in the 1940 Act) of the Investment Adviser or Sub-Adviser, as the case may be, by vote cast in person at a meeting called for the purpose of voting on such approval.

      In considering whether to renew the Investment Management Agreements and Sub-Advisory Agreement, the Board considered a number of factors they believed, in light of the legal advice furnished to them by their independent legal counsel, and their own business judgment, to be relevant.

      In connection with their deliberations, on August 31, 2004, relating to the Fund's current Investment Management Agreement and Sub-Advisory Agreement, if applicable, the Board, including the Independent Trustees, considered information that had been provided by ING Investments and the Sub-Adviser to the Fund that engages them throughout the year at regular Board Meetings, as well as information furnished for a Board meeting held annually to specifically consider such renewals. This information included the following items: (1) FACT sheets for each Portfolio that provide information about the performance and expenses of each Portfolio and its respective peer group, as well as information about each Portfolio's investment portfolio, objective(s) and strategies; (2) 15(c) Methodology Guide that describes how the FACT sheets were prepared, including how benchmarks and peer groups were selected and how profitability was determined; (3) responses to questions provided by legal counsel to the Independent Trustees; (4) copies of each form of investment management and sub-advisory agreement; (5) copies of the Form ADV for the investment manager and sub-adviser to the Fund; (6) financial statements for ING Investments and the sub-adviser to the Fund; and (7) other information relevant to their evaluations.

      The Board was also provided with narrative summaries addressing key factors the Board customarily considers in evaluating the renewal of investment management and sub-advisory agreement, including an analysis for each Portfolio of how performance and fees compare to its selected peer group and designated benchmarks.

      The following paragraphs outline certain of the specific factors that the Board considered, and the conclusions reached, in relation to renewing the Fund's current Investment Management Agreement and in renewing or approving, as applicable, the Fund's Sub-Advisory Agreement.

USLICO SERIES FUND - ASSET ALLOCATION PORTFOLIO
      In its renewal deliberations for the Portfolio, the Board considered, among other factors that (1) the management fee for the Portfolio is below the median and the average management fees of its Selected Peer Group; (2) the expense ratio for the Portfolio is above the median and the average expense ratios of its Selected Peer Group, but within one standard deviation of the average; (3) the Portfolio's performance has shown improvement in comparison to the Selected Peer Group median for all periods reviewed by the Board, and (4) the Investment Adviser has taken action to address Board concerns about the Portfolio's performance by implementing a change in the portfolio management team.

      After deliberations based on the above-listed factors, among others, the Board recommended the renewal of the Investment Management Agreement and Sub-Advisory Agreement for the Portfolio because, among other considerations,
(1) the management fee for the Portfolio is competitive with that of its Selected Peer Group; (2) the expense ratio of the Portfolio is competitive with that of its Selected Peer Group; (3) the Portfolio's performance has recently improved; and (4) the Board believes it is appropriate to allow the new portfolio managers, put in place in early 2003, a reasonable period of time to manage the Portfolio in order to properly evaluate performance.

USLICO SERIES FUND - BOND PORTFOLIO
      In its renewal deliberations for the Portfolio, the Board considered, among other factors that (1) the management fee for the Portfolio is below the median and the average management fees of its Selected Peer Group; (2) the expense ratio for the Portfolio is slightly above the median and the average expense ratios of its Selected Peer Group, but within one standard deviation of the average; (3) the Portfolio underperformed its benchmark index for all periods reviewed by the Board and its Selected Peer Group median for the one- and two-year periods and the most recent quarter; and (4) the Investment Adviser has taken action to address Board concerns about the Portfolio's performance by implementing a change in the portfolio management team.
      After deliberations based on the above-listed factors the Board recommended the renewal of the Investment Management Agreement and Sub-Advisory Agreement for the Portfolio because, among other considerations, (1) the management fee of the Portfolio is competitive with that of its Selected Peer Group; (2) the expense ratio for the Portfolio is competitive with that of its Selected Peer Group; and (3) the Board believes it is appropriate to allow the new portfolio manager, put in place in February 2003, a reasonable period of time to manage the Portfolio in order to properly evaluate performance.

USLICO SERIES FUND - MONEY MARKET PORTFOLIO

      In its renewal deliberations for the Portfolio, the Board considered, among other factors that (1) the management fee for the Portfolio is below the median and the average expense ratios of its Selected Peer Group; (2) the expense ratio for the Portfolio is above the median expense ratio, the average expense ratio, and one standard deviation of the average expense ratio for its Selected Peer Group; (3) the Portfolio underperformed its benchmark index and its Selected Peer Group median for the periods presented; and (4) in March 2003, to address concern's about the Portfolio's underperformance, the portfolio management team was changed.

      In response to input from the Board, the Portfolio's expense limit has been lowered. After deliberations based on the above-listed factors, the Board renewed the Investment Management Agreement and Sub-Advisory Agreement for the Portfolio because, among other considerations, (1) the management fee of the Fund is competitive with that of its Selected Peer Group; (2) the lowered expense ratio for the Fund is competitive with that of its Selected Peer Group;
(3) lowering the total expense ratio will have a material positive effect on the relative performance of the Portfolio; and (4) there has been a recent change in management and it is appropriate to allow the new portfolio manager a reasonable period of time to manage the Portfolio in order to properly evaluate performance and the results of the change that has been made.

USLICO SERIES FUND - STOCK PORTFOLIO
      In its renewal deliberations for the Portfolio, the Board considered that
(1) the management fee for the Portfolio is below the median and the average management fees of its Selected Peer Group; (2) the expense ratio for the Portfolio is below the median and the average expense ratios of its Selected Peer Group; (3) the Portfolio underperformed its benchmark index and Selected Peer Group median for the two-, three-, and five-year periods, but outperformed its benchmark index for the most recent quarter and outperformed its Selected Peer Group median for the one-year period and most recent quarter; and (4) the Investment Adviser has taken action to address Board concerns about the Portfolio's performance by implementing a change in the portfolio management team.

      After deliberations based on the above-listed factors the Board renewed the Investment Management Agreement and Sub-Advisory Agreement for the Portfolio because, among other considerations, (1) the management fee of the Portfolio is competitive with that of its Selected Peer Group; (2) the expense ratio for the Portfolio is competitive with that of its Selected Peer Group; (3) the Portfolio's performance has recently improved; and (4) the Board believes it is appropriate to allow the new portfolio manager, put in place in February 2003, a reasonable period of time to manage the Portfolio in order to properly evaluate performance.

      Based on the above deliberations and recommendations for each Portfolio, the Board renewed the Investment Management Agreement and Sub-Advisory Agreement for the Fund.

      The Investment Management Agreement is terminable without penalty with not less than 60 days' notice by the Board or by a vote of the holders of a majority of the Fund's outstanding shares voting as a single class, or upon not less than 60 days' notice by the Investment Adviser. The Investment Management Agreement will terminate automatically in the event of its "assignment" (as defined in the 1940 Act).

      The Fund pays the Investment Adviser for its services under the Investment Management Agreement a fee based in arrears equal to the following as a percentage of the Portfolio's average daily net assets.

   SERIES                                          ANNUAL ADVISORY FEE
   ------                                          -------------------
   Asset Allocation Portfolio               0.50% of the first $100 million
                                            0.45% of the assets in excess of $100 million
   Bond Portfolio                           0.50% of the first $100 million
                                            0.45% of the assets in excess of $100 million
   Money Market Portfolio                   0.50% of the first $100 million
                                            0.45% of the assets in excess of $100 million
   Stock Portfolio                          0.50% of the first $100 million
                                            0.45% of the assets in excess of $100 million


      The variable life insurance policies for which the Portfolios serve as investment vehicles provide as a contractual requirement that each Portfolio's investment advisory fees cannot exceed on an annual basis 0.25% of the Portfolio's average daily net assets. Each Portfolio's investment advisory fees in excess of 0.25% of the Portfolio's average daily net assets are paid by RL and RLNY.

                                     2004           2003(1)         2002(2)
                                     -----          -------         -------
                                 ADVISORY FEES   ADVISORY FEES  ADVISORY FEES
                                 -------------   -------------  -------------
   Asset Allocation Portfolio       $64,584         $61,566         $60,240

   Bond Portfolio............       $14,728         $15,440         $14,746

   Money Market Portfolio....       $30,170         $31,918         $32,124

   Stock Portfolio ..........       $74,574         $58,856         $61,078

(1) Amounts include 0.25% of investment advisory fees paid by RL and RLNY. Net investment advisory fees paid by Stock Portfolio, Bond Portfolio, Asset Allocation Portfolio and Money Market Portfolio were $29,428, $7,720, $30,783 and $15,959, respectively.

(2) Amounts include 0.25% of investment advisory fees paid by RL and RLNY. Net investment advisory fees paid by Stock Portfolio, Bond Portfolio, Asset Allocation Portfolio and Money Market Portfolio were $30,539, $7,373, $30,120 and $16,062 respectively.

                             SUB-ADVISORY AGREEMENT

      The Investment Management Agreement for the ING Funds provides that the Investment Adviser, with the approval of the Trust's Board, may select and employ investment advisers to serve as Sub-Advisers, and shall monitor the Sub-Advisers' investment programs and results, and coordinate the investment activities of the Sub-Advisers to ensure compliance with regulatory restrictions. The Investment Adviser pays all of its expenses arising from the performance of its obligations under the Investment Management Agreement, including all fees payable to the Sub-Advisers, executive salaries and expenses of the Trustees and officers of the Trust who are employees of the Investment Adviser or its affiliates. The Sub-Advisers pay all of their expenses arising from the performance of its obligations under the Sub-Advisory Agreements.

      Subject to the expense reimbursement provisions described in this SAI, other expenses incurred in the operation of the Trust are borne by the Fund, including, without limitation, investment advisory fees; brokerage commissions; interest; legal fees and expenses of attorneys; fees of independent registered public accounting firms, transfer agents and dividend disbursing agents, accounting agents, and custodians; the expense of obtaining quotations for calculating each Portfolio's NAV; taxes, if any, and the preparation of each Portfolio's tax returns; cost of stock certificates and any other expenses (including clerical expenses) of issue, sale, repurchase or redemption of shares; fees and expenses of registering and maintaining the registration of shares of the Fund under federal and state laws and regulations; expenses of printing and distributing reports, notices and proxy materials to existing shareholders; expenses of printing and filing reports and other documents filed with governmental agencies; expenses of annual and special shareholder meetings; expenses of printing and distributing prospectuses and statements of additional information to existing shareholders; fees and expenses of Trustees of the Trust who are not employees of the Investment Adviser or any Sub-Adviser, or their affiliates; membership dues in trade associations; insurance premiums; and extraordinary expenses such as litigation expenses.

      The Sub-Advisory Agreement may be terminated without payment of any penalty by ING Investments, the Sub-Adviser or the Trustees of the Trust on 60 days' prior written notice. Otherwise, after the initial term, the Sub-Advisory Agreement will remain in effect from year to year, subject to the annual approval of the Board, on behalf of the Trust, or the vote of a majority of the outstanding voting securities, and the vote, cast in person at a meeting duly called and held, of a majority of Trustees, on behalf of the Trust who are not parties to this Sub-Advisory Agreement or "interested persons" (as defined in the 1940 Act).

      Pursuant to a Sub-Advisory Agreement dated August 1, 2003 between ING Investments and ING IM, ING IM, formerly known as Aeltus Investment Management, Inc., acts as Sub-Adviser to the Portfolios. In this capacity, ING IM, subject to the supervision and control of the Investment Adviser and the Trustees of the Portfolios, on behalf of the Portfolios, manages each Portfolio's investment portfolio consistently with each Portfolio's investment objective(s), and executes any of the Portfolios' investment policies that it deems appropriate to utilize from time to time. Fees payable under the Sub-Advisory Agreement accrue daily and are paid monthly by the Investment Adviser. ING IM's address is 230 Park Avenue, New York, NY 10169. ING IM is an indirect, wholly-owned subsidiary of ING Groep N.V. and an affiliate of ING Investments.

      Prior to August 1, 2003, the Portfolios were directly managed by the Investment Adviser. ING Investments has undertaken an internal reorganization that, among other things, integrated certain of its portfolio management professionals across the U.S. under a common management structure known as ING Investment Management Americas, which includes ING IM. On August 1, 2003, ING IM became the sub-adviser to the Portfolios. One of the primary purposes of the integration plan is to promote consistently high levels of performance in terms of investment standards, research, policies and procedures in the portfolio management functions related to the Portfolios. As a result of this integration plan the operational and supervisory functions under the Portfolios' Investment Management Agreement where separated from the portfolio management functions related to the Portfolios, with the former continuing to be provided by the Investment Adviser and the latter provided by ING IM. The portfolio management personnel for these Portfolios did not change as a result of this internal reorganization.

      For the following Portfolios as compensation to the Sub-Adviser for its services, the Investment Adviser pays the Sub-Adviser a monthly fee in arrears equal to the following as a percentage of the Portfolio's average daily net assets managed during the month:

   SERIES                                       ANNUAL SUB-ADVISORY FEE
   ------                                       -----------------------
   Asset Allocation Portfolio               0.2250% of first $100 million of assets
                                            0.2025% of assets in excess of $100 million

   Bond Portfolio                           0.2250% of first $100 million of assets
                                            0.2025% of assets in excess of $100 million

   Money Market Portfolio                   0.2250% of first $100 million of assets
                                            0.2025% of assets in excess of $100 million

   Stock Portfolio                          0.2250% of first $100 million of assets
                                            0.2025% of assets in excess of $100 million

      TOTAL SUB-ADVISORY FEES PAID BY THE INVESTMENT ADVISER DURING THE FISCAL YEAR ENDED:

                                2004                2003(1)
                                ----                -------
                          SUB-ADVISORY FEES    SUB-ADVISORY FEES
                          -----------------    -----------------
   Asset Allocation
   Portfolio.........            $29,063          $12,016
   Bond Portfolio....             $6,628           $2,843
   Money Market
   Portfolio.........            $13,579           $5,925
   Stock Portfolio ..            $33,559          $12,403


----------
      (1) Reflects the five-month period from August 1, 2003 to December 31, 2003. Prior thereto, no sub-advisory fees were paid because the Portfolios were directly managed by ING Investments.

                               PORTFOLIO MANAGERS

Other Accounts Managed

The following table shows the number of accounts and total assets in the accounts managed by the Portfolio Managers as of December 31, 2004:

                       REGISTERED INVESTMENT     OTHER POOLED INVESTMENT     OTHER ACCOUNTS
                       COMPANIES                 VEHICLES
                       ----------------------    -----------------------     -----------------------
                       NUMBER                    NUMBER                      NUMBER
                       OF                        OF                          OF
PORTFOLIO MANAGER      ACCOUNTS  TOTAL ASSETS    ACCOUNTS   TOTAL ASSETS     ACCOUNTS*  TOTAL ASSETS
Mary Ann Fernandez     36        $2,714,934,521  0          N/A              0          N/A
James Kauffmann        53        $7,905,224,743  13         $1,482,343,368   25         $8,158,535,858
Shiv Mehta             0         N/A             0          N/A              0          N/A
James A. Vail          9         $580,306,843    0          N/A              45         $64,977,478
David S. Yealy         16        $3,122,294,743  3          $126,880,313     0          N/A

----------
* There were no accounts for which advisory fee is based on performance

      Compensation

      Compensation consists of (a) base salary; (b) bonus which is based on ING Investment Management (ING IM) performance, 3 and 5 year pre-tax performance of the accounts the portfolio managers are primarily and jointly responsible for relative to account benchmarks and peer universe performance, and revenue growth of the accounts they are responsible for; and
(c) long-term equity awards tied to the performance of our parent company, ING Groep.

      Portfolio managers are also eligible to participate in an annual cash incentive plan. The overall design of the ING IM annual incentive plan was developed to closely tie pay to performance, structured in such a way as to drive performance and promote retention of top talent. As with base salary compensation, individual target awards are determined and set based on external market data and internal comparators. Investment performance is measured on both relative and absolute performance in all areas. ING IM has defined the S&P 500 Index and, where applicable, peer groups including but not limited to Russell, Morningstar, Lipper and Lehman and set performance goals to appropriately reflect requirements for each investment team. The measures for each team are outlined on a "scorecard" that is reviewed on an annual basis. These scorecards reflect a comprehensive approach to measuring investment performance versus both benchmarks and peer groups over one and three year periods and year-to-date net cash flow (changes in the accounts' net assets not attributable in the value of the accounts' investments) for all accounts managed by the team. The results for overall IIM scorecards are calculated on an asset weighted performance basis of the individual team scorecards.

      Investment professionals' performance measures for bonus determinations are weighted by 25% being attributable to the overall ING IM performance and 75% attributable to their specific team results (60% investment performance and 15% net cash flow).

      Based on job function, internal comparators and external market data, portfolio managers participate in the ING Long-Term Incentive Plan. Plan awards are based on the current year's performance as defined by the ING IM component of the annual incentive plan. The awards vest in three years and are paid in a combination of ING restricted stock, stock options and restricted performance units.

      Portfolio managers whose base salary compensation exceeds a particular threshold may participate in ING's deferred compensation plan. The plan provides an opportunity to invest deferred amounts of compensation in mutual funds, ING stock or at an annual fixed interest rate. Deferral elections are done on an annual basis and the amount of compensation deferred is irrevocable.

      The Portfolio Managers participate in ING's Pension and Retirement Plans, which do not discriminate in favor of portfolio managers or a group of employees that includes portfolio managers and are available generally to all salaried employees.

      Description of Material Conflicts of Interest

      A portfolio manager may be subject to potential conflicts of interest because the portfolio manager is responsible for other accounts in addition to a Portfolio. These other accounts may include, among others, other mutual funds, separately managed advisory accounts, commingled trust accounts, insurance separate accounts, wrap fee programs and hedge funds. Potential conflicts may arise out of the implementation of differing investment strategies for the portfolio manager's various accounts, the allocation of investment opportunities among those accounts or differences in the advisory fees paid by the portfolio manager's accounts.

      A potential conflict of interest may arise as a result of the portfolio manager's responsibility for multiple accounts with similar investment guidelines. Under these circumstances, a potential investment may be suitable for more than one of the portfolio manager's accounts, but the quantity of the investment available for purchase is less than the aggregate amount the accounts would ideally devote to the opportunity. Similar conflicts may arise when multiple accounts seek to dispose of the same investment.

      A portfolio manager may also manage accounts whose objectives and policies differ from those of the Portfolio. These differences may be such that under certain circumstances, trading activity appropriate for one account managed by the portfolio manager may have adverse consequences for another account managed by the portfolio manager. For example, if an account were to sell a significant position in a security, which could cause the market price of that security to decrease, while the Portfolio maintained its position in that security.

      A potential conflict may arise when a portfolio manager is responsible for accounts that have different advisory fees - the difference in the fees may create an incentive for the portfolio manager to favor one account over another, for example, in terms of access to particularly appealing investment opportunities. This conflict may be heightened where an account is subject to a performance-based fee.

      As part of its compliance program, ING IM has adopted policies and procedures reasonably designed to address the potential conflicts of interest described above.

      Ownership of Securities

      The following table shows the dollar range of shares of the Portfolio owned by each team member as of December 31, 2004, including investments by their immediate family members and amounts invested through retirement and deferred compensation plans:

              Portfolio Manager     Dollar Range of Fund Shares Owned
              Mary Ann Fernandez    None
              James Kaufmann        None
              Shiv Mehta            None
              James A. Vail         None
              David S. Yealy        None

DISCLOSURE OF THE PORTFOLIOS' PORTFOLIO SECURITIES

      The Portfolios are required to file their complete portfolio holdings schedule with the SEC on a quarterly basis. This schedule is filed with the Fund's annual and semi-annual reports on Form N-CSR for the second and fourth fiscal quarters and on Form N-Q for the first and third fiscal quarters.

      In addition, the Portfolios post their portfolio holdings schedule on the ING's website on a calendar-quarter basis and is available on the first day of the second month of the next quarter. The portfolio holdings schedule is as of the preceding quarter-end (i.e., the Portfolio will post the quarter-ending June 30 holdings on August 1).

      The Portfolios also compile a list composed of its ten largest holdings. ("Top Ten"). This information is produced monthly, and is made available on ING's website, on the tenth day of each month. The Top Ten holdings information is as of the last day of the previous month.

      Investors (both individual and institutional), financial intermediaries that distribute each Portfolio's shares and most third parties may receive the Fund's annual or semi-annual reports, or view on the ING's website, the Portfolios' portfolio holdings schedule. The Top Ten lists also is provided in quarterly Portfolio descriptions that are included in the offering materials of variable life insurance products and variable annuity contracts.

      Other than in regulatory filings or on the ING's website, the Portfolios may provide their portfolio holdings to certain unaffiliated third-parties and affiliates when the Portfolio has a legitimate business purpose for doing so. Specifically, the Portfolios' disclosure of its portfolio holdings may include disclosure:

      - To the Fund's independent registered public accounting firm, named herein, for use in providing audit opinions;

      - To financial printers for the purpose of preparing Fund regulatory filings;
      -     For the purpose of due diligence regarding a merger or acquisition;

      - To a new investment adviser or sub-adviser prior to the commencement of its management of the Portfolios;

      - To rating agencies and ranking agencies such as Bloomberg, Morningstar, Lipper and Standard & Poor's, such agencies receive more raw data for the Portfolios than is posted on the Portfolios' website;

      - To consultants for use in providing asset allocation advice in connection with an investment by affiliated funds-of-funds in the Portfolios such agencies may receive more raw data for the Portfolios than is posted on the Portfolios' website;

      - To service providers, such as proxy voting and class action services providers, on a daily basis, in connection with their providing services benefiting the Portfolios; or

      - To a third party for purposes of effecting in-kind redemptions of securities to facilitate orderly redemption of portfolio assets and minimal impact on remaining Portfolio shareholders.

      In all instances of such disclosure the receiving party, by agreement, is subject to a duty of confidentiality, including a duty not to trade on such information.

      The Board has adopted policies and procedures ("Policies") designed to ensure that disclosure of information regarding the Portfolios' portfolio securities is in the best interests of Portfolios' shareholders, including procedures to address conflicts between the interests of the Portfolios' shareholders, on the one hand, and those of the Portfolios' Investment Adviser, Sub-Adviser, principal underwriter or any affiliated person of the Portfolios, its Investment Adviser, or its principal underwriter, on the other. Such Policies authorize the Portfolios' administrator to implement the Board's policies and direct the administrator to document the expected benefit to shareholders. Among other considerations, the administrator is directed to consider whether such disclosure may create an advantage for the recipient or its affiliates or their clients over that of the Portfolios' shareholders. Similarly, the administrator is directed to consider, among other things, whether the disclosure of portfolio holdings creates a conflict between the interests of shareholders and the interests of the Investment Adviser, Sub-Adviser, principal underwriter and their respective affiliates. The Board has authorized the senior officers of the Portfolios' administrator to authorize the release of the Portfolios' portfolio holdings, as necessary, in conformity with the foregoing principles and to monitor for compliance with the Policies. The Portfolios' administrator reports quarterly to the Board regarding the implementation of the Policies.

      The Portfolios have the following ongoing arrangements with certain third parties to provide the Portfolios' portfolio holdings:

PARTY                    PURPOSE          FREQUENCY       TIME LAG BETWEEN
                                                        DATE OF INFORMATION
                                                       AND DATE INFORMATION
                                                            RELEASED
Institutional          Proxy Voting      Daily         None
Shareholder Services,  & Class Action
Inc.                   Services

Charles River          Compliance        Daily         None
Development


All of the arrangements in the table above are subject to the Policies adopted by the Board to ensure such disclosure is for a legitimate business purpose and is in the best interests of the Portfolios and their shareholders. The Board must approve any material change to the Policies. The Policies may not be waived, or exceptions made, without the consent of ING's Legal Department. All waivers and exceptions involving any of the Portfolios will be disclosed to the Board no later than its next regularly scheduled quarterly meeting. No compensation or other consideration may be received by the Portfolios, the Investment Adviser, or any other party in connection with the disclosure of portfolio holdings in accordance with the Policies.

PROXY VOTING PROCEDURES

      The Board has adopted proxy voting procedures and guidelines to govern the voting of proxies relating to the Portfolios' portfolio securities. The procedures and guidelines delegate to the Investment Adviser the authority to vote proxies relating to portfolio securities, and provide a method for responding to potential conflicts of interest. In delegating voting authority to the Investment Adviser, the Board has also approved the Investment Adviser's proxy voting procedures, which require the Investment Adviser to vote proxies in accordance with the Portfolios' proxy voting procedures and guidelines. An independent proxy voting service has been retained to assist in the voting of Portfolio proxies through the provision of vote analysis, implementation and recordkeeping and disclosure services. In addition, the Board established the Valuation and Proxy Voting Committee to oversee the implementation of the Fund's proxy voting procedures. A copy of the proxy voting procedures and guidelines for the Portfolios, including procedures of the Investment Adviser, is attached hereto as Appendix C. No later than August 31st of each year, information regarding how the Fund voted proxies relating to portfolio securities for the one-year period ending June 30th is available through the ING Funds' website (WWW.INGFUNDS.COM) or by accessing the SEC's EDGAR database (WWW.SEC.GOV).

                            ADMINISTRATION AGREEMENT

      ING Funds Services, LLC ("ING Funds Services" or the "Administrator") provides administrative services pursuant to an Administration Agreement (the "Administration Agreement"). Subject to the supervision of the Board, the Administrator provides the overall business management and administrative services necessary to conduct properly the Fund's business, except for those services performed by the Investment Adviser under the Investment Management Agreement, the Sub-Adviser under the Sub-Advisory Agreement, the Custodian for the Fund under the Custodian Agreement, the Transfer Agent under the Transfer Agency Agreement and such other service providers as may be retained by the Fund from time to time. The Administrator acts as liaison among these service providers to the Fund. The Administrator is also responsible for ensuring that the Fund operates in compliance with applicable legal requirements and for monitoring the Investment Adviser for compliance with requirements under applicable law and with the investment policies and restrictions of the Fund and provides office space for the Fund.. The Administrator is an affiliate of the Investment Adviser. Prior to July 26, 2000, RL, successor by merger (on December 31, 1998), to ReliaStar United Services Life Insurance Company ("RUSL") provided administrative, legal and accounting services.

      As compensation, each Portfolio pays ING Funds Services a fee calculated at an annual rate of 0.10% of the Fund's average daily net assets.

      The Administration Agreement is renewable from year to year if the Fund's Trustees (including a majority of the Fund's disinterested Trustees) approve the continuance of the Agreement. ING Funds Services or the Fund may terminate the Administration Agreement on 60 days' written notice to the other party.

      During the fiscal years ended December 31, 2004, 2003 and 2002, ING Funds Services and its predecessor received the following fees for their services under their respective Administration Agreement.

                                     2004                 2003                 2002
                                     ----                 ----                 ----
                              ADMINISTRATIVE FEES  ADMINISTRATIVE FEES  ADMINISTRATIVE FEES

  Asset Allocation Portfolio..      $12,916              $12,313              $12,048
  Bond Portfolio..............       $2,946               $3,088               $2,949
  Money Market Portfolio......       $6,034               $6,383               $6,425
  Stock Portfolio ............      $14,915              $11,771              $12,216


                          EXPENSE LIMITATION AGREEMENT

      The Investment Adviser has entered into an expense limitation agreement with the Fund on behalf of the Portfolios. In connection with this agreement, the Investment Adviser will assume certain of the Portfolio's expenses so that the "Other Expenses" of these Portfolios do not exceed 0.65%. Other Expenses means all of the expenses incurred by each Portfolio, but excluding the investment advisory fees described above, interest, taxes, brokerage commissions, other investment-related costs (including without limitation legal fees incurred in connection with the purchase and sale of Fund assets), extraordinary expenses such as litigation, other expenses not incurred in the ordinary course of the Fund's business, and expenses of any counsel or other persons or services retained by the Fund's Trustees who are not "interested persons," as that term is defined in the 1940 Act, of the Investment Adviser.

      Each Portfolio will, at a later date, reimburse the Investment Adviser for Other Expenses assumed by the Investment Adviser during the previous 36 months, but only if annualized cumulative Other Expenses does not exceed the percentage described above. The Investment Adviser will only be reimbursed for expenses assumed after the effective date of the expense limitation agreement.

      The expense limitation agreement provides that these expense limitations shall continue through at least May 1, 2006. The expense limitations are contractual and shall renew automatically for one-year terms unless the Investment Adviser provides written notice of the termination of the agreement to the Independent Chairman of the Board within at least 90 days prior to the end of the then-current term or upon termination of the Investment Management Agreement. The expense limitation agreement also may be terminated by the Fund, without payment of any penalty, upon 90 days' prior written notice to the Adviser at its principal place of business.

      Effective January 1, 2005, pursuant to a side agreement, ING Investments has lowered the limit on "Other Expenses" for the Money Market Portfolio to 0.45% through at least December 31, 2005. There is no guarantee the agreement will continue after that date. The side agreement will only renew if ING Investments elects to renew it. If after December 31, 2005, the ING Investments elects not to renew the side agreement, the limit on "Other Expenses" will revert to the limitation under the Portfolio's current expense limitation agreement of 0.65%. Any fees waived pursuant to the side agreement shall not be eligible for recoupment.

                           DISTRIBUTION OF FUND SHARES

      Shares of the Portfolios are distributed by ING Funds Distributor, LLC. ("ING Funds Distributor" or "Distributor") pursuant to a Distribution Agreement between the Fund and the Distributor. The Distribution Agreement requires the Distributor to use its best efforts on a continuing basis to solicit purchases of shares of each Portfolio. The Fund and the Distributor have agreed to indemnify each other against certain liabilities. The Distribution Agreement will remain in effect for two years, after an initial term, and from year to year thereafter only if its continuance is approved annually by a majority of the Board of Trustees who are not parties to such agreement or interested persons (as defined in the 1940 Act) of any such party and must be approved either by votes of a majority of the Board of Trustees or a majority of the outstanding voting securities of a Portfolio. See the Prospectus for information on how to purchase and sell shares of the Portfolios. The Distributor, like the Investment Adviser, is an indirect, wholly- owned indirect subsidiary of ING Groep N.V. The former distributor for the Portfolios was Washington Square Securities, Inc.

      Policy owners do not deal directly with the Fund with respect to the purchase, redemption, or exchange of shares of a Portfolio, and should refer to the prospectus for the Policy for information on allocation of premiums and on transfers of account value among divisions of the insurance company separate accounts that invest in the Portfolios. If you invest in the Fund through a financial intermediary, you may be charged a commission or transaction fee by the financial intermediary for the purchase and sale of Portfolio shares.

      The Fund reserves the right to discontinue offering shares of one or more Portfolios at any time.

SUSPENSION OF REDEMPTIONS

      The Fund may suspend the right of redemption of shares of any Portfolio for any period: (i) during which the New York Stock Exchange is closed other than customary weekend and holiday closings or during which trading on the New York Stock Exchange is restricted; (ii) when the SEC determines that a state of emergency exists which may make payment or transfer not reasonable practicable;
(iii) as the SEC may by order permit for the protection of the security holder of the Fund; or (iv) at any other time when the Fund may, under applicable laws and regulations, suspend payment on the redemption of its shares.

                           PARTICIPATION ARRANGEMENTS


      In addition to paying fees under the Distribution Plan, the Investment Adviser or Distributor, out of its own resources, may pay additional payments to insurance companies that offer variable life and variable annuity contracts ("variable contracts") for which the Portfolios serve as an underlying investment option. The amount of the payment is based upon an annual percentage of the average net assets held in the Portfolios by those companies. The Portfolios' Investment Adviser and Distributor may pay this compensation for administrative, record keeping or other services that insurance companies provide to the Portfolios. These payments may also provide incentive for insurance companies to make each Portfolio available through the variable contracts issued by the insurance company, and thus they may promote the distribution of the shares of the Portfolio. These additional payments are not disclosed in the Portfolios' Expense Table in the Prospectus. The Investment Adviser and Distributor do not receive any separate fees from the Fund for making these payments.

      More particularly, the Investment Adviser or Distributor may enter into participation or service agreements with insurance companies under which they make payments for administrative and other services provided to contract holders who have selected a Portfolio as an investment option under their variable contract or for the provision of services to qualified plan participants. Certain Portfolios may enter into such participation or service arrangements with non-affiliated insurance companies under which it pays for administrative services, such as providing information about the Portfolios, responding to contract owner or investor questions, and transmitting updated prospectuses and other communications to shareholders.

      The insurance companies through which investors hold shares of the Portfolios also may pay fees to third parties in connection with distribution of variable contracts and for services provided to contract owners and/or qualified plan participants. Neither the Portfolios, the Investment Adviser, nor the Distributor is a party to these arrangements. Investors should consult the prospectuses and statement of additional information for their variable contracts for a discussion of these payments.

                      PORTFOLIO TRANSACTIONS AND BROKERAGE

BROKERAGE AND RESEARCH SERVICES

      There is generally no stated commission in the case of fixed-income securities, which are traded in the over-the-counter markets, but the price paid by the Portfolio usually includes an undisclosed dealer commission or mark-up. In underwritten offerings, the price paid by the Fund includes a disclosed, fixed commission or discount retained by the underwriter or dealer. Transactions on national stock exchanges and other agency transactions involve the payment of the Fund of negotiated brokerage commissions. Such commissions vary among different brokers. Also, a particular broker may charge different commissions according to such factors as the difficulty and size of the transaction.

      The Investment Management Agreement or Sub-Advisory Agreement authorizes the Investment Adviser or Sub-Adviser to select the brokers or dealers that will execute the purchase and sale of investment securities for the Fund. In all purchases and sales of securities for the portfolio of the Fund, the primary consideration is to obtain the most favorable execution available. Pursuant to the Investment Management Agreement or Sub-Advisory Agreement, the Investment Adviser or Sub-Adviser determines, subject to the instructions of and review by the Board, which securities are to be purchased and sold by the Portfolio and which brokers are to be eligible to execute portfolio transaction of the Fund. Purchases and sales of securities in the over-the-counter market will generally be executed directly with a "market-maker," unless in the opinion of the Investment Adviser or Sub-Adviser, a better price and execution can otherwise be obtained by using a broker for the transaction.

      In placing portfolio transactions, the Investment Adviser or Sub-Adviser will use its best efforts to choose a broker capable of providing the brokerage services necessary to obtain the most favorable execution available. The full range and quality of brokerage services available will be considered in making these determinations, such as the size of order, the difficulty of execution, the operational facilities of the firm involved, capital commitment, the firm's risk in positioning a block of securities, and other factors. The Adviser or Sub-Adviser may select broker-dealers (subject to obtaining best execution of each transaction) that participate in commission recapture programs that have been established for the benefit of the Portfolios. Under these programs, the participating broker-dealers will return to a Portfolio a portion of the brokerage commissions (in the form of a credit to the Portfolio) paid to the broker-dealers to pay certain expenses of the Fund. These commission recapture payments benefit the Portfolios, and not the Investment Adviser or Sub-Adviser.

      In selecting a broker-dealer, the Investment Adviser or Sub-Adviser will seek to obtain the most favorable commission rate available from brokers that are believed to be capable of providing efficient execution and handling of the orders. The Investment Adviser or the Sub-Adviser may also take into account the quality of research and related services that can be provided by a broker-dealer, provided that the Investment Adviser or Sub-Adviser makes a good faith determination that the broker commission paid by the Funds are reasonable in light of the research and other products and services the broker-dealer provides. As permitted by Section 28(e) of the Securities Exchange Act of 1934, the Investment Adviser or Sub-Adviser may cause a Portfolio to pay a broker-dealer, which provides "brokerage and research services" (as defined in the 1934 Act) to the Investment Adviser or Sub-Adviser, commissions for effecting a securities transaction for the Portfolio in excess of the commission which another broker-dealer would have charged for effecting that transaction.

      For many years, it has been a common practice investment manager to receive research services from broker-dealers that execute portfolio transactions for the clients of the managers. This research can assist an investment manager in rendering services to its clients. These services may include, but are not limited to, general economic and security market reviews, industry and company reviews, evaluations of securities and recommendations as to the purchase and sale of securities, financial data on a company or companies, performance measuring services, stock price quotation services, computerized historical financial databases and equipment to retrieve such data, credit rating services, brokerage analysts earning estimates, computerized links to current market data, hardware and software dedicated to research, and portfolio modeling. Consistent with this practice, the Investment Adviser or Sub-Adviser may receive research services from broker-dealers with which the Investment Adviser or Sub-Adviser places a Portfolio's securities transactions. Some of the research services received may be of indeterminable value. In some cases, the research services may also be purchased for cash, and the Investment Adviser or Sub-Adviser does not bear the expense of these services if provided by a broker-dealer that executes trades for a Portfolio, and the advisory fee paid to the Investment Adviser or sub-advisory fee paid to the Sub-Adviser is not reduced because of the receipt of research services received in this fashion. Some of the services may be of value to the Investment Adviser or the Sub-Adviser in advising a Portfolio and other clients, although not all of the research services received by the Investment

Adviser or Sub-Adviser will necessarily be useful and of value in managing a particular Portfolio. The availability of research services from a broker-dealer may influence the selection of a broker-dealer by the Investment Adviser or Sub-Adviser for the execution of securities transactions for a Portfolio. In addition, in negotiating commissions with a broker, the Fund may therefore pay a higher commission than would be the case if no weight were given to the furnishing of these supplemental services, provided that the amount of such commission has been determined in good faith by the Investment Adviser or Sub-Adviser to be reasonable in relation to the value of the brokerage and research services provided by such broker-dealer.

      In negotiating commissions with a broker, the Fund may therefore pay a higher commission than would be the case if no weight were given to the furnishing of these services, provided that the amount of such commission has been determined in good faith by the Investment Adviser or Sub-Adviser to be reasonable in relation to the value of the brokerage and research services provided by such broker-dealer.

      Portfolio transactions may be executed by brokers affiliated with the ING Groep N.V. or the Investment Adviser or Sub-Adviser, so long as the commission paid to the affiliated broker is reasonable and fair compared to the commission that would be charged by an unaffiliated broker in a comparable transaction. The placement of portfolio brokerage with broker-dealers who have sold shares of a Fund is subject to rules adopted by the National Association of Securities Dealers, Inc. ("NASD").

      Purchases of securities for a Portfolio also may be made directly from issuers or from underwriters. Purchase and sale transactions may be effected through dealers which specialize in the types of securities which a Portfolio will be holding. Dealers and underwriters usually act as principals for their own account. Purchases from underwriters will include a concession paid by the issuer to the underwriter and purchases from dealers will include the spread between the bid and the asked price. If the execution and price offered by more than one dealer or underwriter are comparable, the order may be allocated to a dealer or underwriter which has provided such research or other services as mentioned above.

      Some securities considered for investment by a Portfolio may also be appropriate for other clients served by that Portfolio's Investment Adviser or Sub-Adviser. If the purchase or sale of securities consistent with the investment policies of a Portfolio and one or more of these other clients serviced by the Investment Adviser or Sub-Adviser is considered at or about the same time, transactions in such securities will be allocated among the Portfolio and the Investment Adviser's or Sub-Adviser's other clients in a manner deemed fair and reasonable by the Investment Adviser or Sub-Adviser. Although there is no specified formula for allocating such transactions, the various allocation methods used by the Investment Adviser or Sub-Adviser, and the results of such allocations, are subject to periodic review by the Board. To the extent any of the ING Funds seek to acquire the same security at the same time, both Funds may not be able to acquire as large a portion of such security as it desires, or it may have to pay a higher price for such security. It is recognized that in some cases, this system could have a detrimental effect on the price or value of the security.

      Purchases and sales of fixed income securities will usually be principal transactions. Such securities often will be purchased or sold from or to dealers serving as market makers for the securities at a net price. Each Portfolio may also purchase such securities in underwritten offerings and will, on occasion, purchase securities directly from the issuer. Generally, fixed income securities are traded on a net basis and do not involve brokerage commissions. The cost of executing fixed income securities transactions consists primarily of dealer spreads and underwriting commissions.

      In purchasing and selling fixed income securities, it is the policy of each Portfolio to obtain the best results, while taking into account the dealer's general execution and operational facilities, the type of transaction involved and other factors, such as the dealer's risk in positioning the securities involved. While the Investment Adviser or Sub-Adviser generally seeks reasonably competitive spreads or commissions, the Portfolios will not necessarily pay the lowest spread or commission available.

      The Board has adopted a policy allowing trades to be made between affiliated registered investment companies or series thereof provided they meet the terms of Rule 17a-7 under the 1940 Act.

      The Fund paid aggregate brokerage commissions of $48,944, $224,000 and $182,544, for the three years ended December 31, 2004, 2003 and 2002, respectively. During the fiscal years ended December 31, 2004 and 2003, of the total commissions paid, the Fund received $13,282 and $19,384, respectively, by firms which provided research, statistical or other services to the Investment Adviser. The decrease in brokerage commissions paid by the Fund in 2004 is due to a decrease in the trading activity in the Fund.

      During the fiscal years ended December 31, 2004, 2003 and 2002, none of the Portfolios used affiliated brokers to execute portfolio transactions.

PORTFOLIO TURNOVER

      For reporting purposes, the portfolio turnover rate of each Portfolio is calculated by dividing the value of the lesser of purchases or sales of portfolio securities for the fiscal year by the monthly average of the value of portfolio securities owned by the Portfolio during the fiscal year. In determining such portfolio turnover, long-term U.S. Government securities are included. Short-term U.S. Government securities and all other securities whose maturities at the time of acquisition were one year or less are excluded. A 100% portfolio turnover rate would occur, for example, if all of the Portfolio's securities (other than short-term securities) were replaced once during the fiscal year. The portfolio turnover rate for each Portfolio will vary from year to year, depending on market conditions. Because each Portfolio has a different investment objective, each will have a different expected rate of portfolio turnover. A Portfolio cannot accurately predict turnover rate, however the rate will be higher when a Portfolio finds it necessary to significantly change its portfolio or adopt a temporary defensive position. The portfolio turnover rate will not be a limiting factor when management deems it appropriate to buy or sell securities for a particular Portfolio. A high turnover rate would increase commissions expenses and may involve realization of gains.

      The writing of call options by the Stock and Asset Allocation Portfolios may result in higher turnover than otherwise would be the case and, therefore, greater commission expenses.

      In 2004, the Portfolio turnover rate was: Asset Allocation Portfolio:
252%; Bond Portfolio: 463%; and Stock Portfolio: 110%.

      In 2003, the Portfolio turnover rate was: Asset Allocation Portfolio 210%; Bond Portfolio 368%; and Stock Portfolio 189%. Set forth below is a brief description of the turnover rates for certain portfolios in the USLICO series fund.

      BOND PORTFOLIO.

      The increase in Portfolio turnover from 368% in 2003 to 463% in 2004 was primarily attributed to the frequency and size of the cash inflows and outflows the Portfolio experienced.

      With the change of portfolio management teams in 2003, the portfolio was rebalanced in line with the views of the new management team. The change in management and philosophy precipitated an increase in turnover as did the move to increase the diversification in the Portfolio, which had been managed in a more highly concentrated fashion by the prior team.

      EQUITY PORTFOLIO. With the change of portfolio management teams in 2003, the portfolio was rebalanced in line with the views of the new management team. The lower turnover reflects the style of the current management team, which seeks to build a portfolio of names to be held over a longer term investment horizon, looking to avoid short-term market swings.


CODE OF ETHICS

      The Funds, the Investment Adviser, the Sub-Adviser and the Distributor have adopted a code of ethics ("Code of Ethics" or written supervisory procedures) governing personal trading activities of all

Trustees, officers of the Funds and persons who, in connection with their regular functions, play a role in the recommendation of any purchase or sale of a security by each Portfolio or obtain information pertaining to such purchase or sale. The Code of Ethics is intended to prohibit fraud against the Fund that may arise from personal trading of securities that may be purchased or held by the Fund or of Fund shares. The Code of Ethics also prohibits short-term trading of the Fund by persons subject to the Code of Ethics. Personal trading is permitted by such persons subject to certain restrictions; however such persons are generally required to pre-clear all security transactions with the Fund's Compliance Department and to report all transactions on a regular basis. The Sub-Adviser has adopted its own code of ethics to govern the personal trading activities of its personnel.

                                 NET ASSET VALUE

      As noted in the Prospectus, the NAV and offering price of each Portfolio's shares will be determined once daily as of the close of regular trading on the New York Stock Exchange ("NYSE") (normally 4:00 p.m. Eastern time unless otherwise designated by the NYSE) during each day on which the NYSE is open for trading. As of the date of this SAI, the NYSE is closed on the following holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

      Portfolio securities listed or traded on a national securities exchange will be valued at the last reported sale price on the valuation day. Securities traded on an exchange for which there has been no sale that day and other securities traded in the over-the-counter market will be valued at the mean between the last reported bid and asked prices on the valuation day. Portfolio securities reported by NASDAQ will be valued at the NASDAQ Official Closing Price on the valuation day. In cases in which securities are traded on more than one exchange, the securities are valued on the exchange that is normally the primary market. Investments in securities maturing in 60 days or less are valued at amortized cost, which, when combined with accrued interest, approximates market value. This involves valuing a security at cost on the date of acquisition and thereafter assuming a constant accretion of a discount or amortization of a premium to maturity, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price a Portfolio would receive if it sold the instrument. See the "Net Asset Value" section of the Prospectus. The long-term debt obligations held in a portfolio will be valued at the mean between the most recent bid and asked prices as obtained from one or more dealers that make markets in the securities when over-the counter market quotations are readily available.

      Securities and assets for which market quotations are not readily available (which may include certain restricted securities which are subject to limitations as to their sale) or are deemed unreliable are valued at their fair values as determined in good faith by or under the supervision of the Board, in accordance with methods that are specifically authorized by the Board. Securities traded on exchanges, including foreign exchanges, which close earlier than the time that a Portfolio calculates its NAV, may also be valued at their fair values as determined in good faith by or under the supervision of the Fund's Board, in accordance with methods that are specifically authorized by the Board. The valuation techniques applied in any specific instance are likely to vary from case to case. With respect to a restricted security, for example, consideration is generally given to the cost of the investment, the market value of any unrestricted securities of the same class at the time of valuation, the potential expiration of restrictions on the security, the existence of any registration rights, the costs to the Portfolios related to registration of the security, as well as factors relevant to the issuer itself. Consideration may also be given to the price and extent of any public trading in similar securities of the issuer or comparable companies' securities.

      The value of the foreign securities traded on exchange outside the United States is generally based on its price on the principal foreign exchange where it trades as of the time the Portfolio determines its NAV or if the foreign exchange closes prior to the time the Portfolio determines its NAV, the most recent closing price of the foreign security on its principal exchange. Trading in certain non-U.S. securities may not take place on all days on which the NYSE is open. Further, trading takes place in various foreign markets on days on which the NYSE is not open. Consequently, the calculation of a Portfolio's NAV may not take place contemporaneously with the determination of the prices of securities held by the Portfolio in foreign securities markets. Further, the value of a Portfolio's assets may be significantly affected by foreign trading on days when a shareholder cannot purchase or redeem shares of the Portfolio. In calculating a Portfolio's NAV, foreign securities in foreign currency are converted to U.S. dollar equivalents.

      If an event occurs after the time at which the market for foreign securities held by a Portfolio closes but before the time that the Portfolio's NAV is calculated such event may cause the closing price on the foreign exchange to not represent a readily available reliable market value quotation for such securities at the time a Portfolio determines its NAV. In such a case, the Portfolio will use the fair value of such securities as determined under the Portfolios' valuation procedures. Events after the close of trading on a foreign market that could require the Portfolio to fair value some or all of its foreign securities include, among others, securities trading in the U.S. and other markets, corporate announcements, natural and other disasters, and political and other events. Among other elements of analysis in determination of a security's fair value, the Board has authorized the use of one or more independent research services to assist with such determinations. An independent research service may use statistical analyses and quantitative models to help determine fair value as of the time a Portfolio calculates its NAV. There can be no assurance that such models accurately reflect the behavior of the applicable markets or the effect of the behavior of such markets on the fair value of securities, nor that such markets will continue to behave in a fashion that is consistent with such models. Unlike the closing price of a security on an exchange, fair value determinations employ elements of judgment. Consequently, the fair value assigned to a security may not represent the actual value that a Portfolio could obtain if it were to sell the security at the time of the close of the NYSE. Pursuant to procedures adopted by the Board, the Portfolios are not obligated to use the fair valuations suggested by any research service, and valuation recommendations provided by such research services may be overridden if other events have occurred, or if other fair valuations or the closing values are determined in good faith to be more accurate. Unless an event is such that it causes a Portfolio to determine that the closing prices for one or more securities do not represent readily available reliable market quotations at the time a Portfolio determines its NAV, events that occur between the time of the close of the foreign market on which they are traded and the close of regular trading on the NYSE will not be reflected in the Portfolio's NAV.

      Options on securities, currencies, futures and other financial instruments purchased by the Portfolios are valued at their last bid price in the case of listed options or at the average of the last bid prices obtained from dealers in the case of OTC options.

      The fair value of other assets is added to the value of all securities positions to arrive at the value of a Portfolio's total assets. The Portfolio's liabilities, including accruals for expenses, are deducted from its total assets. Once the total value of the Portfolio's net assets is so determined, that value is then divided by the total number of shares outstanding (excluding treasury shares), and the result, rounded to the nearest cent, is the NAV per share.

      In computing the NAV for a class of shares of a Portfolio, all class-specific liabilities incurred or accrued are deducted from the class' net assets. The resulting net assets are divided by the number of shares of the class outstanding at the time of the valuation and the result (adjusted to the nearest cent) is the NAV per share.

      Orders received by dealers prior to Market Close will be confirmed at the offering price computed as of the close of regular trading on the NYSE provided the order is received by the Transfer Agent prior to the Market Close that same day. It is the responsibility of the dealer to insure that all orders are transmitted timely to the Portfolio. Orders received by dealers after Market Close will be confirmed at the next computed offering price as described in the Prospectus.

THE MONEY MARKET PORTFOLIO

      Pursuant to an exemptive rule of the Securities and Exchange Commission ("Rule"), the Money Market Portfolio's securities are valued by the amortized cost method. This method of valuation involves valuing a security at its cost at the time of purchase and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the security. While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Portfolio would receive if it sold the security. During periods of declining interest rates, the quoted yield on shares of the Portfolio may tend to be higher than that of a fund or portfolio with identical investments which uses a method of valuation based on market prices and estimates of market prices for all its portfolio securities. Thus, if the use of amortized cost by the Portfolio resulted in lower aggregate portfolio value on a particular day, a prospective investor in the Portfolio would be able to obtain a somewhat higher yield of the purchased shares on that day than he would be able to receive from a fund or portfolio using solely market values. Existing investors in the Portfolio would receive less investment income. The converse is true in a period of rising interest rates.

      The Rule permitting the Portfolio to use the amortized cost method of valuation requires that, under the direction of the Board, certain procedures be adopted to monitor and stabilize the price per share of the Portfolio. Calculations are made to compare the value of its investments valued at amortized cost with market values. Market valuations are obtained by using actual quotations provided by issuers or market makers, estimates of market value, or values obtained from yield data relating to classes of money market instruments or U.S. Government securities published by reputable sources at the mean between the bid and asked prices for the instruments. In the event that a deviation of 1/2 of 1% or more exists between the Portfolio's $1.00 per share NAV and the NAV calculated by reference to market quotations, or if there is any other deviation which the Board believes would result in a material dilution of shareholders or purchasers, the Board will promptly consider what action, if any, should be initiated.

      Under the Rule of the Securities and Exchange Commission allowing the Fund to use the amortized cost method of valuation of portfolio securities, the Portfolio must maintain a dollar-weighted average portfolio maturity of 90 days or less. In addition, with certain limited exceptions, the Portfolio cannot invest more than 5% of its assets in the securities of a single issuer (other than government securities). Investments in Second Tier securities in the aggregate must be limited to 5% of the Portfolio's total assets, and investment in a single Second Tier Security cannot exceed the greater of 1% of total assets or $1 million.

      The Portfolio can only invest in instruments having remaining maturities of 397 days or less and can only invest in securities determined by ING Investments to be of high quality with minimal credit risks.

                         CALCULATION OF PERFORMANCE DATA

      The Fund is the successor to the Separate Account I (a Stock Account), Separate Account II (a Money Market Account), Separate Account III (a Bond Account) and Separate Account IV (an Asset Allocation Account) of ReliaStar United Services Life Insurance Company and Separate Account I (a Stock Account), Separate Account II (a Money Market Account), Separate Account III (a Bond Account) and Separate Account IV (an Asset Allocation Account) of RLNY (collectively, the "RUSL and RLNY Separate Accounts"). On April 30, 1988, the investment-related assets and liabilities of the RUSL and RLNY Separate Accounts were transferred to the Stock, Money Market, Bond and Asset Allocation Portfolios of the Fund.

                        THE MONEY MARKET PORTFOLIO YIELD

      To calculate a seven-day yield for the Money Market Portfolio, the Portfolio uses a hypothetical, pre-existing account having a balance of $100 at the beginning of the seven-day period. The net change in the value of the Portfolio during the seven-day period (excluding any realized gains or losses from the sale of securities and unrealized appreciation and depreciation) is divided by the value of the Account at the beginning of the period and then multiplied by 365/7 to obtain the annual yield to the nearest hundredth of one percent. Since the net change in the seven-day value is used, the values reflect the charges made against the Portfolio.

      The seven-day yield does not necessarily represent the future yield of the Money Market Portfolio. Yields fluctuate on a daily basis and reflect quality, length of maturities, rates of return and market conditions for money market investments suitable for this Portfolio.

      A hypothetical example of how we calculate the seven-day yield for the period ending December 31, 2004, assuming the values used are as follows:

(1)   Value on Dec. 24, 2004                                             $100.00
(2)   Value on Dec. 31, 2004 (exclusive of capital charges)               100.02895904
(3)   Net change: (2) - (1)                                                  .0289590
(4)   Net change divided by Value on Dec. 24, 2004: (3) divided by (1)       .0002896
(5)   Seven-day yield annualized (multiplied by 365/7)                      1.51%

                    THE BOND PORTFOLIO, THE STOCK PORTFOLIO,
                THE ASSET ALLOCATION PORTFOLIO - SEC 30 DAY YIELD

         Yield is computed by dividing the net investment income per share deemed earned during the computation period by the maximum offering price per share on the last day of the period according to the following formula:

                            Yield= 2[(a-b/cd+1)(6) - 1]

Where:           a  = dividends and interest earned during the period;
                 b  = expenses accrued for the period (net of reimbursements);
                 c  = the average daily number of shares outstanding during the period that were entitled to receive dividends: and,
                 d  = the maximum offering price per share on the last day of the period.

         The SEC 30 day (subsidized) yield for the period ending December 31, 2004 for the Asset Allocation Portfolio was, 1.56% and Bond Portfolio was 3.11%.

             THE STOCK PORTFOLIO, THE BOND PORTFOLIO, AND THE ASSET
               ALLOCATION PORTFOLIO - AVERAGE ANNUAL TOTAL RETURN

         Average Annual Total Return is computed by finding the average annual compounded rates of return over 1, 5, and 10 years that would equate the initial amount invested to the ending redeemable value, according to the following formula:

                        P (1+T) (to the power of n) = ERV

Where:           P  = a hypothetical initial payment of $1,000;
                 T  = average annual total return;
                 n  = number of years; and,
              ERV   = ending redeemable value at the end of the period of a
                      hypothetical $1,000 payment made at the beginning of such period.

         This calculation assumes all dividends and capital gain distributions are reinvested at NAV on the appropriate reinvestment dates as described in the Prospectus, and includes all recurring fees, such as investment advisory and management fees, charged as expenses to all shareholder accounts.

         The average annual return for the Stock Portfolio for the one-year, five-year and ten-year period ended December 31, 2004 are 10.90%, (12.75)% and 3.50%, respectively. The average annual return for the Bond Portfolio for the one-year, five-year and ten-year period ended December 31, 2004 are 4.29%, 5.09% and 5.75%, respectively. The average annual returns for the Asset Allocation Portfolio for the one-year, five-year and ten-year period ended December 31, 2004 are 8.61%, (3.28)% and 5.77%, respectively.

         Total returns and yields are based on past results and are not necessarily a prediction of future performance.

                             PERFORMANCE COMPARISONS

         Comparative performance information may be used from time to time in advertising each Portfolio's shares, including data from Lipper Analytical Services, Inc., Morningstar, Inc. and other entities or organizations which track the performance of investment companies. Each Portfolio's performance also may be compared to the performance of its respective Comparison Index, if any, as described in the Prospectus, and, additionally, to the performance of unmanaged indices. Unmanaged indices may assume the reinvestment of dividends but generally do not reflect deductions for administrative and management cost and expenses.

         Quotations of yield or total return for the Fund will not take into account charges or deductions against the Separate Account to which the Fund shares are sold or charges and deductions against the policies issued by RL and RLNY. Performance information for a Portfolio reflects only the performance of a hypothetical investment in the Portfolio during the particular time period on which the calculation is based. Performance information should be considered in light of the Portfolios' investment objectives and policies, characteristics and quality of the Portfolios, and the market conditions during the given time period, and should not be considered as a representation of what may be achieved in the future.

                                    TAXATION

         The following is a summary of certain United States federal income tax consequences relating to the ownership of shares in a Portfolio by the separate accounts of life insurance companies for the purpose of funding variable insurance policies. Unless otherwise stated, this summary deals only with the status of each Portfolio as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986 , as amended (the "Code") and the application of the diversification rules under section 817(h) of the Code. It does not deal with any other federal, state, local or foreign tax consequences, including the possible effect of leveraged investments or the treatment of hedging devices. It also does not deal with insurance companies that are not domiciled in the United States. This summary is based on the Code, United States Treasury regulations thereunder (the "Treasury Regulations") and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Any such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of the Portfolio.

         Each Portfolio intends to qualify as a RIC under the provisions of Subchapter M of the Code. If a Portfolio qualifies as a RIC and complies with the appropriate provisions of the Code, it will be relieved of federal income tax on the amounts of income it distributes.

         To qualify to be taxed as a RIC, a Portfolio generally must, among other things: (a) derive in each taxable year at least 90% of its gross income from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of securities or foreign currencies, and other income (including gains from certain options, futures, and forward contracts) derived with respect to its business of investing in securities or foreign currencies; (b) diversify its holdings so that at the end of each quarter of the taxable year, (i) at least 50% of the market value of the Portfolio 's assets is represented by cash, cash items, U.S. Government securities, the securities of other regulated investment companies and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Portfolio 's total assets and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its total assets is invested in the securities of any one issuer (other than U.S. Government securities or the securities of other RICs), or of two or more issuers which the Portfolio controls and which are engaged in the same or similar trades or businesses or related trades or businesses; and (c) distribute in each taxable year at least 90% of the sum of its investment company taxable income and its net tax-exempt interest income. If a Portfolio does not meet all of these Code requirements, it will be taxed as an ordinary corporation and its distributions (to the extent of available earnings and profits) will be taxed to shareholders as ordinary income (except to the extent a shareholder is exempt from tax).

         Generally, in order to avoid a 4% nondeductible excise tax, a Portfolio must distribute to its shareholders during the calendar year the following amounts:

      -  98% of the Portfolio's ordinary income for the calendar year;

      - 98% of the Portfolio's capital gain net income (all capital gains, both long-term and short-term, minus all such capital losses), all computed as if the Portfolio were on a taxable year ending October 31 of the year in question and beginning the previous November 1; and

      - any undistributed ordinary income or capital gain net income for the prior year.

         The excise tax generally is inapplicable to any RIC whose sole shareholders are either tax-exempt pension trusts or separate accounts of life insurance companies funding variable contracts. Although the Portfolios believe that they are not subject to the excise tax, they intend to make the distributions required to avoid the imposition of such a tax.

         Each Portfolio also intends to comply with the separate diversification requirements imposed by Section 817(h) of the Code and the regulations thereunder on certain insurance company separate accounts. These requirements, which are in addition to the diversification requirements imposed on the Portfolios by the 1940 Act and Subchapter M of the Code, place certain limitations on assets of each insurance company separate account used to fund variable contracts. Because Section 817(h) and those regulations treat the assets of the Portfolio as assets of the related separate account, these regulations are imposed on the assets of the Portfolio. Specifically, the regulations provide that, after a one year start-up period or except as permitted by the "safe harbor" described below, as of the end of each calendar quarter or within 30 days thereafter no more than 55% of the total assets of the Portfolio may be represented by any one investment, no more than 70% by any two investments, no more than 80% by any three investments and no more than 90% by any four investments. For this purpose, all securities of the same issuer are considered a single investment, and each U.S. Government agency and instrumentality is considered a separate issuer. Section 817(h) provides, as a safe harbor, that a separate account will be treated as being adequately diversified if the diversification requirements under Subchapter M are satisfied and no more than 55% of the value of the account's total assets is attributable to cash and cash items (including receivables), U.S. Government securities and securities of other regulated investment companies. Failure by a Portfolio to both qualify as a RIC and to satisfy the Section 817(h) requirements would generally cause the variable contracts to lose their favorable tax status and require a contract holder to include in ordinary income any income accrued under the contracts for the current and all prior taxable years. Under certain circumstances described in the applicable Treasury regulations, inadvertent failure to satisfy the applicable diversification requirements may be corrected, but such a correction would require a payment to the Internal Revenue Service based on the tax contract holders would have incurred if they were treated as receiving the income on the contract for the period during which the diversification requirements were not satisfied. Any such failure may also result in adverse tax consequences for the insurance company issuing the contracts. Failure by a Portfolio to qualify as a RIC would also subject it to federal and state income taxation on all of its taxable income and gain, whether or not distributed to shareholders.

         For a variable life insurance contract or a variable annuity contract to qualify for tax deferral, assets in the separate accounts supporting the contract must be considered to be owned by the insurance company and not by the contract owner. Under current U.S. tax law, if a contract owner has excessive control over the investments made by a separate account, or the underlying fund, the contract owner will be taxed currently on income and gains from the account or fund. In other words, in such a case of "investor control" the contract owner would not derive the tax benefits normally associated with variable life insurance or variable annuities test.

         Generally, according to the IRS, there are two ways that impermissible investor control may exist. The first relates to the design of the contract or the relationship between the contract and a separate account or underlying fund. For example, at various times, the IRS has focused on, among other factors, the number and type of investment choices available pursuant to a given variable contract, whether the contract offers access to funds that are available to the general public, the number of transfers that a contract owner may make from one investment option to another, and the degree to which a contract owner may select or control particular investments.

         With respect to this first aspect of investor control, we believe that the design of our contracts and the relationship between our contracts and the Fund satisfy the current view of the IRS on this subject, such that the investor control doctrine should not apply. However, because of some uncertainty with respect to this subject and because the IRS may issue further guidance on this subject, we reserve the right to make such changes as we deem necessary or appropriate to reduce the risk that your contract might not qualify as a life insurance contract or as an annuity for tax purposes.

         The second way that impermissible investor control might exist concerns your actions. Under the IRS pronouncements, you may not select or control particular investments, other than choosing among broad investment choices such as selecting a particular fund. You may not select or direct the purchase or sale of a particular investment of a fund. All investment decisions concerning the funds must be made by the portfolio manager for such fund in his or her sole and absolute discretion, and not by the contract owner. Furthermore, under the IRS pronouncements, you may not communicate directly or indirectly with such a portfolio manager or any related investment officers concerning the selection, quality, or rate of return of any specific investment or group of investments held by a fund.

         Finally, the IRS may issue additional guidance on the investor control doctrine, which might further restrict your actions or features of the variable contract. Such guidance could be applied retroactively. If any of the rules outlined above are not complied with, the IRS may seek to tax you currently on income and gains from a fund such that you would not derive the tax benefits normally associated with variable life insurance or variable annuities. Although highly unlikely, such an event may have an adverse impact on the fund and other variable contracts.

         The Portfolios (except for the Money Market Portfolio) may invest in REITs that hold residual interests in real estate mortgage investment conduits ("REMICs"). Under Treasury regulations that have not yet been issued, but when issued may apply retroactively, a portion of a Portfolio's income from a REIT that is attributable to the REIT's residual interest in a REMIC (referred to in the Code as an "excess inclusion") will be subject to U.S. federal income tax in all events. These regulations are also expected to provide that excess inclusion income of a RIC, such as the Portfolios, will be allocated to shareholders of the RIC in proportion to the dividends received by such shareholders, with the same consequences as if the shareholders held the related REMIC residual interest directly. In general, excess inclusion income allocated to shareholders
(i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions), (ii) will constitute unrelated business taxable income to entities (including a qualified pension plan, an individual retirement account, a 401(k) plan, a Keogh plan or other tax-exempt entity) subject to tax on unrelated business income, thereby potentially requiring such an entity that is allocated excess inclusion income, and otherwise might not be required to file a tax return, to file a tax return and pay tax on such income, and (iii) in the case of a foreign shareholder, will not qualify for any reduction in U.S. federal withholding tax. In addition, if at any time during any taxable year a 'disqualified organization' (as defined in the Code) is a record holder of a share in a RIC, then the RIC will be subject to a tax equal to that portion of its excess inclusion income for the taxable year that is allocable to the disqualified organization, multiplied by the highest U.S. federal income tax rate imposed on corporations.

         The discussion of "Taxes" in the Prospectus, in conjunction with the foregoing, is a general summary of applicable provisions of the Code and U.S. Treasury Regulations now in effect as currently interpreted by the courts and the Internal Revenue Service. The Code and these Regulations, as well as the current interpretations thereof, may be changed at any time.

         For information concerning the federal income tax consequences to the holders of a Variable Contract, such holders should consult the prospectus for their particular contract.

DISTRIBUTIONS

         Distributions of any new investment income by a Portfolio are taxable to the shareholder as ordinary income. Net capital gains will be treated, to the extent distributed, as long-term capital gains in the hands of the shareholder.

                             ADDITIONAL INFORMATION

CAPITALIZATION AND VOTING RIGHTS.

         The authorized capital of the Fund is an unlimited number of shares of beneficial interest with a par value of $0.001 each. All shares when issued are fully paid, non-assessable, and redeemable. Shares have no preemptive rights. All shares have equal voting, dividend and liquidation rights. Shares have non-cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of Trustees can elect 100% of the Trustees if they choose to do so, and in such event the holders of the remaining shares voting for the election of Trustees will not be able to elect any person or persons to the Board. Generally, there will not be annual meetings of shareholders. There will normally be no meetings of shareholders for the purpose of electing Trustees unless and until such time as less than a majority of the Trustees holding office have been elected by shareholders, at which time the Trustees then in office will call a shareholders' meeting for the election of Trustees. Trustees can be removed at a shareholder meeting by the vote of two-thirds of the outstanding shares or without a meeting by a written declaration executed by the holders of not less than two-thirds of the outstanding shares. Except as set forth above and subject to the 1940 Act, the Trustees will continue to hold office and appoint successor Trustees.

         The Board may classify or reclassify any unissued shares into shares of any series by setting or changing in any one or more respects, from time to time, prior to the issuance of such shares, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or qualifications of such shares. Any such classification or reclassification will comply with the provisions of the 1940 Act. The Board may create additional series (or classes of series) of shares without shareholder approval. Any series or class of shares may be terminated by the Trustees by written notice to shareholders of such series or class. In accordance with current laws, it is anticipated that an insurance company issuing a Variable Contract that participates in the Trust will request voting instructions from Variable Contract owners and will vote shares or other voting interests in the separate account in proportion to the voting instructions received.

SHAREHOLDER MEETINGS

         The Declaration of Trust does not require that the Fund hold annual or regular meetings of shareholders. Meetings of the Shareholders may be called by the Trustees and held at such times the Trustees may from time to time determine, for the purpose of the elections of Trustees or such other purposes as may be specified by the Trustees.

LIABILITY

         Shareholders of a Massachusetts business trust may, under certain circumstances, be held personally liable as partners for the obligations of the Fund, or Portfolio thereof. The risk of a shareholder incurring any financial loss on account of shareholder liability is limited to circumstances in which the Fund, or Portfolio, itself would be unable to meet its obligations. The Declaration of Trust contains an express disclaimer of shareholder liability for acts or obligations of the Fund, or Portfolio, and provides that notice of the disclaimer must be given in each agreement, obligation or instrument entered into or executed by the Fund or Trustees. The Declaration of Trust provides for indemnification of any shareholder held personally liable for the obligations of the Fund or Portfolio and also provides for the Fund or Portfolio to reimburse the shareholder for all legal and other expenses reasonably incurred in connection with any such claim or liability.

         Under the Declaration of Trust, the trustees or officers are not liable for actions or failure to act; however, they are not protected from liability by reason of their willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of their office. The Trust provides indemnification to its trustees and officers as authorized by the 1940 Act and the rules and regulations thereunder.

CUSTODIAN

         The cash and securities owned by each of the Portfolios are held by The Bank of New York Company, Inc. (the "Bank of New York") One Wall Street, New York, New York 10286, as Custodian, which takes no part in the decisions relating to the purchase or sale of a Portfolio's portfolio securities.

TRANSFER AGENT

         DST Systems, Inc., P.O. Box 419368, Kansas City, Missouri 64141-9368, has been retained to act as the Fund's transfer agent and dividend disbursing agent.

LEGAL COUNSEL

         Dechert LLP serves as legal counsel to the Fund and the Portfolios. Dechert LLP is located at 1775 I Street, N.W., Washington, D.C. 20006.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         KPMG LLP serves as an independent registered public accounting firm for the Fund for the current fiscal year and audits the annual financial statements of the Fund, prepares the Fund's federal and state tax returns, and consults with the Fund on matters of accounting and federal and state income taxation. KPMG LLP is located at 99 High Street, Boston, MA 02110.

EXPERTS

         The financial statements incorporated herein by reference from each Portfolio's Annual Report to shareholders for the year ended December 31, 2004 have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

REPORTS TO SHAREHOLDERS

         The fiscal year of the Portfolios ends on December 31. Each Portfolio will send financial statements to its shareholders at least semi-annually. An annual report containing financial statements audited by an independent registered public accounting firm will be sent to shareholders each year.

REGISTRATION STATEMENT

         A registration statement has been filed with the SEC under the 1933 Act and the 1940 Act. The Prospectus and this SAI do not contain all of the information set forth in the registration statement, its amendments and exhibits thereto that the Fund has filed with the SEC, Washington, D.C., to all of which reference is hereby made.

                              FINANCIAL STATEMENTS

         The Financial Statements and the independent registered public accounting firm's reports thereon, appearing in the Portfolio's Annual Report for the period ending December 31, 2004, are incorporated by reference into this SAI. Each Portfolio's Annual and Semi-Annual Reports are available upon request and without charge by calling 1-800-992-0180.

                                   APPENDIX A
                   CORPORATE BOND AND COMMERCIAL PAPER RATINGS

         (a) Corporate Bonds: Bonds are rated Aa by Moody's Investors Service, Inc. are judged by Moody's to be of high quality by all standards. Together with bonds rated Aaa (Moody's highest rating) they comprise what are generally known as high-grade bonds. Aa bonds are rated lower than Aaa bonds because margins of protection may not be as large as those of Aaa bonds, or fluctuation of protective elements may be of greater amplitude, or there may be other elements present which make the long-term risks appear somewhat larger than those applicable to Aaa securities. Bonds, which are rated A by Moody's may possess favorable investment attributes and are to be considered as upper medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest as susceptibility to impairment sometime in the future.

         Moody's Baa rated bonds are considered as medium-grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and, in fact, have speculative characteristics as well.

         Bonds rated AA by Standard & Poor's Corporation are judged by Standard & Poor's to be high-grade obligations and in the majority of instances differ only in small degree from issues rated AAA (Standard & Poor's highest rating). Bonds rated AAA are considered by Standard & Poor's to be the highest-grade obligations and possess the ultimate degree of protection as to principal and interest. With AA bonds, as with AAA bonds, prices move with the long-term money market. Bonds rated A by Standard & Poor's have a strong capacity to pay principal and interest, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

         Standard & Poor's BBB rated bonds, or medium-grade category bonds, are borderline between definitely sound obligations and those where the speculative elements begin to predominate. These bonds have adequate asset coverage and normally are protected by satisfactory earnings. Their susceptibility to changing conditions, particularly depressions, necessitates constant watching. These bonds generally are more responsive to business and trade conditions than to interest rates. This group is the lowest, which qualifies for commercial bank investment.

         (b) Commercial Paper: The ratings Prime-1 and Prime-2 are the two highest commercial paper rating assigned by Moody's. Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics: (1) leading market positions in well-established industries; (2) high rates of return on funds employed; (3) conservative capitalization structure with moderate reliance on debt and ample asset protection; (4) broad margins in earnings coverage of fixed financial charges and high internal cash generation; (5) well-established access to a range of financial markets and assured sources of alternate liquidity. Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above, but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

         Commercial paper rated A-1 or A-2 by Standard & Poor's has the following characteristics: (1) liquidity ratios are adequate to meet cash requirements; (2) long-term senior debt rating should be A or better, although in some cases BBB credits may be allowed if other factors outweigh the BBB; (3) the issuer should have access to at least two additional channels of borrowing;
(4) basic earnings and cash flow should have an upward trend with allowance made for unusual circumstances; and (5) typically the issuer's industry should be well established and the issuer should have a strong position within its industry and the reliability and quality of management should be unquestioned. Issuers rated A are further referred to by use of numbers 1, 2 and 3 to denote relative strength within this highest classification.

                                   APPENDIX B
                          GLOSSARY OF INVESTMENT TERMS

U.S. GOVERNMENT SECURITIES - are obligations of, or guaranteed by, the U.S. Government, its agencies or instrumentalities. Securities by the U.S. Government include: (1) direct obligations of the U.S. Treasury (such as Treasury bills, notes, and bonds) and (2) federal agency obligations guaranteed as to principal and interest by the U.S. Treasury (such as GNMA certificates). In these securities, the payment of principal and interest is unconditionally guaranteed by the U.S. Government, and thus they are of the highest possible credit quality. Such securities are subject to variations in market value due to fluctuations in interest rates, but, if held to maturity, will be paid in full. Securities issued by U.S. Government instrumentalities and certain federal agencies are neither direct obligations of nor guaranteed by the Treasury. However, they involve federal sponsorship in one-way or another: some are supported by the discretionary authority of the Treasury to purchase certain obligations of the issuer; others are supported only by the credit of the issuing government agency or instrumentality. These agencies and instrumentalities include, but are not limited to, Federal Land Banks, Farmers Home Administration, Central Bank for Cooperatives, Federal Intermediate Credit Banks, and Federal Home Loan Banks. All of the Portfolios may invest in U.S. Government securities.

MORTGAGE-RELATED SECURITIES - The Bond and Asset Allocation Portfolios may invest in GNMA certificates and FNMA and FHLMC mortgage-backed obligations.

GNMA CERTIFICATES: GNMA certificates are mortgage-backed securities representing part ownership of a pool of mortgage loans on which timely payment of interest and principal is guaranteed by the full faith and credit of the U.S. Government. GNMA certificates differ from typical bonds because principal is repaid monthly over the term of the loan rather than returned in a lump sum at maturity. Although the mortgage loans in the pool will have maturities of up to 30 years, the actual average life of the GNMA certificates typically will be substantially less because the mortgages will be subject to normal principal amortization and may be prepaid prior to maturity. Reinvestment of prepayments may occur at higher or lower rates than the original yield on the certificates.

FNMA AND FHLMC MORTGAGE-BACKED OBLIGATIONS: The Federal National Mortgage Association ("FNMA"), a federally chartered and privately owned corporation, issues pass-through securities representing interests in a pool of conventional mortgage loans. FNMA guarantees the timely payment of principal and interest but this guarantee is not backed by the full faith and credit of the U.S. Government. The Federal Home Loan Mortgage Corporation ("FHLMC"), a corporate instrumentality of the United States, issues participation certificates which represent an interest I a pool of conventional mortgage loans. FHLMC guarantees the timely payment of interest and the ultimate collection of principal and maintains reserves to protect holders against losses due to default, but the certificates are not backed by the full faith and credit of the U.S. Government. As is the case with GNMA certificates, the actual maturity of and realized yield on particular FNMA and FHLMC pass-through securities will vary based on the prepayment experience of the underlying pool of mortgages.

RISKS OF MORTGAGE-RELATED SECURITIES: In the case of mortgage pass-through securities such as GNMA certificates or FNMA and FHLMC mortgage-backed obligations, early repayment of principal arising from prepayments of principal on the underlying mortgage loans due to the sale of the underlying property, the refinancing of the loan, or foreclosure may expose a Portfolio to a lower rate of return upon reinvestment of principal. Prepayment rates vary widely and may be affected by changes in market interest rates. In periods of falling interest rates, the rate of prepayment tends to increase, thereby shortening the actual average life of the mortgage-related security. Conversely, when interest rates are rising, the rate of prepayment tends to decrease, thereby lengthening the actual average life of the mortgage-related security. Accordingly, it is not possible to accurately predict the average life of a particular pool. Reinvestment of prepayments may occur at higher or lower rates than the original yield on the certificates. Therefore, the actual maturity and realized yield on pass-through or modified pass-through mortgage-related securities will vary based upon the prepayment experience on the underlying pool of mortgages.

REPURCHASE AGREEMENTS - are agreements by which the Portfolio purchases a security and obtains a simultaneous commitment from the seller (a member bank of the Federal Reserve System or a recognized securities dealer) to repurchase the security at an agreed upon price and date. The resale price is in excess of the purchase price and reflects an agreed upon market rate unrelated to the coupon rate on the purchased security. Such transactions afford an opportunity for a Portfolio to maintain liquidity and earn income over periods of time as short as overnight.

The underlying securities on repurchase agreements are ordinarily U.S. Government securities but may be other securities in which the Portfolio might otherwise invest. A Portfolio will enter into repurchase agreements only if they are collateralized fully, in accordance with the provisions of Rule 5b-3 under the 1940 Act. The market value of the collateral, including accrued interest, will equal or exceed the repurchase price, and the collateral will be in the actual or constructive possession of the Portfolio.

A Portfolio will enter only into repurchase agreements that mature in seven days or less. A repurchase agreement subjects a Portfolio to the risk of the ability of the seller to pay the repurchase price on the delivery date; however, the underlying security constitutes the collateral for the seller's obligation. In the event the seller does default, the Portfolio may incur (i) a loss if the value of the collateral declines and (ii) disposition costs in connection with liquidating the collateral. In the event bankruptcy proceedings are commenced with respect to the seller, realization upon the collateral by the Portfolio may be delayed or limited and a loss may be incurred if the collateral securing the repurchase agreement declines in value during the bankruptcy proceedings.

CERTIFICATES OF DEPOSIT - are certificates issued against funds deposited in a bank, are for definite period of time, earn a specified rate of return, and are normally negotiable.

BANKERS' ACCEPTANCES - are short-term credit instruments issued by corporations to finance the import-export transfer or storage of goods. They are termed "accepted" when a bank guarantees their payment at maturity. These instruments reflect the obligation of both the bank and drawer to pay the face amount of the instrument at maturity.

COMMERCIAL PAPER - All Portfolios may invest in commercial paper. Commercial paper represents short-term unsecured promissory notes issued by bank holding companies, corporations, and finance companies. The commercial paper purchased by a Portfolio will consist of direct obligations of domestic issuers which, at the time of investment, (i) meet the rating standard for particular Portfolios as specified in the section on Investment Objectives and Policies, or (ii) if not rated, are determined to be of an investment quality comparable to rated commercial paper in which a Portfolio may invest.

CORPORATE DEBT SECURITIES - All Portfolios may invest in corporate debt securities of domestic issuers. The debt securities in which a Portfolio may invest are limited to corporate debt securities (corporate bonds, debentures, notes, and other similar corporate debt instruments) which meet the minimum ratings criteria or other standards set forth for that particular Portfolio, or, if not so rated, are, in the Investment Adviser's opinion, comparable in quality to corporate debt securities in which a Portfolio may invest.

The investment return on corporate debt securities reflects interest earnings and changes in the market value of the security. The market value of corporate debt obligations may be expected to rise and fall inversely with the interest rates generally. There also exists the risk that the issuers of the securities may not be able to meet their obligations on interest or principal payments at the time called for by an instrument.

OPTIONS - CALLS - The Stock Portfolio and the Asset Allocation Portfolio may write (i.e., sell) call options ("calls") if (i) after any sale, not more than 25% of that Portfolio's total assets are subject to calls; (ii) the calls are traded on a domestic securities exchange or board of trade; and (iii) the calls are "covered." The option is "covered" if the Portfolio owns the security underlying the call or has an absolute and immediate right to acquire that security without additional cash consideration (or, if additional cash consideration is required, cash or cash equivalents in such amount are placed in a segregated account by its custodian) upon conversion or exchange of other securities held by the Portfolio. When the Portfolio writes a call, it receives a premium and agrees to sell the callable securities to a purchaser at a fixed exercise price (which may differ from the market price of the underlying security) regardless of market price changes during the call period. The Portfolio may purchase a call only in a "closing purchase transaction" to terminate its obligation on a call which it has written. For as long as the Portfolio remains obligated as a writer of a call, it forgoes the opportunity to profit from increases in the market price of the underlying security above the call price. The principal objective in writing covered calls is to attempt to attain, through the receipt of premiums from expired calls and net profits, if any, from closing purchase transactions, a greater current return than might be realized by holding the securities without writing calls.

                                   ING FUNDS

                     PROXY VOTING PROCEDURES AND GUIDELINES

I.    INTRODUCTION

The following are the Proxy Voting Procedures and Guidelines (the "Procedures and Guidelines") of the ING Funds set forth on EXHIBIT 1 attached hereto and each portfolio or series thereof (each a "Fund" and collectively, the "Funds"). The purpose of these Procedures and Guidelines is to set forth the process by which each Fund will vote proxies related to the equity assets in its investment portfolio (the "portfolio securities"). The Procedures and Guidelines have been approved by the Funds' Boards of Trustees/Directors(1) (each a "Board" and collectively, the "Boards"), including a majority of the independent Trustees/Directors(2) of the Board. These Procedures and Guidelines may be amended only by the Board. The Board shall review these Procedures and Guidelines at its discretion, and make any revisions thereto as deemed appropriate by the Board.

II.   VALUATION AND PROXY VOTING COMMITTEE

The Boards hereby delegate to the Valuation and Proxy Voting Committee of each Board (each a "Committee" and collectively, the "Committees") the authority and responsibility to oversee the implementation of these Procedures and Guidelines, and where applicable, to make determinations on behalf of the Board with respect to the voting of proxies on behalf of each Fund. Furthermore, the Boards hereby delegate to each Committee the authority to review and approve material changes to proxy voting procedures of any Fund's investment adviser (the "Adviser"). The Proxy Voting Procedures of the Adviser (the "Adviser Procedures") are attached hereto as EXHIBIT 2. Any determination regarding the voting of proxies of each Fund that is made by a Committee, or any member thereof, as permitted herein, shall be deemed to be a good faith determination


-----------------

(1) Reference in these Procedures to one or more Funds shall, as applicable, mean those Funds that are under the jurisdiction of the particular Board or Valuation and Proxy Voting Committee at issue. No provision in these Procedures is intended to impose any duty upon the particular Board or Valuation and Proxy Voting Committee with respect to any other Fund.

(2) The independent Trustees/Directors are those Board members who are not "interested persons" of the Funds within the meaning of Section 2(a)(19) the Investment Company Act of 1940.

regarding the voting of proxies by the full Board. Each Committee may rely on the Adviser through the Agent, Proxy Coordinator and/or Proxy Group (as such terms are defined for purposes of the Adviser Procedures) to deal in the first instance with the application of these Procedures and Guidelines. Each Committee shall conduct itself in accordance with its charter.

III.  DELEGATION OF VOTING AUTHORITY

The Board hereby delegates to the Adviser to each Fund the authority and responsibility to vote all proxies with respect to all portfolio securities of the Fund in accordance with then current proxy voting procedures and guidelines that have been approved by the Board. The Board may revoke such delegation with respect to any proxy or proposal, and assume the responsibility of voting any Fund proxy or proxies as it deems appropriate. Non-material amendments to the Procedures and Guidelines may be approved for immediate implementation by the President or Chief Financial Officer of a Fund, subject to ratification at the next regularly scheduled meeting of the Valuation and Proxy Voting Committee.

When a Fund participates in the lending of its securities and the securities are on loan at record date, proxies related to such securities will not be forwarded to the Adviser by the Fund's custodian and therefore will not be voted.

Funds that are "funds-of-funds" will "echo" vote their interests in underlying mutual funds, which may include ING Funds (or portfolios or series thereof) other than those set forth on EXHIBIT 1 attached hereto. This means that, if the fund-of-funds must vote on a proposal with respect to an underlying investment company, the fund-of-funds will vote its interest in that underlying fund in the same proportion all other shareholders in the investment company voted their interests.

A fund that is a "feeder" fund in a master-feeder structure does not echo vote. Rather, it passes votes requested by the underlying master fund to its shareholders. This means that, if the feeder fund is solicited by the master fund, it will request instructions from its own shareholders, either directly or, in the case of an insurance-dedicated Fund, through an insurance product or retirement plan, as to the manner in which to vote its interest in an underlying master fund.

When a Fund is a feeder in a master-feeder structure, proxies for the portfolio securities owned by the master fund will be voted pursuant to the master fund's proxy voting policies and procedures. As such, and except as otherwise noted herein with respect to vote reporting requirements, feeder Funds shall not be subject to these Procedures and Guidelines.

IV.   APPROVAL AND REVIEW OF PROCEDURES

Each Fund's Adviser has adopted proxy voting procedures in connection with the voting of portfolio securities for the Funds as attached hereto in EXHIBIT 2. The Board hereby approves such procedures. All material changes to the Adviser Procedures must be approved by the Board or the Valuation and Proxy Voting Committee prior to implementation; however, the President or Chief Financial Officer of a Fund may make such non-material changes as they deem appropriate, subject to ratification by the Board or the Valuation and Proxy Voting Committee at its next regularly scheduled meeting.

V.    VOTING PROCEDURES AND GUIDELINES

The Guidelines that are set forth in EXHIBIT 3 hereto specify the manner in which the Funds generally will vote with respect to the proposals discussed therein.

Unless otherwise noted, the defined terms used hereafter shall have the same meaning as defined in the Adviser Procedures

      A.    Routine Matters

      The Agent shall be instructed to submit a vote in accordance with the Guidelines where such Guidelines provide a clear "For," "Against," "Withhold" or "Abstain" on a proposal. However, the Agent shall be directed to refer any proxy proposal to the Proxy Coordinator for instructions as if it were a matter requiring case-by-case consideration under circumstances where the application of the Guidelines is unclear, it appears to involve unusual or controversial issues, or an Investment Professional (as such term is defined for purposes of the Adviser Procedures) recommends a vote contrary to the Guidelines.

      B.    Matters Requiring Case-by-Case Consideration

      The Agent shall be directed to refer proxy proposals accompanied by its written analysis and voting recommendation to the Proxy Coordinator where the Guidelines have noted "case-by-case" consideration.

      Upon receipt of a referral from the Agent, the Proxy Coordinator may solicit additional research from the Agent, Investment Professional(s), as well as from any other source or service.

      The Proxy Coordinator will forward the Agent's analysis and recommendation and/or any research obtained from the Investment Professional(s), the Agent or any other source to the Proxy Group. The Proxy Group may consult with the Agent and/or Investment Professional(s), as it deems necessary.

      The Proxy Coordinator shall use best efforts to convene the Proxy Group with respect to all matters requiring its consideration. In the event quorum requirements cannot be timely met in connection with a voting deadline, it shall be the policy of the Funds to vote in accordance with the Agent's recommendation, unless the Agent's recommendation is deemed to be conflicted as provided for under the Adviser Procedures, in which case no action shall be taken on such matter (i.e., a "Non-Vote").

            1. WITHIN-GUIDELINES VOTES: Votes in Accordance with a Fund's Guidelines and/or, where applicable, Agent Recommendation

            In the event the Proxy Group, and where applicable, any Investment Professional participating in the voting process, recommend a vote within Guidelines, the Proxy Group will instruct the Agent, through the Proxy Coordinator, to vote in this manner. No Conflicts Report (as such term is defined for purposes of the Adviser Procedures) is required in connection with Within-Guidelines votes.

            2.    NON-VOTES: Votes in Which No Action is Taken

            The Proxy Group may recommend that a Fund refrain from voting under the following circumstances: (1) if the economic effect on shareholders' interests or the value of the portfolio holding is indeterminable or insignificant, e.g., proxies in connection with securities no longer held in the portfolio of an ING Fund or proxies being considered on behalf of a Fund that is no longer in existence; or (2) if the cost of voting a proxy outweighs the benefits, e.g., certain international proxies, particularly in cases in which share blocking practices may impose trading restrictions on the relevant portfolio security. In such instances, the Proxy Group may instruct the Agent, through the Proxy Coordinator, not to vote such proxy.

            Reasonable efforts shall be made to secure and vote all other proxies for the Funds, but, particularly in markets in which shareholders' rights are limited, Non-Votes may also occur in connection with a Fund's related inability to timely access ballots or other proxy information in connection with its portfolio securities.

            Non-Votes may also result in certain cases in which the Agent's recommendation has been deemed to be conflicted, as described in V.B. above and V.B.4. below.

            3. OUT-OF-GUIDELINES VOTES: Votes Contrary to Procedures and Guidelines, or Agent Recommendation, where applicable, Where No Recommendation is Provided by Agent, or Where Agent's Recommendation is Conflicted

            If the Proxy Group recommends that a Fund vote contrary to the Procedures and Guidelines, or the recommendation of the Agent, where applicable, if the Agent has made no recommendation on a matter requiring case-by-case consideration and the Procedures and Guidelines are silent, or the Agent's recommendation on a matter requiring case-by-case consideration is deemed to be conflicted as provided for under the Adviser Procedures, the Proxy Coordinator will then request that all members of the Proxy Group, including any members not in attendance at the meeting at which the relevant proxy is being considered, and each Investment Professional participating in the voting process complete a Conflicts Report (as such term is defined for purposes of the Adviser Procedures). As provided for in the Adviser Procedures, the Proxy Coordinator shall be responsible for identifying to Counsel potential conflicts of interest with respect to the Agent.

            If Counsel determines that a conflict of interest appears to exist with respect to the Agent, any member of the Proxy Group or the participating Investment Professional(s), the Proxy Coordinator will then call a meeting of the Valuation and Proxy Voting Committee(s) and forward to such Committee(s) all information relevant to their review, including the following materials or a summary thereof: the applicable Procedures and Guidelines, the recommendation of the Agent, where applicable, the recommendation of the Investment Professional(s), where applicable, any resources used by the Proxy Group in arriving at its recommendation, the Conflicts Report and any other written materials establishing whether a conflict of interest exists, and findings of Counsel (as such term is defined for purposes of the Adviser Procedures).

            If Counsel determines that there does not appear to be a conflict of interest with respect to the Agent, any member of the Proxy Group or the participating Investment Professional(s), the Proxy Coordinator will instruct the Agent to vote the proxy as recommended by the Proxy Group.

            4.    Referrals to a Fund's Valuation and Proxy Voting Committee

            A Fund's Valuation and Proxy Voting Committee may consider all recommendations, analysis, research and Conflicts Reports provided to it by the Agent, Proxy Group and/or Investment Professional(s), and any other written materials used to establish whether a conflict of interest exists, in determining how to vote the proxies referred to the Committee. The Committee will instruct the Agent through the Proxy Coordinator how to vote such referred proposals.

            The Proxy Coordinator shall use best efforts to timely refer matters to a Fund's Committee for its consideration. In the event any such matter cannot be timely referred to or considered by the Committee, it shall be the policy of the Funds to vote in accordance with the Agent's recommendation, unless the Agent's recommendation is conflicted on a matter requiring case-by-case consideration, in which case no action shall be taken on such matter (i.e., a "Non-Vote").

            The Proxy Coordinator will maintain a record of all proxy questions that have been referred to a Fund's Committee, all applicable recommendations, analysis, research and Conflicts Reports.

VI.   CONFLICTS OF INTEREST

In all cases in which a vote has not been clearly determined in advance by the Procedures and Guidelines or for which the Proxy Group recommends an Out-of-Guidelines vote, and Counsel has determined that a conflict of interest appears to exist with respect to the Agent, any member of the Proxy Group, or any Investment Professional participating in the voting process, the proposal shall be referred to the Fund's Committee for determination so that the Adviser shall have no opportunity to vote a Fund's proxy in a situation in which it or the Agent may be deemed to have a conflict of interest. In the event a member of a Fund's Committee believes he/she has a conflict of interest that would preclude him/her from making a voting determination in the best interests of the beneficial owners of the applicable Fund, such Committee member shall so advise the Proxy Coordinator and recuse himself/herself with respect to determinations regarding the relevant proxy.

VII.  REPORTING AND RECORD RETENTION

Annually in August, each Fund that is not a feeder in a master/feeder structure will post its proxy voting record or a link thereto, for the prior one-year period ending on June 30th on the ING Funds website. No proxy voting record will be posted on the ING Funds website for any Fund that is a feeder in a master/feeder structure; however, a cross-reference to that of the master fund's proxy voting record as filed in the SEC's EDGAR database will be posted on the ING Funds website. The proxy voting record for each Fund will also be available in the EDGAR database on the SEC's website.

                                   EXHIBIT 1
                                     TO THE
                                   ING FUNDS
                            PROXY VOTING PROCEDURES

                                ING EQUITY TRUST
                                ING FUNDS TRUST
            ING GLOBAL EQUITY DIVIDEND AND PREMIUM OPPORTUNITY FUND
                           ING INVESTMENT FUNDS, INC.
                              ING INVESTORS TRUST
                              ING MAYFLOWER TRUST
                                ING MUTUAL FUNDS
                               ING PARTNERS, INC.
                              ING PRIME RATE TRUST
                             ING SENIOR INCOME FUND
                          ING VARIABLE INSURANCE TRUST
                          ING VARIABLE PRODUCTS TRUST
                       ING VP EMERGING MARKETS FUND, INC.
                         ING VP NATURAL RESOURCES TRUST
                               USLICO SERIES FUND

                                    EXHIBIT 2
                                     TO THE
                                    ING FUNDS
                             PROXY VOTING PROCEDURES

                              ING INVESTMENTS, LLC,
                             DIRECTED SERVICES, INC.
                                       AND
                     ING LIFE INSURANCE AND ANNUITY COMPANY

                             PROXY VOTING PROCEDURES

I.    INTRODUCTION

ING Investments, LLC, Directed Services, Inc. and ING Life Insurance and Annuity Company (each an "Adviser" and collectively, the "Advisers") are the investment advisers for the registered investment companies and each series or portfolio thereof (each a "Fund" and collectively, the "Funds") comprising the ING family of funds. As such, the Advisers have been delegated the authority to vote proxies with respect to securities for the Funds over which they have day-to-day portfolio management responsibility.

The Advisers will abide by the proxy voting guidelines adopted by a Fund's respective Board of Directors or Trustees (each a "Board" and collectively, the "Boards") with regard to the voting of proxies unless otherwise provided in the proxy voting procedures adopted by a Fund's Board.

In voting proxies, the Advisers are guided by general fiduciary principles. Each must act prudently, solely in the interest of the beneficial owners of the Funds it manages. The Advisers will not subordinate the interest of beneficial owners to unrelated objectives. Each Adviser will vote proxies in the manner that it believes will do the most to maximize shareholder value.

The following are the Proxy Voting Procedures of ING Investments, LLC, Directed Services, Inc. and ING Life Insurance and Annuity Company (the "Adviser Procedures") with respect to the voting of proxies on behalf of their client Funds as approved by the respective Board of each Fund.

Unless otherwise noted, proxies will be voted in all instances.

II.   ROLES AND RESPONSIBILITIES

      A.    Proxy Coordinator

      The Proxy Coordinator identified in Appendix 1 will assist in the coordination of the voting of each Fund's proxies in accordance with the ING Funds Proxy Voting Procedures and Guidelines (the "Procedures" or "Guidelines" and collectively the "Procedures and Guidelines"). The Proxy Coordinator is authorized to direct the Agent to vote a Fund's proxy in accordance with the Procedures and Guidelines unless the Proxy Coordinator receives a recommendation from an Investment Professional (as described below) to vote contrary to the Procedures and Guidelines. In such event, and in connection with proxy proposals requiring case-by-case consideration, the Proxy Coordinator will call a meeting of the Proxy Group (as described below).

      Responsibilities assigned herein to the Proxy Coordinator, or activities in support thereof, may be performed by such members of the Proxy Group or employees of the Advisers' affiliates as are deemed appropriate by the Proxy Group.

      Unless specified otherwise, information provided to the Proxy Coordinator in connection with duties of the parties described herein shall be deemed delivered to the Advisers.

      B.    Agent

      An independent proxy voting service (the "Agent"), as approved by the Board of each Fund, shall be engaged to assist in the voting of Fund proxies for publicly traded securities through the provision of vote analysis, implementation, recordkeeping and disclosure services. The Agent is Institutional Shareholder Services, Inc. The Agent is responsible for coordinating with the Funds' custodians to ensure that all proxy materials received by the custodians relating to the portfolio securities are processed in a timely fashion. To the extent applicable, the Agent is required to vote and/or refer all proxies in accordance with these Adviser Procedures. The Agent will retain a record of all proxy votes handled by the Agent. Such record must reflect all the information required to be disclosed in a Fund's Form N-PX pursuant to Rule 30b1-4 under the Investment Company Act. In addition, the Agent is responsible for maintaining copies of all proxy statements received by issuers and to promptly provide such materials to the Adviser upon request.

      The Agent shall be instructed to vote all proxies in accordance with a Fund's Guidelines, except as otherwise instructed through the Proxy Coordinator by the Adviser's Proxy Group or a Fund's Valuation and Proxy Voting Committee ("Committee").

      The Agent shall be instructed to obtain all proxies from the Funds' custodians and to review each proxy proposal against the Guidelines. The Agent also shall be requested to call the Proxy Coordinator's attention to specific proxy proposals that although governed by the Guidelines appear to involve unusual or controversial issues.

      Subject to the oversight of the Advisers, the Agent shall establish and maintain adequate internal controls and policies in connection with the provision of proxy voting services voting to the Advisers, including methods to reasonably ensure that its analysis and recommendations are not influenced by conflict of interest, and shall disclose such controls and policies to the Advisers when and as provided for herein. Unless otherwise specified, references herein to recommendations of the Agent shall refer to those in which no conflict of interest has been identified.

      C.    Proxy Group

      The Adviser shall establish a Proxy Group (the "Group" or "Proxy Group") which shall assist in the review of the Agent's recommendations when a proxy voting issue is referred to the Group through the Proxy Coordinator. The members of the Proxy Group, which may include employees of the Advisers' affiliates, are identified in Appendix 1, as may be amended from time at the Advisers' discretion.

      A minimum of four (4) members of the Proxy Group (or three (3) if one member of the quorum is either the Fund's Chief Investment Risk Officer or Chief Financial Officer) shall constitute a quorum for purposes of taking action at any meeting of the Group. The vote of a simple majority of the members present and voting shall determine any matter submitted to a vote. The Proxy Group may meet in person or by telephone. The Proxy Group also may take action via electronic mail in lieu of a meeting, provided that each Group member has received a copy of any relevant electronic mail transmissions circulated by each other participating Group member prior to voting and provided that the Proxy Coordinator follows the directions of a majority of a quorum (as defined above) responding via electronic mail. For all votes taken in person or by telephone or teleconference, the vote shall be taken outside the presence of any person other than the members of the Proxy Group and such other persons whose attendance may be deemed appropriate by the Proxy Group from time to time in furtherance of its duties or the day-to-day administration of the Funds.

      A meeting of the Proxy Group will be held whenever (1) the Proxy Coordinator receives a recommendation from an Investment Professional to vote a Fund's proxy contrary to the Procedures and Guidelines, or the recommendation of the Agent, where applicable, (2) the Agent has made no recommendation with respect to a vote on a proposal, or (3) a matter requires case-by-case consideration, including those in which the Agent's recommendation is deemed to be conflicted as provided for under these Adviser Procedures.


      For each proposal referred to the Proxy Group, it will review (1) the relevant Procedures and Guidelines, (2) the recommendation of the Agent, if any, (3) the recommendation of the Investment Professional(s), if any, and (4) any other resources that any member of the Proxy Group deems appropriate to aid in a determination of a recommendation.

      If the Proxy Group recommends that a Fund vote in accordance with the Procedures and Guidelines, or the recommendation of the Agent, where applicable, it shall instruct the Proxy Coordinator to so advise the Agent.

      If the Proxy Group recommends that a Fund vote contrary to the Procedures and Guidelines, or the recommendation of the Agent, where applicable, or if the Agent's recommendation on a matter requiring case-by-case consideration is deemed to be conflicted, it shall follow the procedures for such voting as established by a Fund's Board.

      The Proxy Coordinator shall use best efforts to convene the Proxy Group with respect to all matters requiring its consideration. In the event quorum requirements cannot be timely met in connection with to a voting deadline, the Proxy Coordinator shall follow the procedures for such voting as established by a Fund's Board.

      D.    Investment Professionals

      The Funds' Advisers, sub-advisers and/or portfolio managers (each referred to herein as an "Investment Professional" and collectively, "Investment Professionals") may be asked to submit a recommendation to the Proxy Group regarding the voting of proxies related to the portfolio securities over which they have day-to-day portfolio management responsibility. The Investment Professionals may accompany their recommendation with any other research materials that they deem appropriate.

III.  VOTING PROCEDURES

      A. In all cases, the Adviser shall follow the voting procedures as set forth in the Procedures and Guidelines of the Fund on whose behalf the Adviser is exercising delegated authority to vote.

      B.    Routine Matters

      The Agent shall be instructed to submit a vote in accordance with the Guidelines where such Guidelines provide a clear "For", "Against," "Withhold" or "Abstain" on a proposal. However, the Agent shall be directed to refer any proxy proposal to the Proxy Coordinator for instructions as if it were a matter requiring case-by-case consideration under circumstances where the application of the Guidelines is unclear, it appears to involve unusual or controversial issues, or an Investment Professional recommends a vote contrary to the Guidelines.

      C.    Matters Requiring Case-by-Case Consideration

      The Agent shall be directed to refer proxy proposals accompanied by its written analysis and voting recommendation to the Proxy Coordinator where the Guidelines have noted "case-by-case" consideration.

      Upon receipt of a referral from the Agent, the Proxy Coordinator may solicit additional research from the Agent, Investment Professional(s), as well as from any other source or service.

      The Proxy Coordinator will forward the Agent's analysis and recommendation and/or any research obtained from the Investment Professional(s), the Agent or any other source to the Proxy Group. The Proxy Group may consult with the Agent and/or Investment Professional(s), as it deems necessary.

            1. WITHIN-GUIDELINES VOTES: Votes in Accordance with a Fund's Guidelines and/or, where applicable, Agent Recommendation

            In the event the Proxy Group, and where applicable, any Investment Professional participating in the voting process, recommend a vote within Guidelines, the Proxy Group will instruct the Agent, through the Proxy Coordinator, to vote in this manner. No Conflicts Report (as such term is defined herein) is required in connection with Within-Guidelines votes.

            2.    NON-VOTES: Votes in Which No Action is Taken

            The Proxy Group may recommend that a Fund refrain from voting under the following circumstances: (1) if the economic effect on shareholders' interests or the value of the portfolio holding is indeterminable or insignificant, e.g., proxies in connection with securities no longer held in the portfolio of an ING Fund or proxies being considered on behalf of a Fund that is no longer in existence; or (2) if the cost of voting a proxy outweighs the benefits, e.g., certain international proxies, particularly in cases in which share blocking practices may impose trading restrictions on the relevant portfolio security. In such instances, the Proxy Group may instruct the Agent, through the Proxy Coordinator, not to vote such proxy.

            Reasonable efforts shall be made to secure and vote all other proxies for the Funds, but, particularly in markets in which shareholders' rights are limited, Non-Votes may also occur in connection with a Fund's related inability to timely access ballots or other proxy information in connection with its portfolio securities.

            Non-Votes may also result in certain cases in which the Agent's recommendation has been deemed to be conflicted, as provided for in the Funds' Procedures.

            3. OUT-OF-GUIDELINES VOTES: Votes Contrary to Procedures and Guidelines, or Agent Recommendation, where applicable, Where No Recommendation is Provided by Agent, or Where Agent's Recommendation is Conflicted

            If the Proxy Group recommends that a Fund vote contrary to the Procedures and Guidelines, or the recommendation of the Agent, where applicable, if the Agent has made no recommendation on a matter requiring case-by-case consideration and the Procedures and Guidelines are silent, or the Agent's recommendation on a matter requiring case-by-case consideration is deemed to be conflicted as provided for under these Adviser Procedures, the Proxy Coordinator will then implement the procedures for handling such votes as adopted by the Fund's Board.

            4. The Proxy Coordinator will maintain a record of all proxy questions that have been referred to a Fund's Valuation and Proxy Voting Committee, all applicable recommendations, analysis, research and Conflicts Reports.

IV.   ASSESSMENT OF THE AGENT AND CONFLICTS OF INTEREST

In furtherance of the Advisers' fiduciary duty to the Funds and their beneficial owners, the Advisers shall establish the following:

      A.    Assessment of the Agent

            The Advisers shall establish that the Agent (1) is independent from the Advisers, (2) has resources that indicate it can competently provide analysis of proxy issues and (3) can make recommendations in an impartial manner and in the best interests of the Funds and their beneficial owners. The Advisers shall utilize, and the Agent shall comply with, such methods for establishing the foregoing as the Advisers may deem reasonably appropriate and shall do not less than annually as well as prior to engaging the services of any new proxy service. The Agent shall also notify the Advisers in writing within fifteen (15) calendar days of any material change to information previously provided to an Adviser in connection with establishing the Agent's independence, competence or impartiality.

            Information provided in connection with assessment of the Agent shall be forwarded to a member of the mutual funds practice group of ING US Legal Services ("Counsel") for review. Counsel shall review such information and advise the Proxy Coordinator as to whether a material concern exists and if so, determine the most appropriate course of action to eliminate such concern.

      B.    Conflicts of Interest

            The Advisers shall establish and maintain procedures to identify and address conflicts that may arise from time to time concerning the Agent. Upon the Advisers' request, which shall be not less than annually, and within fifteen (15) calendar days of any material change to such information previously provided to an Adviser, the Agent shall provide the Advisers with such information as the Advisers deem reasonable and appropriate for use in determining material relationships of the Agent that may pose a conflict of interest with respect to the Agent's proxy analysis or recommendations. The Proxy Coordinator shall forward all such information to Counsel for review. Counsel shall review such information and provide the Proxy Coordinator with a brief statement regarding whether or not a material conflict of interest is present. Matters as to which a material conflict of interest is deemed to be present shall be handled as provided in the Fund's Procedures and Guidelines.

            In connection with their participation in the voting process for portfolio securities, each member of the Proxy Group, and each Investment Professional participating in the voting process, must act solely in the best interests of the beneficial owners of the applicable Fund. The members of the Proxy Group may not subordinate the interests of the Fund's beneficial owners to unrelated objectives, including taking steps to reasonably insulate the voting process from any conflict of interest that may exist in connection with the Agent's services or utilization thereof.

            For all matters for which the Proxy Group recommends an Out-of-Guidelines vote, the Proxy Coordinator will implement the procedures for handling such votes as adopted by the Fund's Board, including completion of such Conflicts Reports as may be required under the Fund's Procedures. Completed Conflicts Reports shall be provided to the Proxy Coordinator within two (2) business days. Such Conflicts Report should describe any known conflicts of either a business or personal nature, and set forth any contacts with respect to the referral item with non-investment personnel in its organization or with outside parties (except for routine communications from proxy solicitors). The Conflicts Report should also include written confirmation that any recommendation from an Investment Professional provided in connection with an Out-of-Guidelines vote or under circumstances where a conflict of interest exists was made solely on the investment merits and without regard to any other consideration.

            The Proxy Coordinator shall forward all Conflicts Reports to Counsel for review. Counsel shall review each report and provide the Proxy Coordinator with a brief statement regarding whether or not a material conflict of interest is present. Matters as to which a material conflict of interest is deemed to be present shall be handled as provided in the Fund's Procedures and Guidelines.

V.    REPORTING AND RECORD RETENTION

The Adviser shall maintain the records required by Rule 204-2(c)(2), as may be amended from time to time, including the following: (1) A copy of each proxy statement received regarding a Fund's portfolio securities. Such proxy statements received from issuers are available either in the SEC's EDGAR database or are kept by the Agent and are available upon request. (2) A record of each vote cast on behalf of a Fund. (3) A copy of any document created by the Adviser that was material to making a decision how to vote a proxy, or that memorializes the basis for that decision. (4) A copy of written requests for Fund proxy voting information and any written response thereto or to any oral request for information on how the Adviser voted proxies on behalf of a Fund. All proxy voting materials and supporting documentation will be retained for a minimum of six (6) years.

                                   APPENDIX 1
                                     TO THE
                        ADVISERS' PROXY VOTING PROCEDURES

PROXY GROUP FOR REGISTERED INVESTMENT COMPANY CLIENTS OF ING INVESTMENTS, LLC, DIRECTED SERVICES, INC. AND ING LIFE INSURANCE AND ANNUITY COMPANY:

         NAME                         TITLE OR AFFILIATION
Stanley D. Vyner          Chief Investment Risk Officer and Executive Vice
                          President of ING Investments, LLC

Karla J. Bos              Proxy Coordinator for the ING Funds and Manager -
                          Special Projects, ING Funds Services, LLC

Maria Anderson            Vice President of Fund Compliance, ING Funds
                          Services, LLC

Michael J. Roland         Executive Vice President and Chief Financial Officer
                          of ING Investments, LLC; Vice President, ING Life Insurance
                          and Annuity Company; and Assistant Secretary, Directed
                          Services, Inc.

Todd Modic                Vice President of Financial Reporting - Fund
                          Accounting of ING Funds Services, LLC

Theresa K. Kelety, Esq.   Counsel, ING Americas US Legal Services

Effective as of April 21, 2004

                                    EXHIBIT 3
                                     TO THE
                        ING FUNDS PROXY VOTING PROCEDURES

                    PROXY VOTING GUIDELINES OF THE ING FUNDS

I.   INTRODUCTION

The following is a statement of the Proxy Voting Guidelines ("Guidelines") that have been adopted by the respective Boards of Directors or Trustees of each Fund. Unless otherwise provided for herein, any defined term used herein shall have the meaning assigned to it in the Funds' and Advisers' Proxy Voting Procedures (the "Procedures").

Proxies must be voted in the best interest of the Fund(s). The Guidelines summarize the Funds' positions on various issues of concern to investors, and give a general indication of how Fund portfolio securities will be voted on proposals dealing with particular issues. The Guidelines are not exhaustive and do not include all potential voting issues.

The Advisers, in exercising their delegated authority, will abide by the Guidelines as outlined below with regard to the voting of proxies except as otherwise provided in the Procedures. In voting proxies, the Advisers are guided by general fiduciary principles. Each must act prudently, solely in the interest of the beneficial owners of the Funds it manages. The Advisers will not subordinate the interest of beneficial owners to unrelated objectives. Each Adviser will vote proxies in the manner that it believes will do the most to maximize shareholder value.

II.  GUIDELINES

The following Guidelines are grouped according to the types of proposals generally presented to shareholders of U.S. issuers: Board of Directors, Proxy Contests, Auditors, Proxy Contest Defenses, Tender Offer Defenses, Miscellaneous, Capital Structure, Executive and Director Compensation, State of Incorporation, Mergers and Corporate Restructurings, Mutual Fund Proxies and Social and Environmental Issues. An additional section addresses proposals most frequently found in global proxies.

GENERAL POLICIES

It shall generally be the policy of the Funds to take no action on a proxy for which no Fund holds a position or otherwise maintains an economic interest in the relevant security at the time the vote is to be cast.

In all cases receiving CASE-BY-CASE consideration, including cases not specifically provided for under these Guidelines, unless otherwise provided for under these Guidelines, it shall generally be the policy of the Funds to vote in accordance with the recommendation provided by the Funds' Agent, Institutional Shareholder Services, Inc.

Unless otherwise provided for herein, it shall generally be the policy of the Funds to vote in accordance with the Agent's recommendation in cases in which such recommendation aligns with the recommendation of the relevant issuer's management. However, this policy shall not apply to CASE-BY-CASE proposals for which a contrary recommendation from the Investment Professional for the relevant Fund has been received and is to be utilized, provided that incorporation of any such recommendation shall be subject to the conflict of interest review process required under the Procedures.

Recommendations from the Investment Professionals, while not required under the Procedures, are likely to be considered with respect to proxies for private equity securities and/or proposals related to merger transactions/corporate restructurings, proxy contests related to takeover bids/contested business combinations, or unusual or controversial issues. Such input shall be given primary consideration with respect to CASE-BY-CASE proposals being considered on behalf of the relevant Fund.

The foregoing policies may be overridden in any case as provided for in the Procedures. Similarly, the Procedures provide that proposals whose Guidelines prescribe a firm voting position may instead be considered on a CASE-BY-CASE basis in cases in which unusual or controversial circumstances so dictate.

Interpretation and application of these Guidelines is not intended to supersede any law, regulation, binding agreement or other legal requirement to which an issuer may be or become subject.

1.    THE BOARD OF DIRECTORS

VOTING ON DIRECTOR NOMINEES IN UNCONTESTED ELECTIONS

Unless otherwise provided for herein, the Agent's standards with respect to determining director independence shall apply. These standards generally provide that, to be considered completely independent, a director shall have no material connection to the company other than the board seat.

Agreement with the Agent's independence standards shall not dictate that a Fund's vote shall be cast according to the Agent's corresponding recommendation. Votes on director nominees not subject to specific policies described herein should be made on a CASE-BY-CASE basis.

In any cases in which application of the policies described herein would result in withholding votes from the majority of independent outside directors sitting on a board, or removal of such directors would negatively impact majority board independence, consider such nominees on a CASE-BY-CASE basis.

WITHHOLD votes from a nominee who, during both of the most recent two years, attended less than 75% of the board and committee meetings without a valid reason for the absences. DO NOT WITHHOLD votes in connection with attendance issues for nominees who have served on the board for less than the two most recent years.

WITHHOLD votes from a nominee who has failed to remove restrictive (dead-hand, slow-hand, no-hand) features from a poison pill only in cases for which culpability for implementation or renewal of the pill in such form can be specifically attributed to the nominee.

Provided that a nominee served on the board during the relevant time period, WITHHOLD votes from a nominee who has failed to implement a shareholder proposal that was approved by (1) a majority of the issuer's shares outstanding (most recent annual meeting) or (2) a majority of the votes cast for two consecutive years. However, in the case of shareholder proposals seeking shareholder ratification of a poison pill, generally DO NOT WITHHOLD votes from a nominee in such cases if the company has already implemented a policy that should reasonably prevent abusive use of the pill.

WITHHOLD votes from inside directors or affiliated outside directors who sit on the audit committee.

DO NOT WITHHOLD votes from inside directors or affiliated outside directors who sit on the nominating or compensation committee, provided that such committee meets the applicable independence requirements of the relevant listing exchange. However, consider such nominees on a CASE-BY-CASE basis if the committee is majority insider-controlled.

DO NOT WITHHOLD votes from inside directors or affiliated outside directors if the full board serves as the compensation or nominating committee OR has not created one or both committees, provided that the issuer is in compliance with all provisions of the listing exchange in connection with performance of relevant functions (e.g., performance of relevant functions by a majority of independent directors in lieu of the formation of a separate committee).

In cases in which the Agent has identified a "pay for performance disconnect" or other form of excessive executive compensation practices, consider on a CASE-BY-CASE basis nominees who sit on the compensation committee, provided that such nominees served on the board during the relevant time period, but DO NOT WITHHOLD votes for this reason from the pay package recipient if also sitting for election but not a compensation committee member.

Generally, vote FOR independent outside director nominees serving on the audit committee, but if total non-audit fees exceed the total of audit fees, audit-related fees and tax compliance and preparation fees, do vote AGAINST auditor ratification if concerns exist that remuneration for the non-audit work is so lucrative as to taint the auditor's independence.

Consider inside director or affiliated outside director nominees in cases in which the full board is not majority independent on a CASE-BY-CASE basis, excluding any non-voting director (e.g., director emeritus or advisory director) in calculations with respect to majority board independence.

Consider nominees who sit on more than six public company boards on a CASE-BY-CASE basis.

PROPOSALS REGARDING BOARD COMPOSITION OR BOARD SERVICE

Generally, vote AGAINST shareholder proposals to impose new board structures or policies, including those requiring that the positions of chairman and CEO be held separately, except consider such proposals on a CASE-BY-CASE basis if the board is not majority independent or pervasive corporate governance concerns have been identified.

Generally, vote AGAINST shareholder proposals asking that more than a simple majority of directors be independent.

Generally, vote AGAINST shareholder proposals asking that board compensation and/or nominating committees be composed exclusively of independent directors.

Generally, vote AGAINST shareholder proposals to limit the number of public company boards on which a director may serve.

Generally, vote AGAINST shareholder proposals that seek to redefine director independence or directors' specific roles (e.g., responsibilities of the lead director).

Generally, vote AGAINST shareholder proposals requesting creation of additional board committees or offices, except as otherwise provided for herein.

Generally, vote FOR shareholder proposals that seek creation of an audit, compensation or nominating committee of the board, unless the committee in question is already in existence or the issuer has availed itself of an applicable exemption of the listing exchange (e.g., performance of relevant functions by a majority of independent directors in lieu of the formation of a separate committee).

Generally, vote AGAINST shareholder proposals to limit the tenure of outside directors.

Generally, vote AGAINST shareholder proposals to impose a mandatory retirement age for outside directors, but generally DO NOT VOTE AGAINST management proposals seeking to establish a retirement age for directors.

STOCK OWNERSHIP REQUIREMENTS

Generally, vote AGAINST shareholder proposals requiring directors to own a minimum amount of company stock in order to qualify as a director or to remain on the board.

DIRECTOR AND OFFICER INDEMNIFICATION AND LIABILITY PROTECTION

Proposals on director and officer indemnification and liability protection should be evaluated on a CASE-BY-CASE basis, using Delaware law as the standard. Vote AGAINST proposals to limit or eliminate entirely directors' and officers' liability for monetary damages for violating the duty of care. Vote AGAINST indemnification proposals that would expand coverage beyond just legal expenses to acts, such as negligence, that are more serious violations of fiduciary obligation than mere carelessness. Vote FOR only those proposals providing such expanded coverage in cases when a director's or officer's legal defense was unsuccessful if:

      (1) The director was found to have acted in good faith and in a manner that he reasonably believed was in the best interests of the company, and

      (2)   Only if the director's legal expenses would be covered.

2.    PROXY CONTESTS

These proposals should generally be analyzed on a CASE-BY-CASE basis. Input from the Investment Professional(s) for a given Fund shall be given primary consideration with respect to proposals in connection with proxy contests related to takeover bids or other contested business combinations being considered on behalf of that Fund.

VOTING FOR DIRECTOR NOMINEES IN CONTESTED ELECTIONS

Votes in a contested election of directors must be evaluated on a CASE-BY-CASE basis.

REIMBURSE PROXY SOLICITATION EXPENSES

Voting to reimburse proxy solicitation expenses should be analyzed on a CASE-BY-CASE basis.

3.    AUDITORS

RATIFYING AUDITORS

Generally, except in cases of high non-audit fees, vote FOR management proposals to ratify auditors. If total non-audit fees exceed the total of audit fees, audit-related fees and tax compliance and preparation fees, consider on a CASE-BY-CASE basis, voting AGAINST management proposals to ratify auditors in cases in which concerns exist that remuneration for the non-audit work is so lucrative as to taint the auditor's independence. If such concerns exist or an issuer has a history of questionable accounting practices, also vote FOR shareholder proposals asking the issuer to present its auditor annually for ratification, but in other cases generally vote AGAINST.

AUDITOR INDEPENDENCE

Generally, vote AGAINST shareholder proposals asking companies to prohibit their auditors from engaging in non-audit services (or capping the level of non-audit services).

AUDIT FIRM ROTATION:

Generally, vote AGAINST shareholder proposals asking for mandatory audit firm rotation.

4.    PROXY CONTEST DEFENSES

BOARD STRUCTURE: STAGGERED VS. ANNUAL ELECTIONS

Generally, vote AGAINST proposals to classify the board.

Generally, vote FOR proposals to repeal classified boards and to elect all directors annually.

SHAREHOLDER ABILITY TO REMOVE DIRECTORS

Generally, vote AGAINST proposals that provide that directors may be removed only for cause.

Generally, vote FOR proposals to restore shareholder ability to remove directors with or without cause.

Generally, vote AGAINST proposals that provide that only continuing directors may elect replacements to fill board vacancies.

Generally, vote FOR proposals that permit shareholders to elect directors to fill board vacancies.

CUMULATIVE VOTING

Unless the company maintains a classified board of directors, generally, vote FOR management proposals to eliminate cumulative voting.

In cases in which the company maintains a classified board of directors, generally vote FOR shareholder proposals to restore or permit cumulative voting.

SHAREHOLDER ABILITY TO CALL SPECIAL MEETINGS

Generally, vote AGAINST proposals to restrict or prohibit shareholder ability to call special meetings.

Generally, vote FOR proposals that remove restrictions on the right of shareholders to act independently of management.

SHAREHOLDER ABILITY TO ACT BY WRITTEN CONSENT

Generally, vote AGAINST proposals to restrict or prohibit shareholder ability to take action by written consent.

Generally, vote FOR proposals to allow or make easier shareholder action by written consent.

SHAREHOLDER ABILITY TO ALTER THE SIZE OF THE BOARD

Review on a CASE-BY-CASE basis proposals that seek to fix the size of the board.

Review on a CASE-BY-CASE basis proposals that give management the ability to alter the size of the board without shareholder approval.

5.    TENDER OFFER DEFENSES

POISON PILLS

Generally, vote FOR shareholder proposals that ask a company to submit its poison pill for shareholder ratification, unless a policy has already been implemented by the company that should reasonably prevent abusive use of the pill.

Review on a CASE-BY-CASE basis shareholder proposals to redeem a company's poison pill.

Review on a CASE-BY-CASE basis management proposals to ratify a poison pill.

FAIR PRICE PROVISIONS

Vote proposals to adopt fair price provisions on a CASE-BY-CASE basis.

Generally, vote AGAINST fair price provisions with shareholder vote requirements greater than a majority of disinterested shares.

GREENMAIL

Generally, vote FOR proposals to adopt antigreenmail charter of bylaw amendments or otherwise restrict a company's ability to make greenmail payments.

Review on a CASE-BY-CASE basis antigreenmail proposals when they are bundled with other charter or bylaw amendments.

PALE GREENMAIL

Review on a CASE-BY-CASE basis restructuring plans that involve the payment of pale greenmail.

UNEQUAL VOTING RIGHTS

Generally, vote AGAINST dual-class exchange offers.

Generally, vote AGAINST dual-class recapitalizations.

SUPERMAJORITY SHAREHOLDER VOTE REQUIREMENT TO AMEND THE CHARTER OR BYLAWS

Generally, vote AGAINST management proposals to require a supermajority shareholder vote to approve charter and bylaw amendments.

Generally, vote FOR shareholder proposals to lower supermajority shareholder vote requirements for charter and bylaw amendments.

SUPERMAJORITY SHAREHOLDER VOTE REQUIREMENT TO APPROVE MERGERS

Generally, vote AGAINST management proposals to require a supermajority shareholder vote to approve mergers and other significant business combinations.

Generally, vote FOR shareholder proposals to lower supermajority shareholder vote requirements for mergers and other significant business combinations.

WHITE SQUIRE PLACEMENTS

Generally, vote FOR shareholder proposals to require approval of blank check preferred stock issues for other than general corporate purposes.

6.    MISCELLANEOUS

CONFIDENTIAL VOTING

Generally, vote FOR shareholder proposals that request companies to adopt confidential voting, use independent tabulators, and use independent inspectors of election as long as the proposals include clauses for proxy contests as follows:

      - In the case of a contested election, management should be permitted to request that the dissident group honor its confidential voting policy.

      -     If the dissidents agree, the policy remains in place.

      - If the dissidents do not agree, the confidential voting policy is waived.

Generally, vote FOR management proposals to adopt confidential voting.

OPEN ACCESS

Consider on a CASE-BY-CASE basis shareholder proposals seeking open access to management's proxy material in order to nominate their own candidates to the board.

BUNDLED PROPOSALS

Review on a CASE-BY-CASE basis bundled or "conditioned" proxy proposals.

SHAREHOLDER ADVISORY COMMITTEES

Review on a CASE-BY-CASE basis proposals to establish a shareholder advisory committee.

OTHER BUSINESS

In connection with proxies of U.S. issuers, generally vote FOR management proposals for Other Business.

QUORUM REQUIREMENTS

Review on a CASE-BY-CASE basis proposals to lower quorum requirements for shareholder meetings below a majority of the shares outstanding.

7.    CAPITAL STRUCTURE

Analyze on a CASE-BY-CASE basis.

COMMON STOCK AUTHORIZATION

Review proposals to increase the number of shares of common stock authorized for issue on a CASE-BY-CASE basis Except where otherwise indicated, the Agent's proprietary approach, utilizing quantitative criteria (e.g., dilution, peer group comparison, company performance and history) to determine appropriate thresholds, will generally be utilized in evaluating such proposals.

      - Generally vote FOR proposals to authorize capital increases within the Agent's allowable thresholds, but consider on a CASE-BY-CASE basis those requests exceeding the Agent's threshold for proposals in connection with which a contrary recommendation from the Investment Professional(s) has been received and is to be utilized.

      - Generally vote FOR proposals to authorize capital increases within the Agent's allowable thresholds, unless the company states that the stock may be used as a takeover defense. In those cases, consider on a CASE-BY-CASE basis if a contrary recommendation from the Investment Professional(s) has been received and is to be utilized.

      - Generally vote FOR proposals to authorize capital increases exceeding the Agent's thresholds when a company's shares are in danger of being delisted or if a company's ability to continue to operate as a going concern is uncertain.

Generally, vote AGAINST proposals to increase the number of authorized shares of the class of stock that has superior voting rights in companies that have dual-class capitalization structures.

Generally, vote FOR shareholder proposals to eliminate dual class capital structures with unequal voting rights in cases in which the relevant Fund owns the class with inferior voting rights, but generally vote AGAINST such proposals in cases in which the relevant Fund owns the class with superior voting rights.

STOCK DISTRIBUTIONS: SPLITS AND DIVIDENDS

Generally, vote FOR management proposals to increase common share authorization for a stock split, provided that the increase in authorized shares falls within the Agent's allowable thresholds, but consider on a CASE-BY-CASE basis those proposals exceeding the Agent's threshold for proposals in connection with which a contrary recommendation from the Investment Professional(s) has been received and is to be utilized.

REVERSE STOCK SPLITS

Consider on a CASE-BY-CASE basis management proposals to implement a reverse stock split.

PREFERRED STOCK

Generally, vote AGAINST proposals authorizing the creation of new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights ("blank check" preferred stock).

Generally, vote FOR proposals to create blank check preferred stock in cases when the company expressly states that the stock will not be used as a takeover defense. Generally vote AGAINST in cases where the company expressly states that the stock may be used as a takeover defense.

Generally, vote FOR proposals to authorize preferred stock in cases where the company specifies the voting, dividend, conversion, and other rights of such stock and the terms of the preferred stock appear reasonable.

Vote CASE-BY-CASE on proposals to increase the number of blank check preferred shares after analyzing the number of preferred shares available for issue given a company's industry and performance in terms of shareholder returns.

SHAREHOLDER PROPOSALS REGARDING BLANK CHECK PREFERRED STOCK

Generally, vote FOR shareholder proposals to have blank check preferred stock placements, other than those shares issued for the purpose of raising capital or making acquisitions in the normal course of business, submitted for shareholder ratification.

ADJUSTMENTS TO PAR VALUE OF COMMON STOCK

Generally, vote FOR management proposals to reduce the par value of common stock.

PREEMPTIVE RIGHTS

Review on a CASE-BY-CASE basis shareholder proposals that seek preemptive rights or management proposals that seek to eliminate them. In evaluating proposals on preemptive rights, consider the size of a company and the characteristics of its shareholder base.

DEBT RESTRUCTURINGS

Review on a CASE-BY-CASE basis proposals to increase common and/or preferred shares and to issue shares as part of a debt restructuring plan.

SHARE REPURCHASE PROGRAMS

Generally, vote FOR management proposals to institute open-market share repurchase plans in which all shareholders may participate on equal terms.

Generally, vote FOR management proposals to cancel repurchased shares.

TRACKING STOCK

Votes on the creation of tracking stock are determined on a CASE-BY-CASE basis.

8.    EXECUTIVE AND DIRECTOR COMPENSATION

Unless otherwise provided for herein, votes with respect to compensation and employee benefit plans should be determined on a CASE-BY-CASE basis, with voting decisions generally based on the Agent's quantitative approach to evaluating such plans, which includes determination of costs and comparison to an allowable cap. Generally vote in accordance with the Agent's recommendations FOR equity-based plans with costs within such cap and AGAINST those with costs in excess of it, but consider plans CASE-BY-CASE if the Agent raises other considerations with respect to the plan.

MANAGEMENT PROPOSALS SEEKING APPROVAL TO REPRICE OPTIONS

Review on a CASE-BY-CASE basis management proposals seeking approval to reprice/replace options, considering rationale, historic trading patterns, value-for-value exchange, participation limits, vesting periods and replacement option terms.

Vote AGAINST compensation plans that permit repricing of stock options without shareholder approval.

DIRECTOR COMPENSATION

Votes on stock-based plans for directors are made on a CASE-BY-CASE basis, with voting decisions generally based on the Agent's approach as described above.

EMPLOYEE STOCK PURCHASE PLANS

Votes on employee stock purchase plans should be made on a CASE-BY-CASE basis.

OBRA-RELATED COMPENSATION PROPOSALS:

      AMENDMENTS THAT PLACE A CAP ON ANNUAL GRANTS OR AMEND ADMINISTRATIVE FEATURES

      Generally, vote FOR plans that simply amend shareholder-approved plans to include administrative features or place a cap on the annual grants any one participant may receive to comply with the provisions of Section 162(m) of OBRA.

      AMENDMENTS TO ADD PERFORMANCE-BASED GOALS

      Generally, vote FOR amendments to add performance goals to existing compensation plans to comply with the provisions of Section 162(m) of OBRA.

      AMENDMENTS TO INCREASE SHARES AND RETAIN TAX DEDUCTIONS UNDER OBRA

      Votes on amendments to existing plans to increase shares reserved and to qualify the plan for favorable tax treatment under the provisions of
      Section 162(m) should be evaluated on a CASE-BY-CASE basis.

      APPROVAL OF CASH OR CASH-AND-STOCK BONUS PLANS

      Generally, vote FOR cash or cash-and-stock bonus plans to exempt the compensation from taxes under the provisions of Section 162(m) of OBRA.

SHAREHOLDER PROPOSALS REGARDING EXECUTIVE AND DIRECTOR PAY

Generally, vote AGAINST shareholder proposals that seek disclosure of the remuneration of individuals other than senior executives and directors.

Unless evidence exists of abuse in historical compensation practices, and except as otherwise provided for herein, generally vote AGAINST shareholder proposals that seek to impose new compensation structures or policies.

GOLDEN AND TIN PARACHUTES

Generally, vote FOR shareholder proposals to have golden and tin parachutes submitted for shareholder ratification, provided that such "parachutes" specify change-in-control events and that the proposal does not include unduly restrictive or arbitrary provisions such as advance approval requirements.

Generally vote AGAINST shareholder proposals to submit executive severance agreements that do not specify change-in-control events, Supplemental Executive

Retirement Plans or deferred executive compensation plans for shareholder ratification, unless such ratification is required by the listing exchange.

Review on a CASE-BY-CASE basis all proposals to ratify or cancel golden or tin parachutes.

EMPLOYEE STOCK OWNERSHIP PLANS (ESOPs)

Generally, vote FOR proposals that request shareholder approval in order to implement an ESOP or to increase authorized shares for existing ESOPs, except in cases when the number of shares allocated to the ESOP is "excessive" (i.e., generally greater than five percent of outstanding shares).

401(k) EMPLOYEE BENEFIT PLANS

Generally, vote FOR proposals to implement a 401(k) savings plan for employees.

EXPENSING OF STOCK OPTIONS

Generally, vote AGAINST shareholder proposals to expense stock options before such treatment is required by the Federal Accounting Standards Board.

HOLDING PERIODS

Generally, vote AGAINST proposals requiring mandatory periods for officers and directors to hold company stock.

9.    STATE OF INCORPORATION

VOTING ON STATE TAKEOVER STATUTES

Review on a CASE-BY-CASE basis proposals to opt in or out of state takeover statutes (including control share acquisition statutes, control share cash-out statutes, freezeout provisions, fair price provisions, stakeholder laws, poison pill endorsements, severance pay and labor contract provisions, antigreenmail provisions, and disgorgement provisions).

VOTING ON REINCORPORATION PROPOSALS

Proposals to change a company's state of incorporation should be examined on a CASE-BY-CASE basis. Generally, vote FOR management reincorporation proposals upon which another key proposal, such as a merger transaction, is contingent if the other key proposal is also supported. Generally, vote AGAINST shareholder reincorporation proposals not also supported by the company.

10.   MERGERS AND CORPORATE RESTRUCTURINGS

Input from the Investment Professional(s) for a given Fund shall be given primary consideration with respect to proposals regarding merger transactions or other corporate restructurings being considered on behalf of that Fund.

MERGERS AND ACQUISITIONS

Votes on mergers and acquisitions should be considered on a CASE-BY-CASE basis.

CORPORATE RESTRUCTURING

Votes on corporate restructuring proposals, including minority squeezeouts, leveraged buyouts, spinoffs, liquidations and asset sales, should be considered on a CASE-BY-CASE basis.

SPINOFFS

Votes on spinoffs should be considered on a CASE-BY-CASE basis.

ASSET SALES

Votes on asset sales should be made on a CASE-BY-CASE basis.

LIQUIDATIONS

Votes on liquidations should be made on a CASE-BY-CASE basis.

ADJOURNMENT

Generally, vote FOR proposals to adjourn a meeting to provide additional time for vote solicitation when the primary proposal is also voted FOR.

APPRAISAL RIGHTS

Generally, vote FOR proposals to restore, or provide shareholders with, rights of appraisal.

CHANGING CORPORATE NAME

Generally, vote FOR changing the corporate name.

11.   MUTUAL FUND PROXIES

ELECTION OF DIRECTORS

Vote the election of directors on a CASE-BY-CASE basis.

CONVERTING CLOSED-END FUND TO OPEN-END FUND

Vote conversion proposals on a CASE-BY-CASE basis.

PROXY CONTESTS

Vote proxy contests on a CASE-BY-CASE basis.

INVESTMENT ADVISORY AGREEMENTS

Vote the investment advisory agreements on a CASE-BY-CASE basis.

APPROVING NEW CLASSES OR SERIES OF SHARES

Generally, vote FOR the establishment of new classes or series of shares.

PREFERRED STOCK PROPOSALS

Vote the authorization for or increase in preferred shares on a CASE-BY-CASE basis.

1940 ACT POLICIES

Vote these proposals on a CASE-BY-CASE basis.

CHANGING A FUNDAMENTAL RESTRICTION TO A NONFUNDAMENTAL RESTRICTION

Vote these proposals on a CASE-BY-CASE basis.

CHANGE FUNDAMENTAL INVESTMENT OBJECTIVE TO NONFUNDAMENTAL

Generally, vote AGAINST proposals to change a fund's fundamental investment objective to nonfundamental.

NAME RULE PROPOSALS

Vote these proposals on a CASE-BY-CASE basis.

DISPOSITION OF ASSETS/TERMINATION/LIQUIDATION

Vote these proposals on a CASE-BY-CASE basis.

CHANGES TO THE CHARTER DOCUMENT

Vote changes to the charter document on a CASE-BY-CASE basis.

CHANGING THE DOMICILE OF A FUND

Vote reincorporations on a CASE-BY-CASE basis.

CHANGE IN FUND'S SUBCLASSIFICATION

Vote these proposals on a CASE-BY-CASE basis.

AUTHORIZING THE BOARD TO HIRE AND TERMINATE SUBADVISORS WITHOUT SHAREHOLDER APPROVAL

Generally, vote FOR these proposals.

DISTRIBUTION AGREEMENTS

Vote these proposals on a CASE-BY-CASE basis.

MASTER-FEEDER STRUCTURE

Generally, vote FOR the establishment of a master-feeder structure.

MERGERS

Vote merger proposals on a CASE-BY-CASE basis.

ESTABLISH DIRECTOR OWNERSHIP REQUIREMENT

Generally, vote AGAINST shareholder proposals for the establishment of a director ownership requirement.

REIMBURSE SHAREHOLDER FOR EXPENSES INCURRED

Voting to reimburse proxy solicitation expenses should be analyzed on a CASE-BY-CASE basis.

TERMINATE THE INVESTMENT ADVISOR

Vote to terminate the investment advisor on a CASE-BY-CASE basis.

12.   SOCIAL AND ENVIRONMENTAL ISSUES

These issues cover a wide range of topics. In general, unless otherwise specified herein, vote CASE-BY-CASE. While a wide variety of factors may go into each analysis, the overall principle guiding all vote recommendations focuses on how or whether the proposal will enhance the economic value of the company. Because a company's board is likely to have access to relevant, non-public information regarding a company's business, such proposals will generally be voted in a manner intended to give the board (rather than shareholders) latitude to set corporate policy and oversee management.

Absent concurring support from the issuer, compelling evidence of abuse, significant public controversy or litigation, the issuer's significant history of relevant violations; or activities not in step with market practice or regulatory requirements, or unless provided for otherwise herein, generally vote AGAINST shareholder proposals seeking to dictate corporate conduct, apply existing law or release information that would not help a shareholder evaluate an investment in the corporation as an economic matter. Such proposals would generally include those seeking preparation of reports and/or implementation or additional disclosure of corporate policies related to issues such as consumer and public safety, environment and energy, labor standards and human rights, military business and political concerns, workplace diversity and non-discrimination, sustainability, social issues, vendor activities, economic risk or matters of science and engineering.

13.   GLOBAL PROXIES

The foregoing Guidelines provided in connection with proxies of U.S. issuers shall also be applied to global proxies where applicable and not provided for otherwise herein. The following provide for differing regulatory and legal requirements, market practices and political and economic systems existing in various global markets.

Unless otherwise provided for herein, it shall generally be the policy of the Funds to vote AGAINST global proxy proposals in cases in which the Agent recommends voting AGAINST such proposal because relevant disclosure by the issuer, or the time provided for consideration of such disclosure, is inadequate.

ROUTINE MANAGEMENT PROPOSALS

Generally, vote FOR the following and other similar routine management proposals:

      -     the opening of the shareholder meeting

      - that the meeting has been convened under local regulatory requirements

      -     the presence of quorum

      -     the agenda for the shareholder meeting

      -     the election of the chair of the meeting

      - the appointment of shareholders to co-sign the minutes of the meeting

      -     regulatory filings (e.g., to effect approved share issuances)

      - the designation of inspector or shareholder representative(s) of minutes of meeting

      - the designation of two shareholders to approve and sign minutes of meeting

      -     the allowance of questions

      -     the publication of minutes

      -     the closing of the shareholder meeting

DISCHARGE OF MANAGEMENT/SUPERVISORY BOARD MEMBERS

Generally, vote FOR management proposals seeking the discharge of management and supervisory board members, unless there is concern about the past actions of the company's auditors or directors or legal action is being taken against the board by other shareholders.

DIRECTOR ELECTIONS

Unless otherwise provided for herein, the Agent's standards with respect to determining director independence shall apply. These standards generally provide that, to be considered completely independent, a director shall have no material connection to the company other than the board seat.

Agreement with the Agent's independence standards shall not dictate that a Fund's vote shall be cast according to the Agent's corresponding recommendation. Further, the application of Guidelines in connection with such standards shall apply only in cases in which the nominee's level of independence can be ascertained based on available disclosure. Votes on director nominees not subject to policies described herein should be made on a CASE-BY-CASE basis.

For issuers domiciled in Bermuda, Canada, Cayman Islands, British Virgin Islands or other tax haven markets, generally vote AGAINST non-independent directors in cases in which the full board serves as the audit committee, or the company does not have an audit committee.

For issuers in all markets, including those in tax haven markets and those in Japan that have adopted the U.S.-style board-with-committees structure, vote AGAINST non-independent directors who sit on the audit committee unless the slate of nominees is bundled, in which case the proposal(s) to elect board members shall be considered on a CASE-BY-CASE basis.

In tax haven markets, DO NOT VOTE AGAINST non-independent directors in cases in which the full board serves as the compensation committee, or the company does not have a compensation committee.

DO NOT VOTE AGAINST non-independent directors who sit on the compensation or nominating committees, provided that such committees meet the applicable independence requirements of the relevant listing exchange.

In cases in which committee membership is unclear, consider non-independent director nominees on a CASE-BY-CASE basis if no other issues have been raised in connection with his/her nomination.

INDEPENDENT STATUTORY AUDITORS

With respect to Japanese companies that have not adopted the U.S.-style board-with-committees structure, vote AGAINST any nominee to the position of "independent statutory auditor" whom the Agent considers affiliated, e.g., if the nominee has worked a significant portion of his career for the company, its main bank or one of its top shareholders. Where shareholders are forced to vote on multiple nominees in a single resolution, vote AGAINST all nominees.

NOMINATING COMMITTEE

Generally, vote AGAINST proposals that permit non-board members to serve on the nominating committee.

DIRECTOR REMUNERATION

Consider director compensation plans on a CASE-BY-CASE basis. Generally, vote FOR proposals to approve the remuneration of directors as long as the amount is not excessive and there is no evidence of abuse.

RETIREMENT BONUSES

With respect to Japanese companies, follow the Agent's guidelines for proposals regarding payment of retirement bonuses to directors and auditors: Generally vote FOR such proposals if all payments are for directors and auditors who have served as executives of the company. Generally vote AGAINST such proposals if one or more payments are for non-executive, affiliated directors or statutory auditors; when one or more of the individuals to whom the grants are being proposed (1) has not served in an executive capacity for the company for at least three years or (2) has been designated by the company as an independent statutory auditor, regardless of the length of time he/she has served.

STOCK OPTION PLANS

With respect to Japanese companies, follow the Agent's guidelines with respect to proposals regarding option grants to independent internal statutory auditors, generally voting AGAINST such plans.

SHARES RESERVED FOR ISSUANCE OF OPTIONS OR EMPLOYEE SHARE-PURCHASE PLANS

Generally vote AGAINST option plans, or the issuance of shares in connection with such plans, that provide discounts to executives, are administered by potential grant recipients, or are markedly out of line with market practice. Consider proposals in connection with option plans or the issuance of shares in connection with them in other instances on a CASE-BY-CASE basis.

GENERAL SHARE ISSUANCES

Generally vote AGAINST proposals to issue shares (with or without preemptive rights) in cases in which concerns have been identified by the Agent with respect to inadequate disclosure, inadequate restrictions on discounts, or authority to refresh share issuance amounts without prior shareholder approval. Consider such proposals on a CASE-BY-CASE basis in cases in which the issuance exceeds the Agent's guidelines for issuances based on percentage of capital or dilution.

APPROVAL OF FINANCIAL STATEMENTS AND DIRECTOR AND AUDITOR REPORTS

Generally, vote FOR management proposals seeking approval of financial accounts and reports, unless there is concern about the company's financial accounts and reporting.

REMUNERATION OF AUDITORS

Generally, vote FOR proposals to authorize the board to determine the remuneration of auditors, unless there is evidence of excessive compensation relative to the size and nature of the company.

INDEMNIFICATION OF AUDITORS

Generally, vote AGAINST proposals to indemnify auditors.

ALLOCATION OF INCOME AND DIVIDENDS

Consider management proposals concerning allocation of income and the distribution of dividends on a CASE-BY-CASE basis.

STOCK (SCRIP) DIVIDEND ALTERNATIVES

Generally, vote FOR most stock (scrip) dividend proposals, but vote AGAINST proposals that do not allow for a cash option unless management demonstrates that the cash option is harmful to shareholder value.

DEBT ISSUANCE REQUESTS

When evaluating a debt issuance request, the issuing company's present financial situation is examined. The main factor for analysis is the company's current debt-to-equity ratio, or gearing level. A high gearing level may incline markets and financial analysts to downgrade the company's bond rating, increasing its investment risk factor in the process. A gearing level up to 100 percent is considered acceptable.

Generally, vote FOR debt issuances for companies when the gearing level is between zero and 100 percent. Review on a CASE-BY-CASE basis proposals where the issuance of debt will result in the gearing level being greater than 100 percent, comparing any such proposed debt issuance to industry and market standards.

FINANCING PLANS

Generally, vote FOR the adoption of financing plans if they are in the best economic interests of shareholders.

RELATED PARTY TRANSACTIONS

Consider related party transactions on a CASE-BY-CASE basis. Generally, vote FOR approval of such transactions unless the agreement requests a strategic move outside the company's charter or contains unfavorable terms.

CAPITALIZATION OF RESERVES

Generally, vote FOR proposals to capitalize the company's reserves for bonus issues of shares or to increase the par value of shares.

ARTICLE AMENDMENTS

Review on a CASE-BY-CASE basis all proposals seeking amendments to the articles of association.

Generally, vote FOR an article amendment if:

      -     it is editorial in nature;

      -     shareholder rights are protected;

      -     there is negligible or positive impact on shareholder value;

      -     management provides adequate reasons for the amendments; or

      -     the company is required to do so by law (if applicable).

With respect to article amendments for Japanese companies:

      - Generally vote FOR management proposals to amend a company's articles to provide for an expansion or reduction in the size of the board, unless the expansion/reduction is clearly disproportionate to the growth/decrease in the scale of the business.

      - Generally follow the Agent's guidelines with respect to management proposals regarding amendments to authorize share repurchases at the board's discretion, voting AGAINST proposals unless there is little to no likelihood of a "creeping takeover" (major shareholder owns nearly enough shares to reach a critical control threshold) or constraints on liquidity (free float of shares is low), and where the company is trading at below book value or is facing a real likelihood of substantial share sales; or where this amendment is bundled with other amendments which are clearly in shareholders' interest.

OTHER BUSINESS

In connection with global proxies, vote in accordance with the Agent's market-specific recommendations on management proposals for Other Business, generally AGAINST.